As filed with the U.S. Securities and Exchange Commission on May 7, 2014
Registration No. 333-193360

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Commercial Credit, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	6199	45-4077653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 1688, Yunli Road, Tongli
Wujiang, Jiangsu Province
People’s Republic of China
(86-0512) 6396-0022
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
(800) 550-6724
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:

Ellenoff Grossman & Schole LLP Barry I. Grossman, Esq. Benjamin S. Reichel, Esq. 1345 Avenue of the Americas 11th Floor New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889	Reed Smith LLP William N. Haddad, Esq. 599 Lexington Ave, 22nd Floor New York, NY 10022 Tel: (212) 521-5400 Fax: (212) 521-5450

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001, par value per share (2)	2,012,500		$4.67	$9,398,375	$1,210.51
Warrants to purchase shares of Common Stock	2,012,500	(3)		−		(4)
Shares of Common Stock underlying investors’ warrants (5)	1,006,250		$6.54	$6,580,875	$847.62
Underwriter’s Warrant to purchase shares of Common Stock	1		−	−		(4)
Shares of Common Stock underlying Underwriter’s Warrant (6)	122,500		$5.60	$686,000	$88.36
Total	5,153,751			$16,665,250	$2,146.49	(7)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and calculated based upon the average of the high and low prices reported on NASDAQ Capital Market on May 5, 2014.

(2)	Includes 262,500 shares of the Registrant’s common stock subject to an option granted to the underwriter solely to cover over-allotments, if any.

(3)
The investor will receive a warrant for one-half of one share for each share purchased in this offering. The warrants to be issued to investors hereunder are included in the price of the common stock above.

(4)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	Includes 131,250 shares of common stock underlying the warrants issuable upon exercise of the over-allotment option.

(6)
The Registrant will issue to Axiom Capital Management, Inc. warrants to purchase a number of shares of common stock equal to an aggregate of five percent (5%) of the shares sold in the offering (122,500 shares), excluding the over-allotment option. The warrant will have an exercise price equal to 120% of the offering price of the shares sold in this offering.

(7)	$5,075.55 previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED MAY 7, 2014

1,750,000 SHARES OF COMMON STOCK
WARRANTS TO PURCHASE 875,000 SHARES OF COMMON STOCK

China Commercial Credit, Inc.

China Commercial Credit, Inc. is offering 1,650,386 shares of its common stock and the selling stockholders are offering 99,614 shares of common stock. Each share of common stock is being sold together with a warrant, with each warrant being immediately exercisable for one-half of a share of common stock at an exercise price of $___ per whole share (140% of the offering price) and will expire three years after the issuance date. All 875,000 warrants will be issued by the Company. We will not receive any proceeds from the sale of shares by the selling stockholders.

The public offering price is $___ per share and accompanying warrant.

Our common stock is traded on NASDAQ Capital Market under the symbol of “CCCR”. The last reported sale price on May 6, 2014 was $4.20 per share. Currently no public market exists for our warrants and we do not intend to apply for the listing of our warrants on any national securities exchange or other trading market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

	Per Share and Warrant	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$
Proceeds, before expenses, to selling stockholders	$	$

(1)
Axiom Capital Management, Inc. will also receive warrants to purchase up to a total of 122,500 shares of common stock (7% of the shares of common stock sold in this offering, excluding shares sold in the over-allotment option), with an exercise price per share equal to 120% of the public offering price and that will three years from the effective date of the offering.

(2)
We estimate that we will incur approximately $[  ] in offering expenses in connection with this offering. There will be additional items of value paid in connection with this offering that are viewed by the Financial Regulatory Authority, Inc. as underwriting compensation. Payment of this additional underwriting compensation will reduce the proceeds to us, before expenses. See “Underwriting” beginning on page 92 of this prospectus.

We have granted the underwriters a 45 day option to purchase up to an additional 262,500 shares of our common stock and three-year warrants (at an exercise price of 140% of the offering price per whole share) to purchase 131,250 shares of common stock at the public offering price, less the underwriting discount, to cover any over-allotments.

The underwriters expect to deliver the shares and warrants against payment in New York, New York, on or about ____, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Book running manager
The date of this prospectus is ___, 2014

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS THAT WE MAY SPECIFICALLY AUTHORIZE TO BE DELIVERED OR MADE AVAILABLE TO YOU. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THAT CONTAINED IN THIS PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS WE MAY AUTHORIZE TO BE DELIVERED OR MADE AVAILABLE TO YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO OFFER AND SELL OUR SECURITIES. THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF OUR SECURITIES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

FOR INVESTORS OUTSIDE THE UNITED STATES: WE HAVE NOT AND THE UNDERWRITERS HAVE NOT DONE ANYTHING THAT WOULD PERMIT THIS OFFERING OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS OUTSIDE THE UNITED STATES WHO COME INTO POSSESSION OF THIS PROSPECTUS MUST INFORM THEMSELVES ABOUT, AND OBSERVE ANY RESTRICTIONS RELATING TO, THE OFFERING OF SECURITIES AND THE DISTRIBUTION OF THIS PROSPECTUS OUTSIDE THE UNITED STATES.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  Future developments actually affecting us may not be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Examples are statements regarding future developments with respect to the following:

●	Our ability to develop and market our microcredit lending and guarantee business in the future;

●	Our ability to implement our financial leasing and peer to peer (“P2P”) business plans;

●	Our ability to maintain and attract qualified personnel;

●	Any changes in the laws of the PRC or local province that may affect our operations;

●	Inflation and fluctuations in foreign currency exchange rates;

●	Our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	Development of a public trading market for our securities; and

●	The costs we may incur in the future from complying with current and future governmental regulations and the impact of any changes in the regulations on our operations.

You should not rely upon forward-looking statements as predictions of future events.  The events and circumstances reflected in the forward-looking statements may not be achieved or occur.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, and the documents that we reference in this prospectus and have filed or incorporated by reference as exhibits to the Registration Statement, of which this prospectus forms a part with the SEC, completely and with the understanding that our actual future results, levels of activity, performance and achievements may materially differ from what we expect in material respects. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning at page 16. We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to “we,” “us,” “our,” “CCC,” “Company,” “Registrant” or similar terms used in this prospectus refer to China Commercial Credit, Inc., a Delaware corporation (“CCC”), including its consolidated subsidiaries and variable interest entities (“VIE”), unless the context otherwise indicates. We conduct our business through three operating entities, Wujiang Luxiang Rural Microcredit Co., Ltd., a PRC company with limited liability by stock (“Wujiang Luxiang”), which is a VIE controlled by Wujiang Luxiang Information Technology Consulting Co. Ltd (“WFOE”), a wholly-owned subsidiary of ours, through a series of contractual arrangements, Pride Financial Leasing (Suzhou) Co. Ltd (“PFL”), our wholly-owned indirect subsidiary, and Suzhou Pride Information Technology Co. Ltd, (“Pride Online”), which is a VIE controlled by WFOE through a series of contractual arrangements.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau. “RMB” or “Renminbi” refers to the legal currency of China and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

All references to shares of our common stock and per share information have been adjusted to reflect the 0.7812-for-one reverse split effected on May 20, 2013.

THE COMPANY

General

China Commercial Credit, Inc., is a financial services firm operating in China. Our mission is to fill the significant void in the market place by offering lending products and services to a target market which has been significantly under-served by the traditional Chinese financial community.  Our current operations consist of providing direct loans and loan guarantee services to small-to-medium sized businesses (“SMEs”), farmers and individuals in the city of Wujiang, Jiangsu Province. Utilizing proceeds of this offering, we intend to commence our financial leasing business, providing leasing services to municipal government agencies, public transportation agencies, hospitals and SMEs in Jiangsu Province and other provinces throughout China. We also recently launched a peer to peer online lending platform designed to pair SME borrowers with willing lenders.

Our loan and loan guarantee business is conducted through Wujiang Luxiang, a fully licensed microcredit company which we control through our subsidiaries and certain contractual arrangements. Further, on September 5, 2013, we formed PFL, a wholly owned subsidiary, which is licensed by the Ministry of Commerce of the PRC, to provide leasing services in all of the Chinese provinces. Historically, many SMEs and farmers have been borrowing at high interest rates from unregulated and often illegal lenders, referred to as “underground” lenders, to finance their operations and growth, contrary to the preferences of Chinese banking authorities. Such high interest rate borrowing makes it difficult for businesses to grow, and also exacerbates China’s concerns about inflation. By operating through licensed and regulated businesses, we seek to bridge the gap between Chinese state-owned and commercial banks that have not traditionally served the capital needs of SMEs and higher interest rate “underground” lenders.

Jiangsu, which is an eastern coastal province, has among the highest population density in China and is home to many of the world’s leading exporters of electronic equipment, chemicals and textiles. As a result, the city of Wujiang ranks as one of the most economically successful cities in China. The SMEs, both in Jiangsu and other provinces in China, have historically been an under-served segment of the Chinese banking market. Due to the significant demand from SMEs, the number of microcredit companies in China is increasing rapidly. According to the People’s Bank of China (the “PBOC”), there were approximately 7,839 microcredit companies in China with a total outstanding loan balance of over $135.4 billion (RMB819.10 billion) as of the end of 2013. Further, according to the 2013 China Financial Leasing report, the financial leasing industry of China grew approximately 66.7% from 2011 to 2012 with business turnover reaching RMB1.55 trillion and with more than 560 domestic financial leasing companies in existence at the end of 2012, an increase of over 300 from the previous year.

Since Wujiang Luxiang’s inception in October 2008, it has developed a large and growing number of borrowers in Wujiang City.  All of our loans are made from our sole office, located in Wujiang City.  As of December 31, 2013, we have built a $90.2 million direct loan portfolio to 217 borrowers and a total of $59.7 million in loan guarantees for 77 borrowers.  For the years ended December 31, 2013 and 2012 we generated $12,541,075 and $12,586,724 of net revenue with $7,704,970 and $8,312,469 of net income, respectively. We strive to optimize every aspect of our operations as we continue to grow our business.  We believe that our management team’s expertise in underwriting loans, combined with a growing borrower base, lays a foundation for our continuing growth.  Mr. Qin, as the General Manager of Wujiang Luxiang, and the principal decision maker at CCC and all of its subsidiaries, is the only one authorized to approve the loans and to determine the loan amounts, interest rate and term of the loan, based on the risk assessment report issued by our risk management department.

In August 2013 we consummated our initial public offering and received net proceeds of approximately $7.6 million.  The majority of those net proceeds, approximately $7 million, is intended to increase the registered capital of Wujiang Luxiang and therefore its corresponding lending and guarantee capacity.  Approximately $5.6 million of the net proceeds have been transferred to Wujiang Luxiang and approved to be recognized as an increase of the registered capital of Wujiang Luxiang. An additional $1.4 million will be transferred from WFOE to Wujiang Luxiang in the next few weeks to further increase its registered capital. $1.5 million of the proceeds was initially transferred to WFOE to be used for the registered capital requirements of WFOE. Due to the subsequent reduction of WFOE's registered capital requirement from $10 million to $100,000, $100,000 will remain at WFOE to satisfy its new registered capital requirement and the remaining $1.4 million will be used to further increase the registered capital of Wujiang Luxiang, which we expect to be completed during the next few weeks. Of the remaining $600,000 of net proceeds, $350,000 has been set aside to support investor relations and the rest has been used for general corporate purposes, such as payment for the director and officer insurance and professional services, including legal fees and auditing fees.

We offer loans to meet borrowing needs with fixed interest rates.  As of December 31, 2013, the typical size, duration and interest rate charged on our loans were between $13,000 (RMB 80,000) and $1,880,000 (RMB 11,500,000), for between 1 month and 12 months, with an average annual interest rate of 14.50%. We also provide guarantees to enable SMEs to obtain loans from third parties. Thanks to the stable relationships we have with local branches of the state-owned and commercial banks and our stable borrower base, we have been generating significant revenue from the interest income we generate from our direct loan and fee income from our guarantee business. In addition, by adhering to our strict underwriting policies, we have been asked to extend the term on less than 5% of our loans. Our borrowers may repay their loans and re-borrow at a later date. As of December 31, 2013 and 2012 renewed loans constituted  68.70% and 73.26% of our total outstanding direct loan balance, respectively. As of December 31, 2013, approximately $62.0 million out of the total $90.2 million outstanding direct loans were renewed loans that were paid in full prior to maturity and then renewed. As of December 31, 2013, none of our direct loans including the renewed loans, have a term of more than 12 months.

Our financial leasing services are anticipated to be provided to a diverse base of customers, including textile and other manufacturing companies, railroads, port facilities, local bus and rail companies and municipal governments. Customers will include existing clients of Wujiang Luxiang in addition to new clients.  PFL, our wholly owned subsidiary, plans to provide leases on both new and used manufacturing equipment, medical devices, transportation vehicles and industrial equipment, purchased both domestically and from foreign suppliers, to meet its customer’s needs.

In April 2014, we launched a peer to peer online lending platform designed to pair SME borrowers with willing lenders. We pair prospective borrowers with lenders using our proprietary credit risk assessment system. We work with qualified guarantee providers who provide guarantees to the underlying loans.

First Quarter Estimates

Management expects our interest revenue and the net income for the quarter ended March 31, 2014 to be lower by approximately $55,604, or 2%, and $725,597, or 46%, respectively, as compared to the quarter ended March 31, 2013.

The decrease in net income was mainly due to the expected increase in provision for the financial guarantee services, totaling an estimated $302,694 as of March 31, 2014, and the expected increase in provision on loan losses for direct lending, totaling an estimated $683,955 as of March 31, 2014. During the quarter ended March 31, 2014, a number of our financial guarantee customers defaulted on their loans and we repaid the underlying loan.  We are in the process of negotiating and possibly litigating against both the borrowers and their counter-guarantors. Due to the uncertainty of the outcome, we increased our provision for the guarantee services significantly.

In addition, with respect to our guarantee business, the commission and fees are expected to decrease by approximately $112,899, or 27%, due to the reduction of our traditional guarantee services. We intentionally reduced our traditional guarantee services in the quarter ended March 31, 2014 since we plan to increase similar guarantee services originated through a new P2P online platform operated by Kaixindai Financing Services Jiangsu Co. Ltd (“Kaixindai”) that we believe will generate higher services fees than our traditional guarantee service. See “Business” on page 60. Further, provision for financial guarantee services is expected to increase by approximately $354,023, or 802%, during the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013.

With respect to our direct lending business, our revenue is expected to decrease by approximately $55,604, or 2%, as we intentionally reduced the number of new loans during the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013.  As bank lending activities in China slowed down recently, borrowers increasingly turned to high-interest shadow bank loans.  Management is concerned that the borrowers will use the proceeds from the loans we extend to them to make repayment to the shadow banks, instead of using them in operations. Therefore, management decided to extend new loans in a more cautious manner.  Further, provision on loan losses is expected to increase by approximately $212,296, or 43%, during the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013.

The foregoing financial information reflects preliminary estimates based solely upon management’s estimates and are based on information that is available to our management as of the date hereof and are not guarantees of actual results for the period discussed.  The information is subject to change in connection with the completion of our financial statements for the quarter ended March 31, 2014 and our internal and auditor reviews of such financial statements.

Business Strategy

We intend to implement three primary strategies to expand and grow the size of our Company: (i) increase our lending capacity through the cash generated from operations and through increases in our registered capital by additional equity and/or debt financing, (ii) implementation of our financial leasing and P2P lending business plans in Jiangsu province and other parts of China, and (iii) potential acquisitions of similar microcredit companies in Jiangsu Province and other parts of China.

Organic growth will occur through expansion of our direct loan and guarantee services directed at SMEs, farmers and individuals. Our existing direct loan and guarantee services could also be expanded by increasing Wujiang Luxiang’s registered capital base with proceeds of our initial public offering or future financings. The lending capacity of Wujiang Luxiang is limited to the aggregate of its registered capital, any capital it borrows and profits generated from operation, subject to certain statutory reserve deductions required under the PRC laws and regulation. According to a policy named “An Opinion Regarding Further Pushing Forward the Reform of Rural Microcredit Companies,” Su Zheng Ban Fa (2011) No. 8 (“Jiangsu Document No. 8”), the maximum obligation Wujiang Luxiang is allowed to provide guarantees for is three times its net capital. See “Applicable Government Regulations” for a more detailed description of Jiangsu Document No. 8 and Exhibit 99.5 to the registration statement of which this prospectus forms a part for an unofficial English translation of Jiangsu Document No. 8. As of December 31, 2013, the registered capital of Wujiang Luxiang was RMB 300 million (approximately $44,063,863 using the exchange rate on October 21, 2008, the date of Wujiang Luxiang’s incorporation and the contribution of such registered capital amount). This amount has since been increased to RMB 333 million (approximately $49,449,508 reflecting the increase of the US dollar equivalent of RMB 33 million using the exchange rate as of the date of the increase). Under PRC laws, the registered capital refers to the total amount of equity investment made by the shareholders. We believe that as Wujiang Luxiang’s registered capital increases, we will be able to continue to expand our direct loan and guarantee services. Because our target market has been historically underserved by the state-owned and commercial banks in China, we believe there will be a continued high demand for our services and we will be able to attract a steady flow of borrowers.

We also plan to implement our financial leasing business plan in the near future. We intend to provide financial leasing services to a diverse base of customers, including textile and other manufacturing companies, railroads, port facilities, local bus and rail companies and municipal governments. Customers will include existing clients of Wujiang Luxiang in addition to new clients.  PFL plans to provide leases on both new and used manufacturing equipment, medical devices, transportation vehicles and industrial equipment, purchased both domestically and from foreign suppliers, to meet its customer’s needs.  We believe PFL will be able to draw upon CCC’s financial strength, client base, lending experience, risk management capabilities, local business knowledge and skills in evaluating the creditworthiness of business clients. PFL is subject to the enterprise income tax rate of 25%, which will be allocated among the central government (60%), provincial government (23.2%) and the Wujiang Economic and Technological Development Zone (“WETDZ”) (16.8%). PFL will receive from WETDZ a financial award equal to 100% of the portion of the enterprise income tax proceeds contributed by PFL that is reserved by the WETDZ for the first five years following the date of its establishment, and will further receive a financial award equal to 50% of the portion of the enterprise income tax proceeds contributed by PFL that is reserved by the WETDZ for the following five years. Such award was documented in an agreement between WETDZ and PFL dated September 4, 2013. In addition to the income tax, PFL is subject to business tax of 5%.  Separately, PFL will receive a science and technology financial award from the WETDZ for up to approximately $325,000 (RMB 2 million) to be paid pro rata according to the actually contributed registered capital. For example, in the event PFL contributes $15 million to its registered capital, PFL will receive a financial award of RMB 600,000, (i.e., RMB 2,000,000 multiplied by the fraction of $15 million divided by $50 million.) Initially, PFL plans to secure bank loans equal to three to four times its registered capital, less than the 10 times allowed by Measures for Administration of Foreign Investment in Leasing Industry, to leverage its ability to purchase assets to be leased to the prospective customers. None of these loans will come from a related party. Currently, there is no uniform equipment title registration process and system in China, as each municipality adopts different procedures. The pending China Financial Leasing Law is expected to unify the registration procedures and protect the lessor against a “good-faith” third-party claim if the leased assets are registered in the lessor’s name.  In the absence of such central title registration system, our ownership interest on the leased equipment may be threatened.

Currently, PFL is required to have a registered capital of $50 million and 15% of which was required by December 4, 2013 as the initial contribution. We have orally obtained an extension from the relevant government authority to delay the initial contribution without any monetary penalty.  In the event the orally granted extension or the advice we received from WETDZ is reversed or found to be not valid by a relevant authority, we may be subject to administrative sanctions, including monetary penalties ranging from 5% to 15% of the portion that has not been paid on time, or from $375,000 to $1,125,000 if none was contributed at the time of the sanction. We intend to use most of the proceeds from this offering to contribute to the registered capital of PFL. Since PFL is a wholly foreign owned subsidiary of CCC International Investment Holding Ltd (“CCC HK”), it is permissible under the PRC foreign exchange control law for PFL to receive capital contributions directly from CCC HK upon consummation of this offering.  We will therefore be able to immediately increase the registered capital of PFL with the proceeds from this offering. There is uncertainty under the current PRC laws as to whether PFL will be required to contribute the remainder of the registered capital within two years of its incorporation, or at all. In the event we are required to do so, we plan to contribute the remainder of the required registered capital of PFL from cash generated by PFL’s operations and proceeds raised from future public and/or private offerings of CCC.

In April 2014, we launched a P2P online lending platform. P2P lending is a new trend in the microcredit industry in China. Management believes we could take advantage of this opportunity to diversify our business by entering into this fast growing lending market. We pair prospective borrowers with lenders using our proprietary credit risk assessment system. We work with qualified guarantee providers who provide guarantees to the underlying loans.

In addition, we believe that we may have the opportunity to acquire other microcredit companies of similar and/or smaller size and scope in Jiangsu Province and other parts of China.  As a result of such acquisitions, we may expand our geographic coverage by obtaining requisite licenses to do business in other regions province. We intend to actively pursue acquisition opportunities as they arise, although we currently do not have any written or oral binding agreements, arrangements or understandings with any acquisition target and there can be no assurance that we will be able to locate any target or negotiate definitive terms with them.

Competitive Strengths of Our Lending and Guarantee Business

We believe there are several key factors that will continue to differentiate us from other microcredit companies in the city of Wujiang.

●
Experienced Management Team.   We have a senior management team that has time-tested, hands-on experience with a high degree of market knowledge and a thorough understanding of the lending industry in China. Mr. Huichun Qin, our CEO and one of the founders of Wujiang Luxiang, worked at the Suzhou Sub-Branch of PBOC from 1981 to 2008, where he served as deputy director of Accounting Finance Section from 1993 to 2006. From 2006 to 2008, Mr. Qin served as the vice president of Wujiang Sub-Branch of PBOC. Mr. Qin also served as a deputy director at the Jiangsu Branch of SAFE from 2006 to 2008.  Other members of our management team have an average of 25 years of previous banking, accounting or other relevant experience. We believe that our management’s significant experience in the lending industry and our efficient underwriting process allow us to more carefully determine to whom to lend to and how to structure the loans.

●
Stable Relationship with State-Owned Banks and Commercial Banks.  We have established relationships with local branches of the state-owned and provincial commercial banks.  We currently have a credit facility agreement in the amount of approximately $24.5 million (RMB 150 million), approximately $8.2 million (RMB 50 million) of which is currently available, with Agricultural Bank of China pursuant to which it extended a line of credit to us, and other state owned banks have expressed an interest in extending credit to us. We also have established guarantee cooperation relationships with China Construction Bank, Agricultural Bank of China, Bank of Communications, China CITIC Bank Agriculture Commercial Bank and Jiangsu Bank pursuant to which these banks previously have agreed to accept us as a guarantor for third party loans. Although there is no written agreement or understanding between these banks and us with regard to the referral of lending business, we believe that the reputation of our management team will enable us to maintain and develop good relationships with the local branches of these state owned and commercial banks.

●
Early Entrance and Good Reputation.  We are one of the first microcredit companies approved in the city of Wujiang region. We have strong brand recognition among the small borrowers in the city of Wujiang, which we believe should create a steady flow of business from borrowers.

●
Stable Borrower Base.  Our early entrance into the microcredit market has resulted in our creating a sizeable market share. We have been able to retain a stable borrower base with recurring borrowing needs and good repayment histories.

●	Our Status as a NASDAQ Listed Company. We believe we have a marketing advantage over other microcredit companies due to our status as a NASDAQ listed company.

We believe we have the following competitive strengths compared to the local branches of state-owned banks and commercial banks which are permitted to extend credit to microcredit borrowers.

●
Fast Service.  We are able to close loans more quickly than traditional Chinese banks due to our efficient yet comprehensive underwriting process and a less bureaucratic environment, which is important to SMEs, farmers and individuals.

●
Favorable Interest Rates to Borrowers with Good Track Records.  We offer favorable interest rates to borrowers who have good repayment histories with us, especially to the borrowers who provide real property as collateral.  SMEs appear more willing to establish and maintain good relationship with us than with the local branches of the state-owned and commercial banks which may not provide the same level of services to SMEs.

●
A Greater Willingness to Lend to SMEs. We are focused on providing credit to SMEs, farmers and individuals in the city of Wujiang. With our extensive knowledge and experience working with local SMEs, farmers and individuals, we are better equipped to attract such borrowers and maintain a long-standing relationship with them.

Competitive Strengths for Our Financial Leasing Business

Although PFL has had no operations other than initial organizational activities as of the date of this prospectus, we believe we could thrive in the financial leasing business even with future competition in Jiangsu province due to following competitive advantages:

•
Substantial experience in identifying potential lessees.  Our financial and industrial lending experience in the local Jiangsu marketplace and our relationships with local business owners will enable us to identify potential leasing customers, and knowledge of these customers will allow us to more accurately anticipate and serve their financial leasing needs.

•
An early entrant to financial leasing segment in the Jiangsu region. As one of the few leasing companies in Jiangsu province, PFL enjoys little competition and we believe that being an early entrant will enable us to develop brand recognition and customer loyalty.

•
Strong relationships with local and regional government agencies. As a result of our relationships with local and regional government agencies, PFL may be afforded access to participate in projects sponsored by those government and public transportation agencies.

•
Local government support. PFL has been afforded certain tax benefits and incentives by the government.  PFL will be exempted from Jiangsu provincial income tax for the first five years, followed by a provincial income tax rate of half the normal tax rates for the following five years. PFL will also receive a registered capital bonus payment from the Wujiang city government of up to approximately $325,000 (RMB 2 million) paid pro rata according to the actually contributed registered capital.

•	Our status as a NASDAQ listed company. We believe we have a marketing advantage over other financial leasing companies due to our status as a NASDAQ listed company.

Competitive Strengths of Our P2P Lending Business

•
Leverage upon our existing client base.  We believe Pride online is the first P2P lending platform developed by a microcredit company.  We believe we will be able to leverage upon the existing client base from our direct lending and guarantee business.

•
Substantial experience in and high standards of credit risk assessment.  With our proprietary credit risk assessment and rating system, we believe we will be able to select borrowers with good credits. Our Risk Department will conduct post-loan monitoring and ongoing credit risk management after the loan is made to monitor and minimize credit risk.

•
No exposure to loan loss.  Pride Online does not use its own capital to make loans on our P2P lending platform.  Pursuant to the Loan and Guarantee Contract by and among the guarantor, the borrower, the lender and us, in the event of a borrower’s default, the lender has the choice to either collect from the borrower or the guarantor. Whether the lender chooses to collect from the borrower or the guarantor, Pride Online will not be exposed to any credit risk. Since Pride Online is not involved in any lending or guarantee activities, Pride Online has no exposure to loan losses.

Corporate Structure

China Commercial Credit, Inc. is a holding company that was incorporated under the laws of the State of Delaware on December 19, 2011. The Company, through its indirect wholly-owned subsidiary, WFOE, controls Wujiang Luxiang through a series of contractual arrangements.   CCC International Investment Ltd ("CCC BVI") wholly owns CCC International Investment Holding Ltd ("CCC HK").  WFOE is wholly owned by CCC HK.  On September 5, 2013, CCC HK incorporated PFL, a wholly owned subsidiary, to start our financial leasing business. On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin and Suzhou Pride Information Technology Co. Ltd. (“Pride Online”), a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin.

The following diagram illustrates our current corporate structure:

(1)           Pursuant to a series of contractual arrangements, WFOE effectively controls and manages the business activities of Wujiang Luxiang.

(2)           Pursuant to a series of contractual arrangements, WFOE effectively controls and manages the business activities of Pride Online.

Below are detailed descriptions of each entity involved in our corporate structure.

CCC

China Commercial Credit, Inc. is a holding company incorporated under the laws of the State of Delaware on December 19, 2011. There are 104 holders of record of CCC’s common stock as of the date of this prospectus.   As a holding company, CCC does not have nor intends to have substantial independent direct operations in the foreseeable future.

On December 19, 2011, CCC issued 540,000 shares of its common stock to its initial shareholder.  On August 7, 2012, pursuant to certain Share Exchange Agreements, 16 PRC individuals, through their respective BVI entities, collectively received an aggregate of 7,270,920 shares of common stock of CCC.  On August 7, 2012, CCC issued a total of 829,080 shares of our common stock to an aggregate of 13 investors at the purchase price of $0.00128 per share pursuant to certain subscription agreements. Between January 1, 2012 and April 1, 2013, CCC issued a total of 745 shares of Series A Preferred Stock to an aggregate of 11 investors for aggregate consideration of $372,500. Between October 12, 2012 and May 8, 2013, CCC issued a total of 760 shares of Series B Preferred Stock to an aggregate of 44 investors for aggregate consideration of $380,000.

Since the 16 PRC individuals beneficially own more than a majority of our outstanding shares of common stock, the shareholders acquiring shares in this offering will have limited influence over CCC and Wujiang Luxiang through actions at shareholder meetings, including the election of directors.  In addition, both Mr. Qin and Mr. Yi, our executive officers, as well as four of the five proposed directors of CCC, are located in China. Our U.S. stockholders may have difficulty protecting their interests and exercising their rights since we conduct substantially all of our operations in China and a majority of our directors and officers reside outside of the U.S. See Risk Factor on page 23 for a detailed discussion of the risks associated with such fact.

Each of the 16 individuals who represent the Wujiang Shareholders created a BVI entity to hold shares of our common stock.  The only purpose of these 16 BVI entities was to reduce taxes payable by the 16 PRC individuals upon sale of their CCC shares. Pursuant to PRC laws, these PRC individuals would be required to pay capital gains tax on the profit they make if they own the CCC shares directly, whereby, there is no BVI capital gains tax in BVI and therefore these PRC individuals will not incur any tax liability unless and until the BVI entity declares dividends.  Pursuant to the Share Exchange Agreements, 16 PRC individuals, through their respective BVI entities, acquired shares of common stock of CCC in exchange for their agreement to cause the Wujiang Shareholders to enter into the VIE Agreements.  The number of shares of common stock of CCC issued to each of the 16 BVI entities, as shown in the chart under “Certain Relationships and Related Transactions” on page 84 of this prospectus, are proportionate to the ultimate equity ownership percentage the 16 PRC individuals own or represent in Wujiang Luxiang.  Following the Share Exchange, the 16 BVI entities collectively owned an aggregate of 7,270,920 shares of common stock of CCC.  For a detailed discussion of the Share Exchange, see “Certain Relationships and Related Transactions” on page 84.

These 16 individuals own or represent the owners of the economic interests of the 12 Wujiang Shareholders, although none of the 16 BVI entities have any equity interest or economic interest in Wujiang Luxiang.  Prior to the execution of the VIE Agreements, the Wujiang Shareholders had control over Wujiang Luxiang. As a consideration for their agreement to give up their control over Wujiang Luxiang by means of entering into the VIE Agreements, CCC issued shares of common stock of CCC to the 16 BVI entities owned by the 16 PRC individuals who are or represent the Wujiang Shareholders. There is no written or oral voting or other agreements among the 16 PRC individuals. They do not intend to hold the CCC shares of common stock as a group as defined under Section 13(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The 16 PRC individuals each have their distinctive voting and dispositive power over the shares of CCC common stock beneficially owned by their BVI entities.

None of the 16 BVI entities have any employees.  The chart below shows each of these 16 BVI entities’ date of incorporation, shareholder and director.

No.	Name of BVI company	Date of incorporation	Name of Sole Stockholder and Director
1.	Ke Da Investment Ltd.	March 8, 2012	Ling, Jingen
2.	Kai Tong International Ltd.	March 8, 2012	Cui, Genliang
3.	Bao Lin Financial International Ltd.	March 8, 2012	Song, Qidi
4.	Yun Tong International Investment Ltd.	March 8, 2012	Wu, Jianlin
5.	Ding Hui Ltd.	March 6, 2012	Mo, Lingen
6.	Wei Hua International Investment Ltd.	March 8, 2012	Xu, Weihua
7.	Xin Shen International Investment Ltd.	March 8, 2012	Li, Senlin
8.	Tong Ding Ltd.	March 6, 2012	Shen, Xiaoping
9.	Zhong Hui International Investment Ltd	March 8, 2012	Ling Jinming
10.	Candid Finance Ltd.	May 21, 2012	Jiang, Xueming
11.	Heng Ya International Investment Ltd.	March 8, 2012	Shen Longgen
12.	Yu Ji Investment Ltd.	March 8, 2012	Qin, Huichun
13.	Shun Chang Ltd	March 6, 2012	Pan, Meihua
14.	Run Da International Investment Ltd	March 8, 2012	Ling, Jianferg
15.	FuAo Ltd	March 8, 2012	Ma, Minghua
16.	Da Wei Ltd	March 8, 2012	Wu, Weifang

CCC BVI

CCC International Investment Ltd (“CCC BVI”) is a company incorporated under the laws of the British Virgin Islands on August 21, 2012 and wholly owned by CCC.  It does not have nor intends to have any substantive operations other than serving as a holding vehicle. The reason for the creation of CCC BVI is to negate the payment of stamp tax should CCC desire to transfer the shares it indirectly owns in CCC HK. The transfer of shares in a Hong Kong entity incurs a 2% stamp tax pursuant to Hong Kong tax laws, whereas there is no stamp tax payable for transfer of shares in a BVI entity pursuant to BVI tax laws. The current director of CCC BVI is Mr. Huichun Qin who lives in China. CCC BVI currently does not have any employees or officers.

CCC HK

CCC International Investment Holding Ltd (“CCC HK”) is a company incorporated under the laws of the Hong Kong S.A.R. of the PRC on September 4, 2012 and wholly owned by CCC BVI. It does not have nor intend to have substantive operations other than serving as a holding company vehicle.  The reason for the creation of CCC HK is to minimize PRC withholding tax on dividends.  Pursuant to the tax treaty between Hong Kong and mainland China, a withholding tax rate of 5% for distribution of dividends may apply on dividends received by CCC HK if certain requirements under such tax treaty are met and CCC HK gets approval from competent tax authorities, while the withholding tax rate is 10% for dividends to be received by companies incorporated in most other jurisdictions unless other tax preferential treatments are provided by special tax arrangements. The current director of CCC HK is Mr. Huichun Qin who lives in China.  CCC HK currently does not have any employees or officers.

WFOE

Wujiang Luxiang Information Technology Consulting Co. Ltd. (“WFOE”) is a limited liability company formed under the laws of the PRC on September 26, 2012. It controls our operating entity, Wujiang Luxiang, through a series of contractual arrangements.

WFOE is wholly owned by CCC HK. WFOE’s only employee is Mr. Huichun Qin who serves as the president.  Mr. Qin is also the sole director and General Manager of WFOE.  WFOE is designed to provide consulting services to Wujiang Luxiang and is entitled to receive a service fee approximately equal to 100% of Wujiang Luxiang’s net income as determined by management of CCC from time to time. WFOE’s current operation is solely to provide such consulting services pursuant to terms of the Exclusive Business Cooperation Agreement.

There are no PRC state, provincial or local laws, rules and regulations specifically prohibiting or restricting direct foreign equity ownership in companies engaged in rural microcredit business in Jiangsu Province. However, the provincial authorities regulate microcredit companies through strict licensing requirements and approval procedures.  Direct controlling foreign ownership in a for-profit rural microcredit company has never been approved by competent Jiangsu government authorities. Based on the current position taken by the competent Jiangsu government authorities, direct controlling foreign ownership of a for-profit rural microcredit company will not be approved in the foreseeable future.

As such, WFOE has entered into the VIE Agreements with Wujiang Luxiang and its shareholders.  Pursuant to the VIE Agreements, WFOE effectively assumed management of the business activities of Wujiang Luxiang and has the right to appoint all executives, senior management and the members of the board of directors of Wujiang Luxiang.  The VIE Agreements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, Share Pledge Agreement, Exclusive Option Agreement, Power of Attorney and Timely Reporting Agreement, through which the WFOE has the right to advise, consult, manage and operate Wujiang Luxiang in return for a service fee approximately equal to 100% of Wujiang Luxiang’s net income.  All of the Wujiang Shareholders have pledged their right, title and equity interests in Wujiang Luxiang as security for the WFOE to collect such service fees from Wujiang Luxiang through a Share Pledge Agreement.  In order to further reinforce WFOE’s rights to control and operate Wujiang Luxiang, the Wujiang Shareholders have granted the WFOE an exclusive right and option to acquire all of their equity interests in Wujiang Luxiang through an Exclusive Option Agreement. Wujiang Luxiang received its business license on October 21, 2008 and currently has the necessary license and permits to conduct its business.  A more detailed description of these VIE Agreements is provided under “Business - Our History and Corporate Structure - Contractual Arrangements” on page 55.

Under the current PRC laws and regulations, we believe that the VIE Agreements are not subject to any government approval except for the Circular No. 75 registration with SAFE and equity interest pledge registration with AIC.  Such approvals are not required because our business does not involve any subject matter that requires government approval. The 16 PRC residents who beneficially own shares in CCC through their BVI entities are required to register their ownership with SAFE and have obtained such SAFE registration in November 2012.  The 12 Wujiang Shareholders are required to register their equity pledge arrangement as set forth in the Equity Pledge Agreement with AIC.  Such registrations have been completed as of April 15, 2013.  Other than the above two types of registrations, we do not need to obtain any approval from the PRC Ministry of Commerce (“MOFCOM”), China Securities Regulatory Commission (“CSRC”) or other PRC authority for the VIE Agreements.  For a discussion of the risks and uncertainties relating to our corporate structure related to the VIE Agreements, see “Risk Factors” beginning on page 28.

Wujiang Luxiang

Wujiang Luxiang Rural Microcredit Co., Ltd. (“Wujiang Luxiang”) is a company with limited liability by stock established under the laws of the PRC on October 21, 2008.  There are currently eleven entity shareholders and one individual shareholder, Mr. Huichun Qin.  The board of directors of Wujiang Luxiang consists of eight directors, all of whom live in China. There are currently 26 full time employees.  Below are the names of the officers and key employees of Wujiang Luxiang.

●	Huichun Qin - Chief Executive Officer and General Manager, who expects to spend approximately 24 hours per week working for Wujiang Luxiang

●	Long Yi - Chief Financial Officer, who expects to spend approximately 34 hours per week working for Wujiang Luxiang.

●	Yao XingLin - Deputy General Manager

●	Zhong YueMin - Deputy General Manager

●	Zhao MoSheng - Risk Control Director

●	Zhong HaiYuan - Board Secretary

For detailed discussions of Wujiang Luxiang’s operations, see “Business” beginning on page 53.

PFL

Pride Financial Leasing (Suzhou) Co. Ltd. (“PFL”) was established under PRC laws on September 5, 2013 for the purpose of starting our financial leasing business. CCC HK is the sole shareholder of PFL. As of the date of this prospectus, PFL has no significant operations other than initial organizational activities. PFL currently has 2 part-time employees and 6 full time employees.  Below are the names of the officers and key employees of PFL.

●	Huichun Qin - Chief Executive Officer, who expects to spend approximately 16 hours per week working for PFL.

●	Long Yi - Chief Financial Officer, who expects to spend approximately 6 hours per week working for PFL.

●	Baisheng Zhao, - General Manager

●	Naibing Ji, - Business Development Department Manager

●	Jue Song - Risk Manager.

For detailed discussions of PFL’s planned operations, see “Business” beginning on page 53.

Pride Online

On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin and Pride Online, a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin. Pursuant to these contractual arrangements, WFOE will have the power, rights and obligations equivalent in all material respects to those it would possess if it were the sole equity holder of Pride Online, including absolute control rights and the rights to the assets, property and revenue of Pride Online and the receipt of, approximately 100% of the net income of Pride Online as a service fee to WFOE. Pride Online currently has 8 full time employees, including Mr. Yan Cheng, who is the General Manager and the only officer and key employee.

For detailed discussions of Pride Online’s operations, see “Business” beginning on page 53.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”) and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our common stock less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to opt out of such extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Risks Associated With Our Business

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” starting on page 16  to read about risks that you should consider carefully before buying shares of our common stock and warrants.

Corporate Information

Our principal executive offices are located at No. 1688, Yunli Road, Tongli, Wujiang, Jiangsu Province, China. Our telephone number is (86-0521) 6396-0022. Our agent for service of process is National Registered Agents, Inc. 160 Greentree Drive, Suite 101, Dover, Delaware 19904. Their telephone number is (800) 550-6724. Our website is www.chinacommercialcredit.com. The information on our website is not a part of this prospectus and is intended for informational purposes only.

THE OFFERING

Common Stock Being Offered by Us:	1,650,386 shares of common stock.

Common Stock Being Offered by the Selling Stockholders:	99,614 shares of common stock.

Warrants Beng Offered by Us:
Each share of common stock sold in this offering is accompanied by a warrant to purchase an additional one-half share of common stock at an exercise price per whole share equal to 140% of the public offering price. This warrant will expire three years after issuance. See “Description of Capital Stock-Warrants Issued in This Offering.”

Common Stock Being Offered by us to Cover Over-allotment, if any:	262,500 shares of common stock.

Warrants Being Offered by Us to Cover Over-Allotment, if any:	Warrants to purchase 131,250 shares of common stock.

Offering Price:	The purchase price for the shares and accompanying warrants is $[ ] per share and accompanying warrant.

Number of Common Stock Issued and Outstanding Before the Offering:	10,596,426 shares of our common stock are issued and outstanding as of the date of this prospectus.

Number of Common Stock Issued and Outstanding After the Offering: (1)	12,246,812 shares of our common stock will be issued and outstanding after this offering is completed or 12,509,312 shares if the over-allotment option is exercised in full.

Use of Proceeds:
We intend to use the net proceeds of this offering to increase the financial leasing capacity of PFL by increasing its registered capital. For more information on the use of proceeds, see “Use of Proceeds” on page 37.

NASDAQ Symbol:	CCCR

Risk Factors:
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16.

Dividend Policy:
Wujiang Luxiang declared and paid dividends for the years 2009, 2010 and 2011. Neither Wujiang Luxiang nor CCC declared any dividends for the years 2012 and 2013. We do not anticipate declaring or paying any dividends for the foreseeable future.

(1)   The number of shares of common stock issued and outstanding after this offering excludes:

•	875,000 shares of common stock issuable upon exercise of the warrants issued to the public in connection with this offering;
•	122,500 shares of common stock issuable upon exercise of the warrants to be received by the underwriters in connection with this offering; and
•	95,900 shares of common stock issuable upon exercise of the warrants issued to the underwriters in connection with our initial public offering.

SUMMARY CONDENSED FINANCIAL DATA

The following summary condensed financial data for the fiscal years ended December 31, 2013 and 2012 are derived from the audited consolidated financial statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

Prospective investors should read these summary condensed financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed financial statements and the related notes included elsewhere in this prospectus.

CHINA COMMERCIAL CREDIT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31
	2013	2012

ASSETS
Cash	$9,405,865	$1,588,061
Restricted cash	10,784,960	11,595,489
Loans receivable, net of allowance for loan losses $1,375,948 and $857,813 for December 31, 2013 and 2012, respectively	88,827,465	84,923,480
Interest receivable	1,124,734	905,454
Tax receivable, net	820,526	-
Property and equipment, net	254,795	302,626
Other assets	1,785,103	689,709
Total Assets	$113,003,448	$100,004,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Short-term bank loans	$16,360,721	$20,606,791
Deposits payable	9,659,362	9,428,061
Unearned income from financial guarantee services	482,029	773,402
Accrual for financial guarantee services	588,740	880,725
Tax payable, net	-	20,449
Other current liabilities	629,073	742,745
Deferred tax liability	333,617	303,567
Total Liabilities	28,053,542	32,755,740
Shareholders' Equity
Series A Preferred Stock (par value $0.001 per share, 1,000,000 shares authorized at December 31, 2013 and 2012, respectively; nil and 645 shares issued and outstanding at December 31, 2013 and 2012, respectively)	$-	$1
Series B Preferred Stock (par value $0.001 per share, 5,000,000 shares authorized at December 31, 2013 and 2012, respectively; nil and 640 shares issued and outstanding at December 31, 2013 and 2012, respectively)	-	1
Common stock (par value $0.001 per share, 100,000,000 shares authorized; 10,430,657 and 9,000,000 shares issued and outstanding at December 31, 2013 and 2012, respectively)	10,431	9,000
Subscription receivable	(1,062)	(11,062)
Additional paid-in capital	52,704,107	44,247,397
Statutory reserve	5,442,150	4,232,164
Retained earnings	20,300,689	14,558,205
Accumulated other comprehensive income	6,493,591	4,213,373
Total Shareholders’ Equity	84,949,906	67,249,079
Total Liabilities and Shareholders’ Equity	$113,003,448	$100,004,819

CHINA COMMERCIAL CREDIT, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended
	2013	2012
Interest income
Interests and fees on loans	$12,223,803	$12,003,158
Interests and fees on loans-related party	-	13,119
Interests on deposits with banks	220,820	272,782
Total interest and fees income	12,444,623	12,289,059

Interest expense
Interest expense on short-term bank loans	(1,143,217)	(1,298,081)
Net interest income	11,301,406	10,990,978

Provision for loan losses	(484,069)	(85,035)
Net interest income after provision for loan losses	10,817,337	10,905,943

Commissions and fees on financial guarantee services	1,407,699	1,667,067
Over provision on financial guarantee services	316,039	13,714
Commission and fees on guarantee services, net	1,723,738	1,680,781

Net Revenue	12,541,075	12,586,724

Non-interest income
Government incentive	143,051	188,146
Other non-interest income	25,830	135,831
Total non-interest income	168,881	323,977

Non-interest expense
Salaries and employee surcharge	(1,047,589)	(1,052,199)
Rental expenses	(259,748)	(254,921)
Business taxes and surcharge	(499,075)	(472,216)
Other operating expenses	(1,818,302)	(1,111,930)
Total non-interest expense	(3,624,714)	(2,891,266)

Income Before Taxes	9,085,242	10,019,435
Income tax expense	(1,380,272)	(1,706,966)
Net Income	7,704,970	8,312,469

Amortization of beneficial conversion feature relating to convertible Series A Preferred Stocks	(372,500)	-
Amortization of beneficial conversion feature relating to convertible Series B Preferred Stocks	(380,000)	-
Net income attributable to Common Stock shareholders	$6,952,470	$8,312,469

Earnings per Share- Basic and Diluted	$0.808	$1.044

Weighted Average Shares Outstanding-Basic and Diluted	9,535,161	7,960,662

Net Income	7,704,970	8,312,469
Other comprehensive income
Foreign currency translation adjustment	2,280,218	471,501
Comprehensive Income	$9,985,188	$8,783,970

CHINA COMMERCIAL CREDIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2013	2012
Cash Flows from Operating Activities:
Net income	$7,704,970	$8,312,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	112,201	66,323
Provision for loan losses	484,069	85,035
Provision on financial guarantee services	(316,039)	(13,714)
Deferred tax expense	20,027	37,420
Changes in operating assets and liabilities:
Interest receivable	(187,665)	(233,150)
Tax receivable/(tax payable), net	(830,477)	583,872
Other assets	23,421	(420,261)
Unearned income from guarantee services	(312,033)	(189,107)
Other current liabilities	(92,930)	67,051
Net Cash Provided by Operating Activities	6,605,544	8,295,938

Cash Flows from Investing Activities:
Originated loans disbursement to third parties	(223,564,971)	(211,973,357)
Loans collection from third parties	221,921,293	203,593,105
Loans collection from related parties	-	237,564
Payment of loans on behalf of guarantees	(5,346,712)	-
Collection from guarantees for loan paid on behalf of customers	4,278,573	526,653
Deposit released from banks for financial guarantee services	8,865,155	5,080,706
Deposit paid to banks for financial guarantee services	(7,768,412)	(3,652,041)
Purchases of property and equipment	(75,927)	(305,032)
Net Cash Used in Investing Activities	(1,691,001)	(6,492,402)

Cash Flows From Financing Activities:
Proceeds from short-term bank borrowings	16,307,898	23,812,727
Repayment of short-term bank borrowings	(21,175,622)	(26,927,528)
Issuance of Series A Preferred Stocks	50,000	322,500
Issuance of Series B Preferred Stocks	70,000	310,000
Issuance cost of Series A and Series B Preferred Stocks	(64,596)	(123,529)
Proceeds from initial public offering	8,905,000	-
Proceeds from exercise of underwriter over-allotment	296,888	-
Initial public offering cost	(1,578,749)	(45,000)
Cash payment in reverse acquisition	-	(245,401)
Payments of dividends	-	(842,554)
Net Cash Provided by/(Used in) Financing Activities	2,810,819	(3,738,785)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	92,442	(26,334)

Net Increase/(Decrease) In Cash and Cash Equivalents	7,817,804	(1,961,583)
Cash and Cash Equivalents at Beginning of Year	1,588,061	3,549,644
Cash and Cash Equivalents at End of Year	$9,405,865	$1,588,061

Supplemental Cash Flow Information
Cash paid for interest expense	$1,262,495	$1,309,047
Cash paid for income tax	$2,191,329	$1,091,816

RISK FACTORS

An investment in our common stock involves a high degree of risks.  You should carefully consider the following material risk factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our common stock could decline and you could lose part or all of your investment.

Risks Relating to Our Lending and Guarantee Business

Our limited operating history makes it difficult to evaluate our business and prospects.

Wujiang Luxiang commenced operations in October 2008 and has a limited operating history. As of December 31, 2013, we have built a $90.2 million portfolio of direct loans to 217 borrowers and a total of $59.7 million in loan guarantees for 77 borrowers.  For the years ended December 31, 2013 and 2012 we generated $12,541,075 and $12,586,724 of net revenue with $7,704,970 and $8,312,469 of net income, respectively. However our growth rate since 2008 may not be indicative of our future performance. We may not be able to achieve similar results or grow at the same rate as we did in the past. It is also difficult to evaluate our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in new and rapidly evolving markets such as the microcredit industry, may be exposed. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital and increase our registered capital to support expansion of our loan and guarantee portfolios;
●	comply with any changes in the laws and regulations of the PRC or local province that may affect our lending operations;
●	expand our borrowers base;
●	maintain adequate control of default risks and expenses allowing us to realize anticipated revenue growth;
●	implement our customer development, risk management and acquisition strategies and adapt and modify them as needed;
●	integrate any future acquisitions; and
●
anticipate and adapt to changing conditions in the Chinese lending industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, and other significant competitive and market dynamics.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies have delayed us from using the entire proceeds from our initial public offering to increase the registered capital of Wujiang Luxiang.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by MOFCOM, or its local counterparts. The majority of the net proceeds from our initial public offering completed in August 2013, approximately $7 million,  is intended to increase the registered capital of Wujiang Luxiang and therefore its corresponding lending and guarantee capacity.  Approximately $5.6 million of the net proceeds have already been contributed to Wujiang Luxiang and approved as an increase of the registered capital of Wujiang Luxiang. An additional $1.4 million will be transferred from WFOE to Wujiang Luxiang in the next few weeks to further increase its registered capital. $1.5 million of the proceeds was initially transferred to WFOE to be used for the registered capital requirements of WFOE. Due to the subsequent reduction of WFOE's registered capital requirement from $10 million to $100,000, $100,000 will remain at WFOE to satisfy its new registered capital requirement and the remaining $1.4 million will be used to further increase the registered capital of Wujiang Luxiang. The delay in receiving the approval to use the $1.4 million from our initial pubic offering to increase Wujiang Luxiang’s registered capital, currently prevents us from further expanding Wujiang Luxiang’s business.

Our current operations in China are geographically limited to the city of Wujiang.

In accordance with the PRC state and provincial laws and regulations with regard to microcredit companies, we are not allowed to make loans and provide guarantees to businesses and individuals located outside of the city of Wujiang.  Our future growth opportunities depend on the growth and stability of the economy in the city of Wujiang. A downturn in the local economy or the implementation of local policies unfavorable to SMEs may cause a decrease in the demand for our loan or guarantee services and may negatively affect borrowers’ ability to repay their loans on a timely basis, both of which could have a negative impact on our profitability and business.

If the Jiangsu government subsidy we currently receive from the Jiangsu government for loans to farmers is not renewed, we would suffer a loss of revenues.

Pursuant to certain Jiangsu government policies on promotion of rural economic reform, the interest on loans to farmers is subsidized by the government. Therefore, we charge the farmers at an interest rate lower than that of loans to SME’s. A portion of the difference between the lower rate charged to farmers and the rate charged to SME’s is remitted to us annually by the Jiangsu government as a government subsidy.  We also received other types of government subsidies from Jiangsu government which are, among other things, intended to incentivize microcredit companies to establish and maintain strict financial operation systems. Applicants for these subsidies are required to apply for such subsidies annually.  The standards for granting this subsidy is presently flexible and the number of applicants applying for such subsidies varies from year to year. In addition, the amount of funds which will be available for the Jiangsu government to use for these government subsidies each year is uncertain and depend on the needs of microeconomic development of Jiangsu province, the government’s budget and other factors.   In the event our application for such subsidy in the future is not granted or the funds we receive are reduced, we would suffer loss of revenues.

Changes in the interest rates and spread could have a negative impact on our revenues and results of operations.

Our revenues and financial condition are primarily dependent on interest income, which is the difference between interest earned from loans we provide and interest paid to the lines of credit we obtain from other financial institutions.  A narrowing interest rate spread could adversely affect our earnings and financial conditions.  If we are not able to control our funding costs or adjust our lending interest rate in a timely manner, our interest margin will decline. In addition, the interest rates we charge to the borrowers in our direct loan business are linked to the PBOC benchmark interest rate (the “PBOC Benchmark Rate”).  The PBOC Benchmark Rate may fluctuate significantly due to changes in the PRC government’s monetary policy.  Due to the restriction that our interest rate cannot be higher than three times the PBOC Benchmark Rate pursuant to certain Jiangsu banking regulations released in October 2012, if we have to reduce the interest rate we charge the borrowers to reflect the decrease of the PBOC Benchmark Rate, our interest rate spread will be negatively affected.

As a microcredit company, our business is subject to greater credit risks than larger lenders, which could adversely affect our results of operations.

There are inherent risks associated with our lending and guarantee activities, including credit risk, which is the risk that borrowers may not repay the outstanding loans balances in our direct loan business or that we may not recover the full amount of the payment we made to the lender in our guarantee business. As a microcredit company, we extend credits to SMEs, farmer and individuals.  These borrowers generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and may have fewer financial resources to weather a downturn in the economy.  Such borrowers may expose us to greater credit risks than lenders lending to larger, better-capitalized state-owned businesses with longer operating histories.  Conditions such as inflation, economic downturn, local policy change, adjustment of industrial structure and other factors beyond our control may increase our credit risk more than such events would affect larger lenders. In addition, since we are only permitted to provide financial services to borrowers located in the city of Wujiang, our ability to geographically diversify our economic risks is limited by the local markets and economies.  Also, decreases in local real estate value could adversely affect the values of the real property used as collateral in our direct loan and guarantee business.  Such adverse changes in the local economy may have a negative impact on the ability of borrowers to repay their loans and the value of our collateral and our results of operations and financial condition may be adversely affected.

Our allowance for loan losses may not be sufficient to absorb future losses or prevent a material adverse effect on our business, financial condition, or results of operations.

Our risk assessment procedure uses historical information to estimate any potential losses based on our experience, judgment, and expectations regarding our borrowers and the economic environment in which we and our borrowers operate. The allowance for both loan losses and guarantee services were estimated based on 1% of the quarterly outstanding loan and guarantee portfolio balances. We believe we are required to establish an allowance for loan losses pursuant to “The Guidance on Provisioning for Loan Losses” (the “Provision Guidance”) issued by PBOC and “Financial Practices of Rural Microcredit Companies of Jiangsu Province Pilot” (the “Jiangsu Financial Practices”) issued by Finance Office of Jiangsu Province in 2009. However, our implementation of the measurements set forth in the Provision Guidance and the Jiangsu Financial Practices, especially the Five-Tier approach in making the specific reserve, may be deemed not in compliance with the applicable banking regulations. Our loan loss reserves may not be sufficient to absorb future loan losses or prevent a material adverse effect on our business, financial condition, or results of operations.

Increase to the allowance for loan losses will cause our net income to decrease.

Our business is subject to fluctuations based on local economic conditions. These fluctuations are neither predictable nor within our control and may have a material adverse impact on our operations and financial condition.  We may decide to increase our allowance for loan losses in light of the lack of clarity in the applicable banking regulations with regard to microcredit companies.  The regulatory authority may also require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from those of our management.  Any increase in the allowance for loan losses will result in a decrease in net income and may have a material adverse effect on our financial condition and results of operations.

We lack significant product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.

Currently, our primary business activities include offering direct loans and providing guarantee services to our customers. If we are unable to maintain and grow the operating revenues from our business or develop additional revenue streams, our future revenues and earnings are not likely to grow and could decline. Our lack of significant product and business diversification could inhibit the opportunities for growth of our business, revenues and profits.

Competition in the microcredit industry is growing and could cause us to lose market share and revenues in the future.

We believe that the microcredit industry is an emerging market in China.  We may face growing competition in the microcredit industry and we believe that the microcredit market is becoming more competitive as this industry matures and begins to consolidate. We currently compete with traditional financial institutions, other microcredit companies, and some cash-rich state-owned companies or individuals that lend to SMEs. Some of our competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than we have. As a result, we could lose market share and our revenues could decline, thereby adversely affecting our earnings and potential for growth.

Our business depends on the continuing efforts of Mr. Qin and other members of our management. If we lose their services, our business may be severely disrupted.

Our business operations depend on the continuing efforts of Mr. Qin and other members of our management. If one or more of our management were unable or unwilling to continue their employment with us, we might not be able to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected. In addition, members of our management team may join a competitor or form a competing company. We may not be able to successfully enforce any contractual rights we have with our management team, in particular in China, where all of these individuals reside and where our business is operated through Wujiang Luxiang through various VIE Agreements. As a result, our business may be negatively affected due to the loss of one or more members of our management.

We require highly qualified personnel and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and our management will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled personnel is significant in China. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

We have no insurance coverage for our lending or guarantee business or our bank accounts, which could expose us to significant costs and business disruption.

Risks associated with our business and operations include, but are not limited to, borrowers' failure to repay the outstanding principal and interest when due and our loss reserve is not sufficient cover such failure, losses of key personnel, business interruption due to power shortages or network failure, and risks posed by natural disasters including storms, floods and earthquakes, any of which may result in significant costs or business disruption. We do not maintain any credit insurance, business interruption insurance, general third-party liability insurance, nor do we maintain key-man life insurance or any other insurance coverage except the mandatory social insurance for the employees of Wujiang Luxiang. If we incur any loss that is not covered by our loss reserve, our business, financial condition and results of operations could be materially and adversely affected.

We maintain our cash with various banks. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we could lose the cash on deposit with that particular bank or trust company.

Risks Relating to Our Financial Leasing Business

We have not generated any revenue from our financial leasing operations as of now and our financial leasing business plan may not be executed as planned.

We are currently at the initial stage of developing our financial leasing business. To date, we have not generated any revenue for our financial leasing operations. The success of our financial leasing operations will highly depend upon our ability to successfully develop and market our financial leasing services to the targeted customers. We may not be able to develop our financial leasing business as planned and generate revenues. The revenue and income potential of our proposed financial leasing business is unproven and the lack of operating history makes it difficult to evaluate the future prospects of this business.

We have no experience in the equipment leasing and financing business and our knowledge of the Chinese financial leasing market is limited.

None of the PFL management has any prior experience in the operation or management of equipment financing and leasing. Our knowledge of the Chinese financial leasing industry and market is very limited. Our perception of the potential customers’ needs and their acceptance of our financial leasing services may not be accurate. We may not be able to work with equipment providers to successfully purchase qualified equipment identified by our customers on terms acceptable to us. We may not be able to establish sound financial modeling in the calculation of the interest rate and residual value. Such inexperience and lack of active knowledge may lead to failure of our financial leasing business.

Lack of knowledge of financial leasing benefits among potential customers may make it difficult for us to market our services.

Currently, a high proportion of Chinese management, especially management of SMEs, still perceive leasing companies as a “second-class bank”, and very few recognize the flexibility and benefits that financial leasing provides. We may need to invest a tremendous amount of time and effort toward lease education so that potential customers can fully appreciate the flexibility leasing offers to deploy their assets. Failure in such education may make it difficult for us to market our financial leasing services.

A protracted economic downturn may cause an increase in defaults under our leases and lower demand for the commercial equipment we lease.

A protracted economic downturn, similar to the one China experienced in recent years, could result in a decline in the demand for some of the types of equipment or services we finance, which could lead to a decline in originations. A protracted economic downturn may slow the development and continued operation of small commercial businesses, which is one of the primary markets for the commercial equipment leased by us. In addition, a protracted downturn could result in an increase in delinquencies and defaults by our lessees and other obligors, which could have an adverse effect on our cash flow and earnings. These factors could have a material adverse effect on our business, financial condition and results of operations.

Our allowance for lease credit losses may prove to be inadequate to cover future credit losses.

We will maintain an allowance for credit losses on our leases, at an amount we believe is sufficient to provide adequate protection against losses on the leases. We cannot be sure that our allowance for credit losses will be adequate over time to cover losses caused by adverse economic factors, or unfavorable events affecting specific leases, industries or geographic areas. Losses in excess of our allowance for credit losses may have a material adverse effect on our business, financial condition and results of operations.

We are vulnerable to changes in the demand for the types of equipment we plan on leasing or price reductions in such equipment.

Our leasing portfolio will be comprised of a wide variety of equipment including, but not limited to, public transportation vehicles such as subway cars, trains, buses, medical equipment, equipment used in textile production and agricultural equipment. Reduced demand for financing of the types of equipment we lease could adversely affect our lease origination volume, which in turn could have a material adverse effect on our business, financial condition and results of operations. Technological advances may lead to a decrease in the price of these types of equipment and a consequent decline in the need for financing of such equipment. These changes could reduce the need for outside financing sources that would reduce our lease financing opportunities and origination volume in such products. In the event that demand for financing the types of equipment that we lease declines, we will need to expand our efforts to provide lease financing for other products.

We may face growing competition, which could cause us to lower our lease rates, hurt our origination volume and strategic position and adversely affect our financial results.

The Chinese financial leasing industry is becoming competitive in recent years. We will compete for customers with a number of international, national, regional and local banks and finance companies and financial leasing companies. Our competitors also include equipment manufacturers that lease or finance the sale of their own products. Our competitors include larger, more established companies, some of which may possess substantially greater financial, marketing and operational resources than us, including lower cost of funds and access to capital markets and other funding sources which may be unavailable to us. If a competitor was to lower its lease rates, we could be forced to follow such trend or be unable to retain origination volume, either of which would have a material adverse effect on our business, financial condition and results of operations.

If PFL were to lose key personnel, its operating results may suffer.

The success of our financial leasing business depends to a large extent upon the abilities and continued efforts of Mr. Huichun Qin, President and Chief Executive Officer of CCC, and Mr. Baisheng Zhao, PFL’s General Manager, and our other senior management. The loss of the services of one or more of the key members of our senior management before we are able to attract and retain qualified replacement personnel could have a material adverse effect on the development and success of our financial leasing business.

Recently proposed accounting changes may negatively impact the demand for equipment leases.

On August 17, 2010, the International Accounting Standards Board (IASB) and Financial Accounting Standards Board (FASB) released a joint exposure draft that would dramatically change lease accounting for both lessees and lessors by requiring balance sheet recognition of all leases. At their June 13, 2012, joint board meeting, the International Accounting Standards Board (IASB) and the FASB (collectively, the “Boards”) agreed on an approach for the accounting for lease expenses as part of their joint project to revise lease accounting. In September 2012, the Boards reached tentative decisions regarding sale and leaseback transactions and other lease accounting issues. The Boards issued revised exposure draft in May 2013, with a 120-day comment period. As part of the deliberation process, the Boards reviewed nearly 800 comment letters and held public roundtable meetings and preparer workshops. A key issue raised by stakeholders in this process was the front-loading of expense recognition for lessees in the proposal. The Boards have tentatively agreed to change the expense recognition pattern and income statement presentation for certain leases. If these accounting changes are adopted in a form that makes equipment leasing less attractive to small business owners, it could result in a reduction in the demand for equipment leases, and could have an adverse effect on our results of operations and financial condition.

Risks Relating to Our P2P Business

We recently launched our P2P lending business in April 2014 but our P2P lending business plan may not be executed as planned.

We are currently at the initial stage of developing our P2P lending business. To date, we have generated minimal revenue from our P2P lending operations. The success of our P2P lending operations will depend upon our ability to successfully develop and market our P2P lending services to the third party guarantee providers, borrowers and lenders. We may not be able to develop our P2P lending business as planned and generate revenues. The revenue and income potential of our proposed P2P lending business is unproven and the lack of operating history makes it difficult to evaluate the future prospects of this business.

We have no experience in the P2P business and our knowledge of the Chinese P2P lending market is limited.

None of Pride Online’s management has any prior experience in the operation or management of P2P online lending business. Our knowledge of the Chinese P2P online lending industry and market is very limited. Our perception of the borrowers and lenders’ needs and their acceptance of our services may not be accurate. We may not be able to have qualified financial institutions agree to provide guarantees to borrowers on terms acceptable to us. Such inexperience and lack of active knowledge may lead to failure of our P2P lending business.

We rely on third-party software. If we are unable to continue utilizing such software, our business and ability to pair the loans may be adversely affected.

We rely on “Jinzhi Wanwei”, a lending service software licensed from third parties, to operate our P2P platform. This licensed software may not continue to be available on commercially reasonable terms, or at all. If we cannot continue to obtain this software from the licensor or elsewhere, or if we cannot transition to another software quickly, our ability to process loan matching will suffer and our results of operation will be adversely affected.

If the security of our members’ confidential information stored in our system is breached or otherwise subjected to unauthorized access, their secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our platform stores our borrower and lender members’ personal information and other sensitive data. Any accidental or willful security breaches or other unauthorized access could cause their secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our members’ data, our relationships with our members will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose members.

Our ability to match borrowers with lenders may be adversely affected by computer viruses, physical or electronic break-ins and similar disruptions.

The highly automated nature of the Pride Online platform may make it an attractive target and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate our platform, borrowers and lenders would be subject to an increased risk of fraud or identity theft, and may experience losses on, or delays in the recoupment of amounts owed. While we will take steps to prevent such activity from affecting our platform, if we are unable to prevent such activity, operation of our platform would be adversely affected.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The consumer lending market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our platform. Our principal competitors include major banking institutions, trust companies, as well as other online lending platforms in China. Competition could result in reduced volumes, reduced fees or the failure of our online lending platform to achieve or maintain more widespread market acceptance, any of which could harm our business. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. This industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the demand for our platform could stagnate or substantially decline.

Risks Relating to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

A slowdown of the Chinese economy or adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

We are a holding company and all of our operations are entirely conducted in the PRC.  Although the PRC economy has grown in recent years, such growth may not continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our direct lending, guarantee and financial leasing services and may have a materially advserse affect on our business.

China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has grown significantly over the past few decades, this growth has remained uneven across different periods, regions and economic sectors.

The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy, which could materially adversely affect our business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization.  However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China.  Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business.  Consequently, we cannot clearly foresee the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

Our microcredit business is subject to extensive regulation and supervision by state, provincial and local government authorities, which may interfere with the way we conduct our business and may negatively impact our financial results.

We are subject to extensive and complex state, provincial and local laws, rules and regulations with regard to our loan and guarantee operations, capital structure, allowance for loan losses, among other things, as set out in the section “Business - Applicable Government Regulations” on page 71 of this prospectus. These laws, rules and regulations are issued by different central government ministries and departments, provincial and local governments while enforced by different local authorities in the city of Wujiang. In addition, it is not clear whether microcredit companies are subject to certain banking regulations the state-owned and commercial banks are subject to, including the regulation with regard to loan loss reserves. Therefore the interpretation and implementation of such laws, rules and regulations may not be clear and occasionally we have to depend on oral inquiries with local government authorities. As a result of the complexity, uncertainties and constant changes in these laws, rules and regulation, including changes in interpretation and implementation of such, our business activities and growth may be adversely affected if we do not respond to the changes in a timely manner or are found to be in violation of the applicable laws, regulations and policies as a result of a different position from ours taken by the competent authority in the interpretation of such applicable laws, regulations and policies. If we were found to be not in compliance with these laws and regulations, we may be subject to sanctions by regulatory authorities, monetary penalties and/or reputation damage, which could have a material adverse affect on our business operation and profitability.

Lack of financial leasing regulations could negatively impact our business.

Currently, there is no uniform equipment title registration process and system in China, as each municipality adopts different procedures. The pending China Financial Leasing Law is expected to unify the registration procedures and protect the lessor against a “good-faith” third-party claim if the leased assets are registered in the lessor’s name.  In the absence of such central title registration system, the lessors’ ownership interest on the leased equipment may be threatened.  Loss of ownership to the leased equipment will have a negative effect on our financial position.

We may be subject to administrative sanctions in the event we are found to have charged excessive interest rates on some of the historical direct loans we extended.

During 2010, 2011 and 2012, we provided certain financing consulting services to an aggregate of approximately 114 individuals and companies and generated consulting fees of approximately US$693,555(RMB 4.6 million). According to the consulting arrangements we had with these parties, we agreed to provide consulting services such as advising on the applicable lending rules and regulations, making recommendations about financing plans, assisting the parties to complete and submit financing applications and providing general guidance in the capital raising process. Some of these clients were also borrowers. We also charged additional consulting fees when such borrowers asked to expedite the review and approval process of their loan applications, as such expedited lendings require funds to be allocated from other positions at an additional cost to us. The maximum interest rate a microcredit lender is allowed to charge on microcredit loans was four times the PBOC’s Benchmark Rate, according to Circular 23 and Several Opinion Regarding the Trial of Cases promulgated by Supreme Court of PRC. Although none of these loans had interest rates higher than four times the PBOC Benchmark Rate, the aggregate amount of interest we charged such borrower plus the consulting fee would exceed four times the PBOC Benchmark Rate if the consulting fees paid by these borrowers were deemed as additional interest payments. We believe such consulting fees were compensation payments for the consulting services we provided. Also we have stopped providing such consulting services since July 31, 2012 and we do not anticipate engaging in such consulting service in the foreseeable future. However, in the event the competent government authority determines these historical consulting fees were de facto interest payments, we may be found to have charged excessive rates on these loans and, as a result, we may be subject to sanctions by the government authority, which may include return of the excessive interest to affected borrowers, confiscation of illegal gains, fine, suspension of operation and/or revocation of our business license.

We may be subject to administrative sanctions in the event the extension we obtained on contribution of PFL’s registered capital is reversed or determined to be not effective or if we are not able to contribute the remainder of the registered capital as required.

Pursuant to Foreign Wholly-Owned Enterprise Law and relevant implementation rules, 15% of the U.S. $50 million registered capital of PFL is required to be contributed within initial three months of PFL obtaining its business license on September 5, 2013 and the remainder to be contributed within two years after the business license is granted.  We did not make any contributions within the three month period since we expected to fund such contribution with the proceeds from this offering. Based on our oral inquiries with the local Commission of Commerce of Wujiang, we were told that the required initial installment will be reduced to 10% in 2014 and that the competent authority would refrain from taking specific administrative measures against us once the first installment of capital contribution is paid. In addition, we were told by Wujiang Economic and Technological Development Zone (“WETDZ”), where PFL is incorporated and located, that there will be no penalty for the delayed contribution of the first installment of the registered capital. In the event the orally granted extension or the advice we received from WETDZ is reversed or found to be not valid by a relevant authority, we may be subject to administrative sanctions, including monetary penalties ranging from 5% to 15% of the portion that has not been paid on time, or from $375,000 to $1,125,000 if none was contributed at the time of the sanction.  We will contribute all of the net proceeds raised in this offering to the registered capital requirement of PFL.

In addition, the new PRC Company Law that became effective on March 1, 2014, radically changed the registered capital requirements, including deleting the requirement to contribute the registered capital within certain time frames and the minimum registered capital requirement. However, it is unclear whether PFL will be subject to the loosened registered capital requirements under the new PRC Company Law and, as a result, be exempted from contributing the remainder of the registered capital within two years after the business license is granted.  If it is later determined that PFL cannot enjoy the loosened registered capital requirement set forth in the new Company Law, we would have to contribute 85% of the then registered capital of PFL prior to September 4, 2015. In the event we are not able to make such contribution, we may be subject to administrative sanctions, including monetary penalties ranging from 5% to 15% of the portion that has not been paid on time, or from $2,125,000 to $6,375,000 if none of the remaining 85% was contributed at the time of the sanction.

You may face difficulties in protecting your interests and exercising your rights as a stockholder of CCC since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the United States.

Although we are incorporated in Delaware, we conduct substantially all of our operations in China through Wujiang Luxiang, our consolidated VIE in China and PFL. All of our current officers and almost all of our proposed directors reside outside the United States and substantially all of the assets of those persons are located outside of the United States. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially alternating between United States and China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon United States laws, including the federal securities laws or other foreign laws against us or our management.

Substantially all of our operations are conducted in China, and all of our assets are located in China. A majority of our officers are nationals or residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, Dacheng Law Firm, our counsel as to PRC law, has advised us that it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Dacheng Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Dacheng Law Firm has also advised us that in the event that shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a course of action if (a) the disputed contract was concluded or performed in the PRC, or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, (d) the parties choose to submit to jurisdiction of the PRC courts in the contract, or (e) the contract is executed or performed within the PRC. The action may be initiated by the shareholder through filing a complaint with the PRC courts. The PRC courts will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same right as PRC citizens and companies in an action unless such foreign country restricts the rights of PRC citizens and companies.

We may have difficulty in establishing adequate management and financial controls in China.

The PRC has only recently begun to adopt the management and financial reporting concepts and practices that investors in the U.S. are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are required of a U.S. public company.  If we cannot establish such controls, or if we are unable to collect the financial data required for the preparation of our financial statements, or if we are unable to keep our books and accounts in accordance with the U.S. accounting standards for business, we may not be able to continue to file required reports with the Securities and Exchange Commission (the “SEC”), which would likely have a material adverse affect on the performance of our shares of common stock.

WFOE’s ability to pay dividends to us may be restricted due to foreign exchange control and other regulations of China.

As an offshore holding company, we may rely principally on dividends from our subsidiaries in China, WFOE and PFL, for our cash requirements. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

Furthermore, WFOE’s and PFL’s ability to pay dividends may be restricted due to foreign exchange control policies and the availability of its cash balance. Substantially all of our operations are conducted in China and all of our revenue received, by WFOE through VIE arrangement and by PFL, are denominated in RMB. RMB is subject to exchange control regulation in China, and, as a result, WFOE and PFL may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

The lack of dividends or other payments from WFOE may limit our ability to make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund, and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from WFOE or PFL, our liquidity and financial condition will be materially and adversely affected.

There is uncertainty in the preferential tax treatment we currently enjoy and financial subsidy commitment we expect to enjoy. Any change in the preferential tax treatment we currently enjoy in the PRC may materially adversely impact our net income.

Effective January 1, 2008, the New Enterprise Income Tax Law of PRC stipulates that domestically owned enterprises and foreign invested enterprises (the “FIEs”) are subject to a uniform income tax rate of 25%. While the New Enterprise Income Tax Law equalizes the income tax rates for FIEs and domestically owned enterprises, preferential tax treatment may continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, regardless of whether these are domestically-owned enterprises or FIEs. Pursuant to the Jiangsu Document No. 132 issued in November 2009, microcredit companies in Jiangsu Province are subject to a preferential tax rate of 12.5%. As a result, Wujiang Luxiang has been subject to the preferential income tax rate of 12.5% since its inception in 2008. The taxation practice implemented by the tax authority governing our business from 2008 through 2011 was that we paid enterprise income taxes at a rate of 25% on a quarterly basis, and upon annual tax settlement done by the Company and the tax authority within five (5) months after December 31, the tax authority refunded us the excess enterprise income taxes we paid beyond the rate of 12.5% in tax credit. In 2013and 2012 the tax authority allowed us to pay enterprise income tax, on a monthly basis, at 12.5% for our income generated from our direct loan business and at 25% for income generated from our guarantee business. During the twelve month period ended December 31, 2013, we paid an aggregate $2,191,329 for income tax. We expect to receive a refund of $985,332 prior to May 31, 2014.  The refund is the difference between actual income tax prepayment, which is made at 25% for income generated from both our direct loan business and our guarantee business, and the income tax expense, which is calculated at 12.5% for direct loan and 25% for our guarantee business. In addition, Wujiang Luxiang has been subject to business tax at the preferential rate of 3% since its inception in 2008.

In April 2012 Wujiang Luxiang received a notice from local tax authority, informing us that only income generated from Wujiang Luxiang’s direct loan business was qualified to enjoy a preferential income tax rate of 12.5% and business tax of 3% under the Jiangsu Document No. 132, but its taxable income arising from Wujiang’s other business such as the guarantee business was still subject to a standard tax rate of 25% for income tax and 5% for business tax. The local tax authority required Wujiang Luxiang to implement the above-mentioned policy starting with the tax filing for 2011 which was filed in April 2012, and the policy applies to all years thereafter.  The impact of the changed policy on the income tax provision on the issued financial statements of 2011 was $225,445.  However, we believe the underpayment was comparatively minimal as it only accounted for less than 3% of net income of 2011, thus it recorded the underpayment of $225,445 in the financial statements for financial year of 2012. There was no underpayment penalty assessed. Furthermore, such tax policy change may be applied retroactively to financial year of 2008, 2009 and 2010.  Although we have not received any notice from local tax authority to request Wujiang Luxiang to make any underpayment with surcharge, there is no assurance that the local tax authority will not do so in the future.

There is a risk that the competent tax authority may decide that Wujiang Luxiang will not be eligible for the preferential tax rates for the direct loan business in the future. Moreover, the PRC government could eliminate any of these preferential tax treatments before their scheduled expiration. Expiration, reduction or elimination of such preferential tax treatments will increase our income tax expenses and in turn decrease our net income.

There is uncertainty in the policy at the state and provincial levels as to how the direct loan and guarantee businesses carried out by the microcredit companies shall be treated with regard to income tax and business tax.   If the tax authority determines that the income tax, business tax or other applicable tax we previously paid were less than what was required, we may be requested to make payment for the overdue tax and interest on the overdue payment.

In addition, pursuant to an agreement PFL has with the WETDZ, PFL expects to receive from a financial award equal to 100% of the portion of the enterprise income tax proceeds contributed by PFL that is reserved by the WETDZ for the first five years following the date of its establishment, and will further receive a financial award equal to 50% of the portion of the enterprise income tax proceeds contributed by PFL that is reserved by the WETDZ for the following five years. PFL will receive a science and technology financial award from the WETDZ for up to approximately $325,000 (RMB 2 million) to be paid pro rata according to the actually contributed registered capital.  In the event that the central government promulgates laws or regulations that expressly prohibit local governments from providing financial subsidies for enterprises’ income tax payment obligation, this agreement with WETDZ may be rendered illegal and/or unenforceable and therefore PFL’s business plan may be negatively affected.

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and acquisition and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the "SAT"), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income. If we are considered a resident enterprise and earn income other than dividends from our PRC subsidiary, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the RMB against foreign currencies. On June 20, 2010, the PBOC announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. We cannot predict how this new policy will impact the RMB exchange rate.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends we may pay on our common stock in U.S. dollars. In addition, fluctuations in the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years which can lead to high rates of inflation or deflation.  This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China.  Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect our business operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

Further, if the business of any target company that we seek to acquire falls into the scope of security review, we may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual arrangement. We may grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to maintain or expand our market share.

In addition, SAFE promulgated the Circular on the Relevant Operating Issues concerning Administration Improvement of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 142, on August 29, 2008. Its subsequent Supplementary Notice on Issues Relating to the Improvement of Business Operations over Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises was promulgated by SAFE on July 18, 2011. Under Circular 142, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and may not be used for equity investments in the PRC. In addition, foreign-invested companies may not change how they use such capital without SAFE’s approval, and may not in any case use such capital to repay RMB loans if they have not used the proceeds of such loans according to the loan agreement. Furthermore, SAFE promulgated a circular on November 19, 2012, or Circular 59, which requires the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents. Circular 142 and Circular 59 may significantly limit our ability to effectively use the proceeds from future financing activities as the WFOE may not convert the funds received from us in foreign currencies into RMB, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding Company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC.  Our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Recent SEC’s administrative proceedings against the China affiliates of the five multi-national accounting firms may lead to the deregistering of Chinese accounting firms by the PCAOB, which may affect our ability to engage qualified independent auditors.

The SEC recently commenced administrative proceedings against BDO China Dahua Co. Ltd., Deloitte Touche Tohmatsu Certified Public Accountants Ltd., Ernst & Young Hua Ming LLP, KPMG Huazhen (Special General Fund) and PricewaterhouseCoopers Zhong Tian CPAs Limited for refusing to produce audit work papers and other documents related to PRC-based companies under investigation by the SEC for potential accounting fraud against U.S. investors.  The SEC has launched an initiative to address concerns arising from reverse mergers and foreign issuers.  The SEC charged these accounting firms with violations of the Securities Exchange Act and the Sarbanes-Oxley Act, which requires foreign public accounting firms to provide, upon the request of the SEC, audit work papers involving any company trading on U.S. markets.  Under PRC law, auditors are not permitted to hand over audit work papers as books and records of Chinese companies are afforded protection of secrecy laws.   We are not in a position to assess the outcome or ramifications of these ongoing proceedings and investigations.  Unless the PRC government changes its secrecy laws, there are risks that the Public Company Accounting Oversight Board (“PCAOB”) may deregister Chinese accounting firms whose audit work papers the PCAOB cannot inspect and such deregistering of Chinese accounting firms by the PCAOB would, in turn, make it difficult for us to engage qualified independent auditors.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC filings and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of our company, our SEC reports, other filings or any of our other public pronouncements.

  Risks Relating to Our Corporate Structure

We conduct our lending and guarantee business through Wujiang Luxiang and our P2P platform business through Pride Online, by means of contractual arrangements. If the PRC courts or administrative authorities determines that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and each of Wujiang Luxiang and Pride Online. Although we have been advised by our PRC counsel, Dacheng Law Offices, that based on their understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including our corporate structure and contractual arrangements with Wujiang Luxiang, Pride Online and their respective shareholders) comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, the PRC courts or regulatory authorities may determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. We are aware of a recent case involving Chinachem Financial Services where certain contractual arrangements for a Hong Kong Company to gain economic control over a PRC Company were declared to be void by the PRC Supreme People's Court. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable.

If WFOE, Wujiang Luxiang, Pride Online or their ownership structure or the contractual arrangements, are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE, Pride Online or Wujiang Luxiang fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of WFOE, Pride Online or Wujiang Luxiang;

●	discontinuing or restricting the operations of WFOE, Pride Online or Wujiang Luxiang;

●	imposing conditions or requirements with which we, WFOE, Pride Online or Wujiang Luxiang may not be able to comply;

●	requiring us, WFOE, Pride Online or Wujiang Luxiang to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures, such as ours, that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide. If our ownership structure, contractual arrangements or businesses of Wujiang Luxiang or Pride Online are found to be in violation of any existing or future PRC laws or regulations, the relevant governmental authorities, including the CSRC, would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Wujiang Luxiang or Pride Online, revoking the business licenses or operating licenses of Wujiang Luxiang or Pride Online, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from overseas financings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations.

Our contractual arrangements with Wujiang Luxiang may not be effective in providing control over Wujiang Luxiang.

All of our current revenue and net income is derived from Wujiang Luxiang. According to our inquiries with Jiangsu provincial authorities, provincial direct foreign controlling equity ownership in for-profit companies engaged in rural microcredit services in Jiangsu Province has never been approved and such position will not change in the foreseeable future.  Therefore, we do not intend to have an equity ownership interest in Wujiang Luxiang but rely on contractual arrangements with Wujiang Luxiang to control and operate its business.   However, these contractual arrangements may not be effective in providing us with the necessary control over Wujiang Luxiang and its operations.  Any deficiency in these contractual arrangements may result in our loss of control over the management and operations of Wujiang Luxiang, which will result in a significant loss in the value of an investment in our company. Because of the practical restrictions on direct foreign equity ownership imposed by the Jiangsu provincial government authorities, we must rely on contractual rights through our VIE structure to effect control over and management of Wujiang Luxiang, which exposes us to the risk of potential breach of contract by the shareholders of Wujiang Luxiang. In addition, as Wujiang Luxiang is jointly owned by its shareholders, it may be difficult for us to change our corporate structure if such shareholders refuse to cooperate with us.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "M&A Rules"), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, has certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. We believe that the MOFCOM and CSRC approvals under the M&A Rules were not required in the context of our share exchange transaction because at such time the share exchange was a foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations. However, we cannot be certain that the relevant PRC government agencies, including the CSRC and MOFCOM, would reach the same conclusion, and we cannot be certain that MOFCOM or the CSRC will not deem that the transactions effected by the share exchange circumvented the M&A Rules, and other rules and notices, or that prior MOFCOM or CSRC approval is required for overseas financing. Further, we cannot rule out the possibility that the relevant PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with WFOE’s control of Wujiang Luxiang through contractual arrangements.

If the CSRC, MOFCOM, or another PRC regulatory agency subsequently determines that CSRC, MOFCOM or other approval was required for the share exchange transaction and/or the VIE arrangements between WFOE and Wujiang Luxiang, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, Wujiang Luxiang’s ability to remit its profits to us, or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by such Chinese domestic residents, over whom we may have no control.

SAFE regulations relating to offshore investment activities by PRC residents may increase our administrative burdens and restrict our overseas and cross-border investment activity. If our shareholders and beneficial owners who are PRC residents fail to make any required applications, registrations and filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

SAFE has promulgated several regulations, including Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles ("Circular No. 75"), issued on October 21, 2005 and effective as of November 1, 2005 and certain implementation rules issued in recent years, requiring registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders and beneficial owners who are PRC residents, and may affect any offshore acquisitions that we make in the future.

SAFE Circular No. 75 requires PRC residents, including both PRC legal person residents and/or natural person residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of equity financing with assets or equities of PRC companies, referred to in the notice as an "offshore special purpose company." In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update his registration with the relevant SAFE branches, with respect to that offshore company, in connection with any material change involving an increase or decrease of capital, transfer or swap of shares, merger, division, equity or debt investment or creation of any security interest. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liabilities for such PRC subsidiary under PRC laws for evasion of applicable foreign exchange restrictions.

In addition to the disclosure obligation, the PRC onshore subsidiaries indirectly invested by a PRC resident through that offshore company are required to coordinate and supervise the filing of SAFE registrations by the offshore company's shareholders who are PRC residents in a timely manner. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, such PRC resident will be subject to administrative penalties under PRC foreign administration regulations, including fines.

Although we have requested our PRC shareholders to complete the SAFE Circular No. 75 registration, we cannot be certain that all of our PRC resident beneficial owners will comply with the SAFE regulations. The failure or inability of our PRC shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, prevent us from transferring the net proceeds of overseas financings or making other capital injection into our PRC affiliates, limit our PRC affiliates' ability to make distributions or pay dividends or affect our ownership structure, as a result of which our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

Under Notice of the SAFE on Issues Related to Foreign Exchange Administration in Domestic Individual’s Participation in Equity Incentive Plans of Companies listed Aboard (Hui Fa (2012) No. 7), issued and effective as of February 15, 2012 by SAFE ("Circular No. 7"), SAFE requires PRC residents who are granted shares or share options by an overseas-listed company under such company’s employee share option or share incentive plan, through such company’s PRC subsidiary or branch located in the PRC, any other PRC entity that is under control of such company or other qualified PRC agents, or collectively the PRC agent, to register with SAFE and complete certain other procedures related to the share option or other share incentive plan and to open a special foreign currency account and to use such account to pay for funds required for exercising the option and to receive overseas share sale proceeds in foreign exchange and to distribute such proceeds to relevant employees in U.S. dollars or in RMB after conversion. More specifically, the PRC agent can also apply for the annual quota of currency conversion to convert overseas share sale proceeds in U.S. dollars into RMB. In addition, an offshore entity must be appointed to act as trustee to handle share transfer transactions or option exercises relating to the share option or other share incentive plan. We believe that all of our PRC employees who are granted share options are subject to Circular No. 7. If we grant our PRC employees stock options, we will request our PRC management, personnel, directors and employees who are to be granted stock options to register them with local SAFE pursuant to Circular No. 7. However, each of these individuals may not successfully comply with all the required procedures above. If we or our PRC security holders fail to comply with these regulations, we or our PRC security holders may be subject to fines and legal sanctions. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion and we may become subject to a more stringent review and approval process with respect to our foreign exchange activities.

Our agreements with Wujiang Luxiang and Pride Online are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.

As all of our contractual arrangements with Wujiang Luxiang and Pride Online are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Wujiang Luxiang or Pride Online, and our ability to conduct our business may be materially and adversely affected.

The Wujiang Shareholder and shareholder of Pride Online have potential conflicts of interest with us, which may adversely affect our business.

All ultimate individual shareholders of the 11 Chinese entities and Mr. Huichun Qin, which collectively own 100% of Wujiang Luxiang’s outstanding equity interests, or their representatives,  are beneficial owners of shares of common stock of CCC through their BVI entities. Mr Qin who owns 100% of Pride Online’s outstanding equity interests is a beneficial owner of shares of common stock of CCC. Equity interests held by each of these shareholders in CCC is less than its interest in Wujiang Luxiang or Pride Online as a result of our introduction of outside investors as shareholders of CCC. In addition, such shareholders’ equity interest in our company will be further diluted as a result of the this offering as well as any future offering of equity securities. As a result, conflicts of interest may arise as a result of such dual shareholding and governance structure.

If such conflicts arise, these shareholders may not act in our best interests and such conflicts of interest may not be resolved in our favor. In addition, these shareholders may breach or cause Wujiang Luxiang to breach or refuse to renew the VIE Agreements that allow us to exercise effective control over Wujiang Luxiang and to receive economic benefits from Wujiang Luxiang. Delaware law provides that directors owe a fiduciary duty to a company, which requires them to act in good faith and in the best interests of the company and not to use their positions for personal gain. If Huichun Qin, who is one of the shareholders of Wujiang Luxiang and the Chairman of the Board of our company, does not comply with his fiduciary duties to us as a director, or if we cannot resolve any conflicts of interest or disputes between us and such shareholders or any future beneficial owners of Wujiang Luxiang, we would have to rely on arbitral or legal proceedings to remedy the situation. Such arbitral and legal proceedings may cost us substantial financial and other resources and result in disruption of our business, the outcome of which may adversely affect the Company.

If Wujiang Luxiang, Pride Online or PFL fail to maintain the requisite registered capital, licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

Foreign investment is highly regulated by the PRC government and the foreign investment in the lending industry is restricted by local authorities. Numerous regulatory authorities of the central PRC government, provincial  and local authorities are empowered to issue and implement regulations governing various aspects of the lending industry. Foreign investment in the financial leasing industry is also subject to foreign investment regulations. Each of Wujiang Luxiang, Pride Online and PFL are required to obtain and maintain certain assets relevant to its business as well as applicable licenses or approvals from different regulatory authorities in order to provide their current services. These registered capital and licenses are essential to the operation of our business and are generally subject to annual review by the relevant governmental authorities. Furthermore, Wujiang Luxiang, Pride Online and PFL may be required to obtain additional licenses. If we fail to obtain or maintain any of the required registered capital, licenses or approvals, our continued business operations in the lending, P2P platform and leasing industries may subject us to various penalties, such as confiscation of illegal net revenue, fines and the discontinuation or restriction of our operations. Any such disruption in the business operations of Wujiang Luxiang, PFL or Pride Online will materially and adversely affect our business, financial condition and results of operations.

Risks Relating to This Offering and Our Securities

Our common stock may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock may be “thinly-traded”, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  Broad or active public trading market for our common stock may not develop or be sustained.

The market price for our common stock may be volatile.

The market price for our common stock may be volatile and subject to wide fluctuations due to factors such as:

•	the perception of U.S. investors and regulators of U.S. listed Chinese companies;
•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in financial estimates by securities research analysts;
•	negative publicity, studies or reports;
•	conditions in Chinese credit markets;
•	changes in the economic performance or market valuations of other microcredit companies;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between RMB and the U.S. dollar; and
•	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that holders of our warrants exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case holders of our warrants may not be able to receive freely tradable shares upon exercise of the warrants.

Holders of our warrants will be able to exercise the warrants and receive freely tradable shares only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective, or an exemption from such registration is available, and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside.  Although we have undertaken in the warrants, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we may not be able to do so.  If we are not able to do so, holders may not be able to exercise their warrants and receive freely tradable shares but rather may only be able to receive restricted shares upon exercise.  In addition, we have agreed to use our best efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing holders of the warrants, to the extent an exemption is not available.  The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside.

Holders of warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of their warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants.  Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants included in this offering may not have any value.

No public market exists for the warrants and we do not intend to apply for listing of our warrants on any national securities exchange or other trading market.  Therefore, in the event our common stock price does not exceed the exercise price of the warrants during the three-year period in which the warrants are exercisable, the warrants may not have any value.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common stock less attractive to investors.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404(b) and other provisions of the Sarbanes-Oxley Act, as well as Section 14 rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for fiscal 2014, the first fiscal year beginning after our initial public offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting and, after we cease to be an “emerging growth company,” a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if, when required, our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

We will be required to disclose changes made in our internal controls and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years. However,  if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, our revenues exceed $1 billion, or we issue more than $1 billion in non-convertible debt in a three year period, we would cease to be an “emerging growth company” as of the following January 31. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future.

Provisions in our By-laws and Delaware laws might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our by-laws and Delaware laws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

•	the inability of stockholders to act by written consent or to call special meetings;

•	the ability of our board of directors to make, alter or repeal our by-laws; and

•	the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Investors acquiring our shares of common stock and warrants in this offering will not have control of the Company.

Investors acquiring our shares of common stock in this offering will not be able to control the Company through shareholder actions such as election of directors due to the percentage of their security ownership compared to the existing stockholders. The investors acquiring our shares in this offering will own approximately 20.7% of then issued and outstanding shares of common stock upon consummation of this offering.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification of our directors, officers and employees under Delaware law may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to us and our stockholders to the maximum extent permitted under the corporate laws of Delaware. We may also provide contractual indemnification obligations under agreements with our directors, officers and employees. These indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breach of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit the Company and our shareholders.

Neither management nor the underwriters have performed due diligence on market and industry data cited in this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge).  Management’s knowledge of such industries has been developed through its experience and participation in these industries.  Neither we nor our management have conducted due diligence or independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources.  Internally prepared and third party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time.  In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management.  Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article.  If such market and industry data turned out to be inaccurate, management’s belief and perception of our competitive strength may need to be adjusted and, as  a result, our business strategy may need to be changed which may have a negative effect on our results of operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 1,650,386 shares and the 875,000 warrants by us in this offering will be approximately $[  ] after deducting the estimated underwriting discounts and commissions of 7% of the gross proceeds, and estimated offering expenses of approximately $[   ]. We cannot predict when or if the warrants will be exercised. If all of  the warrants issued in this offering are exercised for cash, then we will receive an additional $___ of proceeds. It is possible that the warrants may be exercised on a cashless basis under certain circumstances or expire prior to being exercised, in which case we will not receive any additional proceeds. We will not receive any proceeds from the sale of the 99,614 shares offered by the selling stockholders.

We expect to use the net proceeds we receive as follows:

Increase in registered capital of PFL and corresponding financial leasing capacity	$
General working capital (1)	$
Investor relations		$45,000
Total	$

(1)	For general corporate purposes, such as general and administrative expenses, capital expenditures and working capital.

The net proceeds from this offering will only be used for the purposes indicated above. The amount that we actually expend will depend on a number of factors, including our development, activities, as well as the amount of cash generated or used by our operations.

The underwriters have a 45-day option to purchase up to 262,500 additional shares of our common stock and 131,250 accompanying warrants at the public offering price solely to cover over-allotments, if any. Any proceeds received from the over-allotment or upon exercise of the warrants will be used for general working capital purposes.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CCCR”. Currently no public market exists for our warrants and we do not intend to apply for the listing of our warrants on any national securities exchange or other trading market.

Since the Company’s incorporation on December 19, 2011, we have issued 10,596,426 shares of our common stock. There are no outstanding options or warrants or securities that are convertible into shares of common stock, except for the warrants issued in this offering and the warrants to purchase an aggregate of 95,900 shares of common stock issued to the underwriters for our initial public offering consummated in August 2013, and their affiliates.

Holders

We had 104 holders of record of our common stock as of the date of this prospectus.

Dividends

Wujiang Luxiang declared and paid dividends for the years of 2009, 2010 and 2011.  According to PRC laws and regulations, after-tax profit can be distributed after a portion of net income has been set aside to fund certain reserve funds. Neither we nor Wujiang Luxiang declared or paid dividends in 2012 or 2013 and do not anticipate declaring or paying dividends in 2014 or in the foreseeable future. Although we intend to retain our earnings, if any, to finance the growth of our business, our board of directors will have the discretion to declare and pay dividends in the future, subject to applicable PRC regulations and restrictions as described below. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

In addition, due to various restrictions under PRC laws on the distribution of dividends by WFOE, we may not be able to pay dividends to our stockholders. The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006), contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds until such time as the accumulated reserve funds reach and remain above 50% of the registered capital amount. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. Furthermore, if our subsidiaries and affiliates in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our common stock.

CAPITALIZATION

The following table summarizes the capitalization of CCC as of December 31, 2013:

•	on an actual basis;

•
on a pro forma basis to reflect our receipt of estimated net proceeds from the sale of 1,650,386 shares of common stock and 875,000 warrants sold by the Company (excluding the 262,500 shares of common stock and 131,250 accompanying warrants which the underwriters have the option to purchase to cover over-allotments, if any) in this offering at an offering price of $     per share and accompanying warrant, and after deducting estimated underwriting discounts and commissions and estimated offering expenses as described under “Use of Proceeds”. We allotted all of the aggregate consideration to each share of common stock (assuming no value to accompanying warrants).

The pro forma information below is only for illustrative purposes and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the sections of this prospectus entitled “Use of Proceeds,” “Summary of Condensed Financial Information,” “Selected Condensed Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed financial statements and related notes included elsewhere in this prospectus.

	Actual	Pro Forma
Cash	$9,405,865
Common stock, par value $0.001 per share, 100,000,000 shares authorized, and 10,430,657 issued and outstanding at December 31, 2013	10,431
Additional paid-in capital	52,704,107
Statutory reserves	5,442,150
Retained earnings	20,300,689
Accumulated other comprehensive income	6,493,591
Total stockholders’ equity	84,949,906

DILUTION

 If you invest in our securities, you will not incur immediate dilution since the public offering price per share you will pay in this offering is less than the net tangible book value per share of common stock immediately after this offering.

The net tangible book value of our common stock as of December 31, 2013 was $ 84,949,906 or $8.14 per share based upon 10,430,657 shares of common stock outstanding.  Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding. Tangible assets equal our total assets less goodwill and intangible assets.

If there was dilution in net tangible book value per share to new investors, it would represent the difference between the amount per share paid by purchasers of shares in this offering (assuming no value is attributed to the warrants) and the pro forma net tangible book value per share of common stock immediately after completion of this offering.  After giving effect to the sale of the 1,750,000 shares and 875,000 warrants being sold pursuant to this offering at an offering price of $[  ] per share and accompanying warrant and after deducting underwriting discount and commission payable by us in the amount of $[  ], and estimated offering expenses in the amount of $[  ], our pro forma net tangible book value would be approximately $[  ], or $[  ] per share of common stock. This represents an immediate decrease in net tangible book value of $[  ] per share of common stock to existing stockholders and an immediate increase in net tangible book value of $[  ] per share to new investors purchasing the shares in this offering.

The following table illustrates this per share increase:

As of December 31, 2013
Public offering price per share of common stock and accompanying warrant		$	[	]
Net tangible book value per share as of December 31, 2013	$8.14
Decrease in net tangible book value per share attributable to existing stockholders
Pro forma net tangible book value per share after this offering			[	]
Increase per share to new investors		$	[	]

Our adjusted pro forma net tangible book value after the offering, and the increase to new investors in the offering, will change from the amounts shown above if the underwriters' over-allotment option is exercised.

A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our pro forma net tangible book value per share after this offering by approximately $[  ], and increase per share to new investors by approximately $[  ], after deducting the underwriting discount and estimated offering expenses payable by us.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received and denominated in RMB. Capital accounts of our condensed financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date.  Income and expenditures are translated at the average exchange rate of the period.  RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB and the United States dollar for the periods indicated.

	December 31 (1)	Yearly Average (2)
2011	6.3585	6.4640
2012	6.3086	6.3116
2013	6.1122	6.1943

(1)	The exchange rates reflect the noon buying rate in effect in New York City for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York.

(2)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

SELECTED CONDENSED FINANCIAL AND OPERATING DATA

The following selected condensed financial and operating data should be read together with CCC’s financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.  The selected financial data in this section are not intended to replace our financial statements and the related notes.  Our historical results are not necessarily indicative of our future results.

The selected condensed statement of operations and balance sheet data for the years ended December 31, 2013, December 31, 2012 and December 31, 2011 are derived from CCC’s audited financial statements, appearing elsewhere in this prospectus.

CHINA COMMERCIAL CREDIT, INC.

		December 31,
	2013	2012	2011
Selected Financial Condition Data:
Total assets	$113,003,448	$100,004,819	$94,556,429
Cash	9,405,865	1,588,061	3,549,644
Restricted Cash	10,784,960	11,595,489	12,443,735
Loans receivable, net allowance for loan losses $1,375, 948, $857,813 and $766,673 for December 31, 2013, 2012 and 2011, respectively	88,827,465	84,923,480	76,022,989
Short-term bank loans	16,360,721	20,606,791	23,590,469
Deposits payable	9,659,362	9,428,061	9,113,229
Stockholders’ equity	$84,949,906	$67,249,079	$59,126,189

CHINA COMMERCIAL CREDIT, INC.

	For the Years Ended December 31,
	2013	2012	2011

Selected Operations Data:
Total interest and fees income	$12,444,623	$12,289,059	$11,175,844
Net interest income	11,301,406	10,990,978	9,591,611
Net interest income after provision for loan losses	10,817,337	10,905,943	9,548,617
Commissions and fees on guarantee services, net	1,723,738	1,680,781	1,314,368
Total noninterest income	168,881	323,977	725,832
Total noninterest expense	3,624,714	2,891,266	2,096,356
Income before taxes	9,085,242	10,019,435	9,492,461
Net income	$7,704,970	$8,312,469	$8,301,905
Earnings per share
Basic and diluted	$0.808	$1.044	$$1.142
Weighted average shares outstanding
Basic and diluted	9,535,161	7,960,662	7,270,920

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a financial services firm operating in China. Our current operations are mainly conducted through Wujiang Luxiang, a fully licensed micro credit company which we control through our subsidiaries and certain contractual arrangement, and consist of providing short-term direct loans and loan guarantees to SMEs located in Wujiang City, Jiangsu Province of China. Since our inception in October 2008, we have developed a large and growing number of borrowers in Wujiang City. As of December 31, 2013, we have built a $90.2 million portfolio of direct loans to 217 borrowers and a total of $59.7 million in loan guarantees for 77 borrowers. We were established under the 2008 Guidance on the Small Loan Company Pilot of the China Banking Regulatory Commission and the People's Bank of China (“PBOC”) (No.23) (“Circular No. 23”) to extend short term loans and loan guarantees to SMEs, a class of borrowers that we believe have been underserved in the Chinese lending market. The loans that we provide bridge the gap between Chinese-state run banks that have not traditionally served the capital needs of SMEs and high interest rate “underground” lenders, and our loans provide capital at more favorable terms and sustainable interest rates.

On September 5, 2013, our wholly owned subsidiary, CCC International Investment Holding Ltd. (“CCC HK”), established Pride Financial Leasing (Suzhou) Co. Ltd. (“PFL”) in Jiangsu Province, China. PFL is expected to offer financial leasing of machinery and equipment, transportation vehicles, and medical devices to municipal government agencies, hospitals and SMEs in Jiangsu Province and beyond. During the year ended December 31, 2013, PFL did not have any operations except for initial organizational activities.

On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin and Suzhou Pride Information Technology Co. Ltd. (“Pride Online”), a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin.   Pursuant to these contractual arrangements, WFOE shall have the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Pride Online, including absolute control rights and the rights to the assets, property and revenue of Pride Online and as a result, approximately 100% of the net income of Pride Online will be paid as a service fee to WFOE.

Pride Online operates an online platform (www. pridelendingclub.com) to match prospective borrowers with lenders. As of the date of this prospectus, Pride Online is in the beginning stages of operation.

Key Factors Affecting Our Results of Operation

Our business and operating results are affected by China’s overall economic growth and market interest rate. Unfavorable changes could affect the demand for the services that we provide and could materially and adversely affect our results of operations. Our results of operations are also affected by the regulations and industry policies related to the microcredit industry in the PRC.

Due to changes in the applicable microcredit lending regulations in Jiangsu Province, starting August 2012 we elected to charge no more than three times the PBOC Benchmark Rate. Prior to August 2012, we were allowed to charge up to four times the PBOC Benchmark Rate. The decrease in the PBOC Benchmark Rate and the new restriction on the allowable points above PBOC Benchmark Rate have slowed our growth in net interest income.

Our results of operations are also affected by the provision for loan losses which is a noncash item and represents an assessment of the risk of future loan losses. Increases in the allowance for loan losses are achieved through provision for loan losses that are charged against net interest income.

Although we have generally benefited from China’s economic growth and the policies to encourage lending to farmers and SMEs, we are also affected by the complexity, uncertainties and changes in the PRC regulations governing the micro lending industry. Due to PRC legal restrictions on foreign equity ownership of and investment in the micro lending sector in China, we rely on contractual arrangements with Wujiang Luxiang, and its shareholders to conduct most of our current business in China. We face risks associated with our control over our variable interest entity, as our control is based upon contractual arrangements rather than equity ownership.

Results of Operations

Year Ended December 31, 2013 as Compared to the Year Ended December 31, 2012

CHINA COMMERCIAL CREDIT, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Year Ended December 31,		Change
	2013	2012	$	%
Interest income
Interests and fees on loans	$12,223,803	$12,003,158	220,645	2%
Interests and fees on loans-related party	-	13,119	(13,119)	-100%
Interests on deposits with banks	220,820	272,782	(51,962)	-19%
Total interest and fees income	12,444,623	12,289,059	155,564	1%

Interest expense
Interest expense on short-term bank loans	(1,143,217)	(1,298,081)	154,864	-12%
Net interest income	11,301,406	10,990,978	310,428	3%

Provision for loan losses	(484,069)	(85,035)	(399,034)	469%
Net interest income after provision for loan losses	10,817,337	10,905,943	(88,606)	-1%

Commissions and fees on financial guarantee services	1,407,699	1,667,067	(259,368)	-16%
Over provision on financial guarantee services	316,039	13,714	302,325	2204%
Commission and fees on guarantee services, net	1,723,738	1,680,781	42,957	3%

Net Revenue	12,541,075	12,586,724	(45,649)	0%

Non-interest income
Government incentive	143,051	188,146	(45,095)	-24%
Other non-interest income	25,830	135,831	(110,001)	-81%
Total non-interest income	168,881	323,977	(155,096)	-48%

Non-interest expense
Salaries and employee surcharge	(1,047,589)	(1,052,199)	4,610	0%
Rental expenses	(259,748)	(254,921)	(4,827)	2%
Business taxes and surcharge	(499,075)	(472,216)	(26,859)	6%
Other operating expenses	(1,818,302)	(1,111,930)	(706,372)	64%
Total non-interest expense	(3,624,714)	(2,891,266)	(733,448)	25%

Income Before Taxes	9,085,242	10,019,435	(934,193)	-9%
Income tax expense	(1,380,272)	(1,706,966)	326,694	-19%

Net Income	7,704,970	8,312,469	(607,499)	-7%

Amortization of beneficial conversion feature relating to convertible Series A Preferred Stocks	(372,500)	-	(372,500)	<<-100%
Amortization of beneficial conversion feature relating to convertible Series B Preferred Stocks	(380,000)	-	(372,500)	<<-100%
Net income attributable to Common Stock shareholders	6,952,470	8,312,469	(1,359,999)	-16%

Earnings per Share- Basic and Diluted	0.808	1.044	(0.236)	-23%

Weighted Average Shares Outstanding-Basic and Diluted	9,535,161	7,960,662	1,574,499	20%

Net Income	7,704,970	8,312,469	(607,499)	-7%
Other comprehensive income
Foreign currency translation adjustment	2,280,218	471,501	1,808,717	384%
Comprehensive Income	$9,985,188	$8,783,970	1,201,218	14%

The Company’s net income for the year ended December 31, 2013 was $7,704,970, representing a decrease of $607,499 or 7%, from $8,312,469 for the year ended December 31, 2012. The decrease in net income for the year ended December 31, 2013 was the net effect of the changes in the following components:

●	an increase in net interest income of $310,428;
●	an increase in the provision for loan losses of $399,034;
●	an increase in net commission and fees on guarantee services of $42,957;
●	an increase in total non-interest expense of $733,448; and
●	an decrease in enterprise income tax of $326,694

The following paragraphs discuss changes in the components of net income in greater details during the year ended December 31, 2013, as compared to the year ended December 31, 2012.

Net Interest Income

Net interest income is equal to interest income we generated less interest expenses we incurred. The Company’s net interest income increased by $310,428, or 3% to $11,301,406 during the year ended December 31, 2013, compared to net interest income of $10,990,978 for the year ended December 31, 2012.

Despite of the decrease of the effective weighted average loan interest rate from 15.22% for the loan portfolio as of December 31, 2012 to 14.50% for the loan portfolio as of December 31, 2013, the interest income increased during the year ended December 31, 2013. This was primarily attributable to the expansion of the Company’s loan portfolio by $4.4 million from $85.8 million as of December 31, 2012 to $90.2 million as of December 31, 2013.

During the year ended December 31, 2013, we added 526 new loans and the average loan size was approximately $429,000, as compared to the year ended December 31, 2012, when we added 581 new loans with an average loan size of $365,000.

During the year ended December 31, 2013, we continued our effort to reduce related party transactions and accordingly the interest income from the loans to related party was reduced to zero from $13,119 during the year ended December 31, 2012.

Due to the long-term nature of our restricted deposits with third party banks, we utilized these deposits as term deposits during the year ended December 31, 2013 which in turn generated interest income on deposits with banks of $220,820 as compared to $272,782 during the year ended December 31, 2012. The decrease was mainly due to the close of a restricted deposit account with a bank through which we provided guarantee services to our customers in April 2013.

Interest expense represents interest incurred on short-term bank loans. The interest incurred on short term bank loans decreased by $154,864, or 12%. This was mainly caused by decrease of total bank borrowing balance by $4.25 million from $20.61 million as of December 31, 2012 to $16.36 million as of December 31, 2013. In both years ended December 31, 2013 and 2012, there was no interest expense related to the loans from related parties as a result of our effort to reduce related party transactions.

Provision for Loan Losses

The provision for loan losses was determined by comparing the beginning and ending balance of allowance for loan losses for business and personal loans.  If the ending balance of the allowance of loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the allowance for loan loss. The netting amount of “reversal” and “provision” is presented in the consolidated statements of income and comprehensive income and the components of the provision for loan losses were disclosed in Note 7.

The Company’s provision for loan losses were $484,069 and $85,035 for the year ended December 31, 2013 and 2012, respectively. Provision for loan losses increased as our loan receivable balance increased and hence higher risk was assessed despite of the decrease in the provision for our guarantee services. In accordance with the aging schedule, during the year ended December 31, 2013, certain loans in category of “special mention” were moved down to the “doubtful” and “loss” categories subject to the higher provision ratio of 50% and 100%, respectively. We have initiated several legal proceedings against customers with long over-due outstanding repayment obligations. In order to speed up the collection of past due loans, at the end of 2013, we engaged He-Partners Law Firm, the largest law firm in Suzhou City, to represent us in these legal proceedings. The provision for financial guarantee services decreased due to the reduction of our guarantee services for the year ended December 31, 2013. The decrease is the result of significantly lower accrual for financial guarantee services as of December 31, 2013 of $588,740 as compared to $880,725 as of December 31, 2012 as a result of our expected switching focus on guarantee services to be provided through a P2P online platform operated by Kaixindai Financing Services Jiangsu Co. Ltd (“Kaixindai”).

Net Commission and Fees on Guarantee Business

The Company also generated net income by charging commissions and fees for financial guarantee services provided to our customers to help them obtain loans from other banks. We generally charge a one-time fee of 1.62%-3.60% multiplied by the amount of loans being guaranteed, based on the nature of the guarantee and whether the customer is new or existing. The commissions and fees generated from our financial guarantee services decreased from $1,667,067 for the year ended December 31, 2012, to $1,407,699 for the year ended December 31, 2013, representing a decrease of $259,368, or 16%.

As of December 31, 2013, we have provided guarantees for a total of $59.7 million underlying loans to approximately 77 borrowers, a reduction of 30.8% compared to December 31, 2012.  We expect to further reduce our traditional guarantee services as we increase similar services originated through the Kaixindai platform since the service fees generated by our traditional guarantee service are significantly less than the service fees expected to be generated by the new platform. As we were rated AAA by the Finance Office of Jiangsu Province in October 2013, we are permitted to provide guarantee services to borrowers on the Kaixindai platform.

The methodology the Company used to estimate the liability for probable guarantee loss considers the guarantee contract amount and a variety of factors, which include, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, estimated value of collaterals or guarantees the costumers or third parties offered, and other economic conditions such as the economic trend of the area and the country. The estimates are based upon currently available information. Based on the past experience, the Company estimates the probable loss to be 1% of contract amount and reviews the provision on a quarterly basis. It has been determined that our guarantee business is sufficiently covered by the general provision, as such the Company’s provision for its guarantee business mainly reflects the fluctuation in the general provision for guarantee business as of each year end as compared to the previous year end.

Non-interest Expenses

Non-interest expenses increased from $2,891,266 for the year ended December 31, 2012 to $3,624,714 for the year ended December 31, 2013, representing an increase of $733,448 or 25%. Non-interest expenses primarily consisted of salary and employee surcharge, office rental expense, business tax and surcharge, depreciation of equipment, travel expenses, entertainment expenses, professional service fees, and other office supplies. The increase was mainly attributable to an increase in other operating expenses of $706,372, or 64%. Other operating expenses were higher during the year ended December 31, 2013 as compared to the year ended December 31, 2012, primarily due to an  increase in travel expenses of $140,370, an increase in legal and consulting expense of $114,097 and an increase in bank charges of $125,742.

Income tax

Income taxes decreased from $1,706,966 for the year ended December 31, 2012 to $1,380,272 for the year ended December 31, 2013, representing a decrease of $326,694 or 19%. The decrease in income tax is mainly attributable to:

1)
a decrease of income before tax of $934,193 or 9%, from $10,019,435 for year ended December 31, 2012 to $9,085,242 for the year ended December 31, 2013. This resulted in a decrease of income tax expense of $84,056.

2)
a change in PRC tax policy. Prior to 2012, the Company was entitled to a preferential income tax rate of 12.5%. In April 2012, the Company received a notice from the local tax authority that the Company’s lending business was qualified for a preferential tax rate of 12.5%, while the taxable income arising from its guarantee business was subject to a standard tax rate of 25%. The local tax authority required the Company to apply the new tax policy retroactively to 2011. Hence, the Company evaluated the impact of the changed policy on the income tax provision on the issued financial statements of 2011, and determined that income tax for 2011 was understated by approximately $225,445. This amount was recorded in the financial statements for the year ended December 31, 2012, as the amount was minimal compared to the Company’s net income in 2011.

Loan Portfolio Quality

One of our key objectives is to maintain a high level of loan portfolio quality. When a borrower fails to make a scheduled payment, we attempt to cure the deficiency by personally contacting the borrower. Initial contacts typically are made seven days after the date the payment is due, and warning letters are sent by our legal counsel approximately 90 days after the default. In most cases, deficiencies are promptly resolved. If the outstanding amount cannot be collected within 180 days after the maturity date and the parties could not reach an agreement on a specific repayment program, we will initiate legal proceedings.

We also keep the frequency of visits to our customers and observe their daily production on site from time to time to observe their operating condition and collect their financial information. Since most of our customers are in the Jiangsu area, it is also relatively easy to obtain information about our customers.

On loans where the collection of principal or interest payments is doubtful, the accrual of interest income ceases and become “non-accrual” loans. Except for loans that are sufficiently secured and in the process of collection, it is our policy to discontinue accruing additional interest and reverse any interest accrued on any loan which is 90 days or more past due.

We account for our impaired loans in accordance with U.S. GAAP. An impaired loan generally is one for which it is probable, based on current information, that the lender will not collect all the amounts due under the contractual terms of the loan. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment history and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for business and personal loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateralized.

We allow a one-time loan extension with time duration up to the original loan term, which is usually within twelve months. In order to qualify, the borrower must be current with its interest payments. We do not grant concession to borrowers as the principal of the loan remains the same and interest rate is fixed at the current interest rate at the time of extension.

We use a comprehensive methodology to monitor credit quality and prudently manage credit concentration within our portfolio of loans. Currently our loan portfolio concentrates in the textile industry and it is showing signs of slow-down. To maintain our loan portfolio quality, we have modified our loan policy to accept only textile companies with real estate as collateral or guaranteed by guarantee company.

In addition, we plan to diversify our risks by concentrating in smaller amount loans that are below $725,000 (or approximately RMB 4.5 million). We have also eliminated related party loans and extended more loans to agriculture related business since 2012.

Currently, the banking industry encourages SMEs to apply for loans as individual with recourse so that when it is past due, both the SME and the responsible individual are jointly liable for the past due amount. As of December 31, 2013, our business loan balance decreased by 11.32% as compared to that as of December 31, 2012 while personal loan increased by the 53.11%.

The following table sets forth the classification of loans receivable as of December 31, 2013 and 2012, respectively:

	December 31, 2013		December 31, 2012
	Amount	Percent of Total	Amount	Percent of Total
Business loans	$56,620,893	62.77%	$63,847,080	74.43%
Personal loans	33,582,520	37.23%	21,934,213	25.57%
Total Loans receivable, gross	$90,203,413		$85,781,293

Nonaccrual loans totaled $2.8 million, or 2.49% of total assets as of December 31, 2013, up from $1.7 million, or 1.70% of total assets, as of December 31, 2012. The allowance for loan losses was $1.38 million, representing 1.53% of loans receivable and 48.87% of non-accrual loans as of December 31, 2013. As of December 31, 2012, the allowance for loan losses was $0.86 million, representing 1.00% of loans receivable and 50.34% of non-accrual loans.

The following table sets forth information concerning our nonaccrual loans as of December 31, 2013 and 2012, respectively:

	December 31, 2013	December 31, 2012
Nonaccrual loans	$2,815,358	$1,703,879
Allowance for loan losses	$1,375,948	$857,813
Loans receivable	$90,203,413	$85,781,293
Total assets	$113,003,448	$100,004,819
Nonaccrual loans to loans receivable	3.12%	1.99%
Nonperforming assets to total assets	2.49%	1.70%
Allowance for loan losses to loans receivable	1.53%	1.00%
Allowance for loan losses to non-accrual loans	48.87%	50.34%

First Quarter Estimates

Management expects our interest revenue and the net income for the quarter ended March 31, 2014 to be lower by approximately $55,604, or 2%, and $725,597, or 46%, respectively, as compared to the quarter ended March 31, 2013.

The decrease in net income was mainly due to the expected increase in provision for the financial guarantee services, totaling an estimated $302,694 as of March 31, 2014, and the expected increase in provision on loan losses for direct lending, totaling an estimated $683,955 as of March 31, 2014. During the quarter ended March 31, 2014, a number of our financial guarantee customers defaulted on their loans and we repaid the underlying loan.  We are in the process of negotiating and possibly litigating against both the borrowers and their counter-guarantors. Due to the uncertainty of the outcome, we increased our provision for the guarantee services significantly.

In addition, with respect to our guarantee business, the commission and fees are expected to decrease by approximately $112,899, or 27%, due to the reduction of our traditional guarantee services. We intentionally reduced our traditional guarantee services in the quarter ended March 31, 2014 since we plan to increase similar guarantee services originated through a new P2P online platform operated by Kaixindai Financing Services Jiangsu Co. Ltd (“Kaixindai”) that we believe will generate higher services fees than our traditional guarantee service. See “Business” on page 60. Further, provision for financial guarantee services is expected to increase by approximately $354,023, or 802%, during the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013.

With respect to our direct lending business, our revenue is expected to decrease by approximately $55,604, or 2%, as we intentionally reduced the number of new loans during the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013.  As bank lending activities in China slowed down recently, borrowers increasingly turned to high-interest shadow bank loans.  Management is concerned that the borrowers will use the proceeds from the loans we extend to them to make repayment to the shadow banks, instead of using them in operations. Therefore, management decided to extend new loans in a more cautious manner.  Further, provision on loan losses is expected to increase by approximately $212,296, or 43%, during the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013.

The foregoing financial information reflects preliminary estimates based solely upon management’s estimates and are based on information that is available to our management as of the date hereof and are not guarantees of actual results for the period discussed.  The information is subject to change in connection with the completion of our financial statements for the quarter ended March 31, 2014 and our internal and auditor reviews of such financial statements.

Liquidity and Capital Resources

Cash Flows and Capital Resources

To date, we have financed our operations primarily through shareholder contributions, cash flow from operations and bank loans. As a result of our total cash activities, net cash increased from $1,588,061 as of December 31, 2012 to $9,405,865 as of December 31, 2013.

We require cash for working capital, making loans, repayment of debt, salaries, commissions and related benefits and other operating expenses and income taxes. We expect that our current working capital is sufficient to maintain our routine operations for the next twelve months without extraordinary business expansion.

However, as a micro-credit company regulated by the Chinese Banking Regulatory Commission, we are prohibited from providing saving or checking services to our customers and the amount we are allowed to finance through debt financing is limited at 50% of our net capital. Our currently available capital resources may not be sufficient to fund expected large-scale expansion of our direct lending and guarantee business and the anticipated financial leasing business.

In order to meet the capital needs for our anticipated business expansion, we may take the following actions: (1) continue to improve our collection of loan receivable and interest receivable; (2) if necessary, raise additional capital through equity financing. (3) enter into new, or refinance existing, short- and/or long term commercial loans. We cannot assure you that financing will be available in the amounts we need or on terms acceptable to us, if at all. The sale of additional equity securities, including convertible debt securities, would dilute our current shareholders. The incurrence of debt could result in operating and financial covenants that would restrict our operations and our ability to pay dividends to our shareholders. If we are unable to obtain additional equity or debt financing as required, our business, operations and prospects may be adversely affected.

In March 2014, approximately $5.6 million of the net proceeds raised in the initial public offering (“IPO”) have been contributed to the registered capital of Wujiang Luxiang.

Statement of Cash Flows

Cash was $9,405,865 and $1,588,061 as of December 31, 2013 and 2012, respectively.

The following table sets forth a summary of our cash flows for the year ended December 31, 2013 and 2012, respectively:

	For the Year Ended December 31,
	2013	2012

Net cash provided by operating activities	$6,605,544	$8,295,938
Net cash used in investing activities	$(1,691,001)	$(6,492,402)
Net cash provided by/ (used in) financing activities	$2,810,819	$(3,738,785)
Effects of exchange rate changes on cash	$92,442	$(26,334)
Net cash inflow/(outflow)	$7,817,804	$(1,961,583)

Net Cash Provided by Operating Activities

During the year ended December 31, 2013, we had positive cash flow from operating activities of $6,605,544, a decrease of $1,690,394 from the year ended December 31, 2012, during which we had cash flow from operating activities of $8,295,938. The net income for the year ended December 31, 2013 decreased by $607,499 as compared to the year ended December 31, 2012. The decrease in net cash provided by operating activities was the result of several factors, including:

●	An increase in cash flow due to an increase of non-cash items which was primarily due to the increase in the provision for loan losses of $399,034.

●	A decrease in cash flow due to over provision for financial guarantee increased by $302,325.

●
A decrease in cash flow due to the increase in changes in net tax receivable by $1,414,349. The change in net tax receivable as of December 31, 2013 was $830,477 as compared to the change in net tax receivable as of December 31, 2012 of $583,872. The Company was required to prepay enterprise income taxes at a rate of 25% on a quarterly basis when the applicable tax rate was 12.5% for the loan business and 25% for the guarantee business, respectively. Within five months after fiscal year end, the Company and the tax authority resolved the difference between the taxes paid and taxes due.

Net Cash Used in Investing Activities

Net cash used in investing activities for the year ended December 31, 2013 was $1,691,001, as compared to net cash used in investing activities of $6,492,402 for the year ended December 31, 2012. The cash used in investing activities for the year ended December 31, 2013 was mainly used for granting new loans and for making deposits in the banks for the guarantee service.

Net Cash Provided by/(Used in) Financing Activities

Net cash provided by financing activities for the year ended December 31, 2013 totaled $2,810,819, as compared to net cash used in financing activities of $3,738,785 for the year ended December 31, 2012. The cash provided by financing activities for the year ended December 31, 2013 was mainly attributable to net proceeds of $7,623,139 from our initial public offering, net proceeds of $55,404 from the issuance of preferred stock, proceeds from additional bank borrowings of $16,307,898, netting off against repayment of bank borrowings of $21,175,622.

Contractual Obligations

As of December 31, 2013, the annual amounts of future minimum payments under certain of our contractual obligations were:

	Payments due by period
	Total	Less than 1 year	1-2 years	2-3years	More than 3 years
Contractual obligations:
Short term bank loans (1)	$16,360,721	$16,360,721	$-	$-	$-
Operating lease (2)	$1,250,376	$263,237	$263,237	$263,237	$460,665

	$17,611,097	$16,623,958	$263,237	$263,237	$460,665

(1)	The bank loans bear an average annual interest rate of 6%.

(2)
Our new lease for our office in Wujiang commenced on October 1, 2013 and will expire on September 30, 2018. The Company has the right to extend the lease before its expiration with a one-month's prior written notice.

Off-Balance Sheet Arrangements

We enter into financial guarantee contracts with bank lenders pursuant to which we provide guarantees on behalf of borrowers to help them obtain loans from banks. The aggregate contract amounts reflect the extent of involvement the Company has in the guarantee business and also represents the Company’s maximum exposure to credit loss.

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its borrowers. Financial instruments representing credit risk are as follows:

	December 31, 2013	December 31, 2012
Guarantee	$59,692,091	$86,360,524

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and reported amounts of revenue and expenses during the reporting periods. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the condensed financial statements. We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our condensed financial statements and other disclosures included in this report.

Revenue recognition

Revenue is recognized when there are probable economic benefits to the Company and when the revenue can be measured reliably, on the following:

●
Interest income on loans. Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalty from customers.

●
Commission on guarantee service. The Company receives the commissions from guarantee services in full at inception and records as unearned income before amortizing it throughout the period of guarantee.

●
Non-interest income. Non-interest income mainly includes government incentive and rental income from the sub-leasing of certain of the Company’s leased office space to third parties. Government incentive is provided by Jiangsu Provincial government on a yearly basis to promote the development of micro credit agencies in Jiangsu Province.

Loans receivable, net

Loans receivable primarily represent loan amount due from customers. The management has the intent and ability to hold for the foreseeable future or until maturity or payoff. Loans receivable are recorded at unpaid principal balances, net of unearned income and allowance that reflects the Company’s best estimate of the amounts that will not be collected. Loan origination and commitment fees and certain direct loan origination costs collected from customers are directly recorded as interests and fees on loans. The loans receivable portfolio consists of business loans and personal loans. The Company does not charge loan origination and commitment fees.

Allowance for loan losses and loan impairment

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at portfolio-level since our loans portfolio is typically of smaller balance homogenous loans and is collectively evaluated for impairment.

For the purpose of calculating portfolio-level reserves, we have grouped our loans into two portfolio segments: Business and Personal. The allowance consists of the combination of a quantitative assessment component based on statistical models, a retrospective evaluation of actual loss information to loss forecasts, value of collaterals and potentially a qualitative component based on management judgment.

The allowance for loan losses is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off. The increase in allowance for loan losses is the netting effect of “reversal” and “provision” for both business and personal loans. If the ending balance of the allowance for loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the allowance for loan loss. The netting amount of the “reversal” and the “provision” is presented in the consolidated statements of income and comprehensive income

The Company recognizes a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent borrower for more than six months or when the court rules against the Company to seize the collateral asset of the delinquent debt from either the guarantor or borrower. The Company has not recorded a charge-off to date.

In estimating the probable loss of the loan portfolio, the Company also considers qualitative factors such as current economic conditions and/or events in specific industries and geographical areas, including unemployment levels, trends in real estate values, peer comparisons, and other pertinent factors such as regulatory guidance. Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

In addition, the Company also calculates the provision amount in accordance with PRC regulation “The Guidance for Loan Losses” (“The Provision Guidance”) issued by PBOC and is applied to all financial institutes as below:

1.
General Reserve - is based on total loan receivable balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total loan receivable balance.

2.
Specific Reserve - is based on the level of loss of each loan after categorizing the loan according to their risk.  According to the so-called “Five-Tier Principle” set forth in the Provision Guidance, the loans are categorized as “pass”, “special-mention”, “substandard”, “doubtful” or “loss”. Normally, the provision rate is 2% for “special-mention”, 25% for “substandard”, 50% for “doubtful” and 100% for “loss”.

3.
Special Reserve - is fund set aside covering losses due to risks related to a particular country, region, industry or type of loans. The reserve rate could be decided based on management estimate of loan collectability.

To the extent the mandatory loan loss reserve rate of 1% as required by PBOC differs from management’s estimates, the management elects to use the higher rate. As of December 31, 2013, the Company utilized Specific Reserve in the determination of the loan loss reserve as it is higher than the amount calculated based on the General Reserve.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

Income Tax

Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

Recently issued accounting standards

The FASB has issued ASU, No. 2014-02, Intangibles - Goodwill and Other (Topic 350): Accounting for Goodwill. This ASU permits a private company to subsequently amortize goodwill on a straight-line basis over a period of ten years, or less if the company demonstrates that another useful life is more appropriate. It also permits a private company to apply a simplified impairment model to goodwill. This ASU, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and to new goodwill recognized in annual periods beginning after December 15, 2014, and in interim periods within annual periods beginning after December 15, 2015. Early application is permitted, including application to any period for which the entity’s annual or interim financial statements have not been made available for issuance. The adoption of this standard is not expected to have any impact on the Company’s financial position.

The FASB has issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force). The amendments in this ASU state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this standard is not expected to have any impact on the Company’s financial position.

BUSINESS

Banking Industry in China

In the Chinese banking industry, four state-owned banks, namely Industrial & Commercial Bank of China (ICBC), China Construction Bank (CCB), Bank of China (BOC) and Agricultural Bank of China (ABC), are the largest, though their dominance is in gradual decline. According to PBOC, banks in China extended $12.3 trillion (RMB 74.99 trillion) in loans in the first three quarters of 2013, a 14.6% increase compared to 2012.

As of 2013, there were approximately 150 local city commercial banks in China. Local governments have historically exerted a huge influence over local city commercial banks and it is not uncommon for the local governments to own a significant amount of their shares. As the name suggests, city commercial banks were formerly permitted to operate only within the city in which they were located. Since 2004, the CBRC has allowed these local city commercial banks to expand outside their home region. Meanwhile, some of the smaller local commercial banks began to merge, forming larger regional banks.

Microcredit Industry in China

Under the credit crunch policy in China, many SMEs have encountered money shortages.  Since 2008, the micro credit industry in China has been rapidly developing. Microcredit companies play an increasingly important role to help SMEs solve their financing needs, while they seek to increase their own profit margins.

The number of microcredit companies has increased dramatically in the China since such types of companies were first permitted in 2008.  According to the statistics provided by PBOC, as of December 2013, there were 7,839 microcredit companies in China. The total loan balance from microcredit companies stood at $135.4 billion (RMB 819.1 billion). In the province of Jiangsu, as of December 31, 2013 there are about 573 microcredit companies with total capital of $14.8 billion (RMB 89.48 billion) and the total loans outstanding of $18.9 billion (RMB 114.29 billion).

The microcredit companies typically are profitable. According to Xiaoling Wu, the vice chairman of the National People’s Congress Financial and Economic Committee, who spoke at the second Microcredit Innovation Forum held in August 2011, overall, as of the end of June 2011, microcredit companies’ annual return on capital was 7.76%, while the microcredit companies in Zhejiang, Shanghai, and Jiangsu generated returns on capital of 15.68%, 11.56%, and 10.70%, respectively, which make them the top three areas in terms of return on capital for microcredit companies.

The Current Lending Market and the Opportunity

The state-owned banks and local commercial banks generate the majority of loans in the PRC. These large banks tend to provide financing to state-owned enterprises and large private firms. While large companies continue to obtain bank loans, SMEs must seek alternative sources of financing. Pursuant to Regulations on Standards of Categorizing Small and Medium Enterprises, depending on the industry, medium-sized businesses are defined as businesses with total assets between RMB 50 million and RMB 1.2, billion or revenues of between RMB 5 million and RMB 2 billion, and small and micro entities are defined as businesses with total assets or revenues less than the medium-sized entities’ threshold.

While state-owned enterprises still play a major role in the PRC economy, SMEs are becoming increasingly important in boosting China’s economy. The number of SMEs has grown from 100,000 in 1978 to approximately 45 million in 2012. According to data compiled by Development and Research Center of the State Council, SMEs account for nearly 60% of the GDP, 80% of the overall employment and more than half of economic output of China as of 2012. As a result, SMEs financing demands are on the rise.

Concerned about potential dangers to the PRC financial system caused by inflation, starting in 2010 the PBOC withdrew a significant amount of liquidity from the market, which has made it even harder for SMEs to gain access to capital.  Often unable to obtain bank loans, many SMEs have to borrow from so-called “underground” lenders.  “Underground” lenders, or shadow banks, take on various forms and may include informal neighborhood lenders, wealthy individual lenders, non-depository banks, other financial institutions and businesses that lend from their own surplus cash. Such underground lending is not permitted by the PRC banking regulations and therefore unregulated.  These lenders often charge interest rates many times higher than the PBOC Benchmark Rate. They use different schemes to avoid sanctions by the PRC regulations and the SME borrowers who borrowed from these underground lenders sometimes do not have affordable avenues to protect their interests.

A government crackdown on illegal “underground” lenders has been initiated.  Former Premier Wen Jiabao, on behalf of the State Council, stated that private, informal financing channels will only be encouraged “within the boundaries of the law.”  The State Council said that the government would crack down on illegal practices such as pyramid schemes and lending at excessively high interest rates. With the new government crackdown on illegal lending, traditional sources of credit could dry up, bringing SMEs fewer funding alternatives. It is from this environment that microcredit companies such as Wujiang Luxiang were approved and established starting in 2008.

The Current Financial Leasing Market and Financial Leasing Industry in China

The financial leasing market in China is a rapidly developing and growing segment of the economy. Financial leasing companies are poised to benefit from China’s economic boom and rapid infrastructure development. PFL hopes to capitalize on many significant opportunities by being an early entrant to the leasing business.

Since January 2007, when CBRC issued new and more favorable management rules for financial leasing companies, the leasing industry has experienced rapid growth. According to the China Financial Leasing Industry Report of 2013, in 2012, the financial leasing industry of China presented remarkably rapid development, with business turnover reaching RMB 1.55 trillion (US $0.25 trillion), an increase of about RMB 620 billion (66.7%) from RMB 930 billion (US $147.9 billion) at the end of 2011. By the end of 2012, there were more than 560 domestic financial leasing companies in China, an increase of nearly 300 over the previous year. However, as the world’s second largest economy, China’s financial leasing industry still has significant potential for growth and further development. Research indicates that China’s financial leasing market penetration rate is only about 5%, compared to about 20% in the European and American markets. It is expected that the scale of the overall leasing industry in China will exceed RMB 10 trillion (US $1.59 trillion) in 2020 with a compound annual growth rate of about 30%.

Despite being the second largest economy in the world, China is still a country of modest gross domestic product per capita. To stimulate and support healthy economic growth in China, as well as to address the recently tightened monetary and bank lending environment, the Chinese government is committed to promoting other financial products, such as leases, to provide capital to local businesses, especially for those with the greatest difficulties in providing any collateral to secure a conventional bank loan.

Furthermore, the Chinese government has announced additional significant infrastructure development plans for the country, which should increase demand for leased machinery, equipment and vehicles. For example, according to recent Chinese Ministry of Transport announcements, total investments in highway construction in China will reach RMB 4.7 trillion (approximately US $760 billion) between 2013 and 2030.

In addition, many local businesses and municipal governments are currently using machinery, equipment, vehicles and medical devices that were acquired more than a decade ago when China went through its first major growth period. Technological advances in the past ten years have made many of these products obsolete and inefficient compared to newer models, so business owners and municipal governments are eager to upgrade and modernize. Since many of these purchases require substantial outlays of capital, the demand for a leasing option has grown steadily.

Recently, financial leasing has been gradually adopted by Chinese companies and has become an attractive and effective financing tool to support business growth and expansion. Many Chinese companies struggle paying for one or more machines or vehicles on a lump-sum basis, due to their lack of financial means. Many Chinese businesses have begun to recognize the benefit of leasing versus purchasing and understand that leasing will likely minimize significant upfront costs, maximize tax allowances, and effectively boost their productive assets without providing any additional warranty and other collateral that are typically required for bank loans. Leasing may also preserve a company’s existing bank credit lines, resulting in lower cash outflows for these companies.

The Current P2P Lending Market in China

The P2P lending market in China became popular in China after a tightening of bank credit in 2010 following two years of stimulus spending to fight the global financial crisis. The total amount that circulates as loans among friends, families and companies is $1.3 trillion, according to estimates by research firm IHS Global Insight Ltd. (IHS).

According to “The Future of P2P Lending in China”, a research report by Celent, a research and advisory firm, the P2P lending market in China has grown from a mere US$30 million in 2009 to US$940 million in 2012, and will reach US$7.8 billion in 2015. According to data compiled by First Online Lending, there were 626 P2P platforms in operation in China at the end of February 2014. Leading P2P operators in China include Renrendai, CreditEase and my089.com. Major financial institutions, such as Ping An Group, have also begun P2P loan services.

However, some industry analysts believe China's P2P lending boom just went bust because as the Financial Times reports, "dozens of the P2P lending websites that sprang up in recent years have shut as borrowers default on loans. The biggest companies are unscathed so far, but the rapid collapse of smaller rivals highlights the mounting difficulties in the Chinese micro-lending industry as economic growth slows and monetary conditions tighten.” Of the nearly 1,000 P2P companies operating in China, 58 went bankrupt in the final quarter of 2013, according to Online Lending House, a web platform that tracks the industry.  “It is likely that 70 to 80 per cent of the existing P2P players will go bust in the next two years amid a lack of risk control and blind business development plans," said Gregory Gibb, chief executive of Lufax.com, the P2P business of Ping An Insurance. "Eventually, it will be the players who strictly follow the rules and efficiently control the risks that will win."

City of Wujiang

Wujiang is located 11 miles south of Suzhou city and 34 miles east of Shanghai. Traditionally, Wujiang has been regarded as “the Land of Fish and Rice” and “the Capital of Silk”. In recent years, it is also known to be “the Capital of Cable and Optical Cable” and also “the City of Electronics”.

Wujiang’s economy is well developed. It currently ranks as one of the most economically successful cities in China. The GDP in 2013 reached $23.34 billion (RMB 141.5 billion), an increase of 9.7% from 2012. The GDP per capita reached $14,757 (RMB 93,417), an increase of 12.5% from 2010. After years of development, Wujiang has attracted and nurtured may successful businesses in electronics, silk and textiles, as well as the cable and optical-cable sectors. Currently, Wujiang has approximately 1,400 state-owned enterprises, 21,000 private owned enterprises, 40,000 individually owned businesses and 200 rural professional cooperatives.

In 2013, the outstanding balance of the local currency deposits and loans in Wujiang were $33.63 billion (RMB 203.8 billion) and $29.25 billion (RMB 177.3 billion), respectively. By the end of August 2013, Wujiang had 17 financial guarantors and 14 rural microcredit companies. According to data compiled by the Wujiang Branch of PBOC, the total outstanding balance of 12 microcredit companies in Wujiang was $1.02 billion (RMB 6.2 billion) in 2013, which excludes two microcredit companies that were included in the City of Wujiang in 2013.

We believe the capital needs in the city of Wujiang will continue to increase and the local microcredit companies will have to rapidly develop to meet such needs in the next few years.

Our History and Corporate Structure

China Commercial Credit, Inc. is a holding company that was incorporated under the laws of the State of Delaware on December 19, 2011. CCC currently has three operating entities, Wujiang Luxiang, PFL and Pride Online. CCC, through WFOE, controls Wujiang Luxiang and Pride Online via certain contractual arrangements as described below.  PFL, is our wholly owned subsidiary.

Contractual Arrangements between WFOE  and Wujiang Luxiang

There are no PRC state, provincial or local laws, rules and regulations prohibiting or restricting direct foreign equity ownership in companies engaged in rural microcredit business. However, the provincial authorities regulate microcredit companies through strict licensing requirements and approval procedures.  Direct controlling foreign ownership in a for-profit microcredit company has never been approved by competent Jiangsu government authorities. Based on the current position taken by the competent Jiangsu government authorities, direct foreign controlling ownership of a for-profit rural microcredit company will not be approved in the foreseeable future.

As such, neither we nor our subsidiaries own any equity interest in Wujiang Luxiang.  Instead, we control and receive the economic benefits of Wujiang Luxiang’s business operation through a series of contractual arrangements.  WFOE, Wujiang Luxiang and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on September 26, 2012.   The VIE agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Wujiang Luxiang, including absolute control rights and the rights to the assets, property and revenue of Wujiang Luxiang.  Based on a legal opinion issued by Dacheng Law Offices to WFOE, the VIE agreements constitute valid and binding obligations of the parties to such agreements, and are enforceable and valid in accordance with the laws of the PRC.

According to the Exclusive Business Cooperation Agreement, Wujiang Luxiang is obligated to pay service fees to WFOE approximately equal to the net income of Wujiang Luxiang.

Each of the VIE Agreements is described in detail below:

 Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Wujiang Luxiang and WFOE, WFOE provides Wujiang Luxiang with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Wujiang Luxiang granted an irrevocable and exclusive option to WFOE to purchase from Wujiang Luxiang, any or all of Wujiang Luxiang’s assets at the lowest purchase price permitted under the PRC laws. WFOE may exercise, at its sole discretion, the option to purchase equity interests of Wujiang Luxiang from Wujiang Luxiang Shareholders permitted by PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Wujiang Luxiang by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of Wujiang Luxiang from time to time, which is approximately equal to the net income of Wujiang Luxiang.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless it is terminated by WFOE with 30-day prior notice. Wujiang Luxiang does not have the right to terminate the agreement unilaterally. WFOE may unilaterally extend the term of this agreement with prior written notice.

The sole director and president of WFOE, Mr. Qin, is currently managing Wujiang Luxiang pursuant to the terms of the Exclusive Business Cooperation Agreement. WFOE has absolute authority relating to the management of Wujiang Luxiang, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions. Upon installation of the audit committee at the consummation of this offering, the audit committee of CCC will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Wujiang Luxiang.

Share Pledge Agreement

Under the Share Pledge Agreement between the Wujiang Shareholders and WFOE, the 12 Wujiang Shareholders pledged all of their equity interests in Wujiang Luxiang to WFOE to guarantee the performance of Wujiang Luxiang’s obligations under the Exclusive Business Cooperation Agreement.  Under the terms of the agreement, in the event that Wujiang Luxiang or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests.  The Wujiang Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws.  The Wujiang Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Wujiang Luxiang.  WFOE shall cancel or terminate the Share Pledge Agreement upon Wujiang Luxiang’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Wujiang Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Wujiang Luxiang.  The option price is equal to the capital paid in by the Wujiang Shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to all of the Wujiang Shareholders would be $44,063,863, which is the aggregate registered capital of Wujiang Luxiang.   The option purchase price shall increase in case the Wujiang Shareholders make additional capital contributions to Wujiang Luxiang, including when the registered capital is increased upon Wujiang Luxiang receiving the proceeds from our initial public offering.

The agreement remains effective for a term of ten years and may be renewed at WFOE’s election.

Power of Attorney

Under the Power of Attorney, the Wujiang Shareholders authorize WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to:  (a) attending shareholders' meetings; (b) exercising all the shareholder's rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Wujiang Luxiang.

Although it is not explicitly stipulated in the Power of Attorney, the term of the Power of Attorney shall be the same as the term of that of the Exclusive Option Agreement.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as the Wujiang Shareholder is a shareholder of Company.

Timely Reporting Agreement

To ensure Wujiang Luxiang promptly provides all of the information that WFOE and the Company need to file various reports with the SEC, a Timely Reporting Agreement was entered between Wujiang Luxiang and the Company.

Under the Timely Reporting Agreement, Wujiang Luxiang agrees that it is obligated to make its officers and directors available to the Company and promptly provide all information required by the Company so that the Company can file all necessary SEC and other regulatory reports as required.

Although it is not explicitly stipulated in the Timely Reporting Agreement, the parties agreed its term shall be the same as that of the Exclusive Business Cooperation Agreement.

Contractual Arrangements between WFOE and Pride Online

The contractual arrangements between WFOE, Pride Online and its sole shareholder, Mr. Huichun Qin, have substantially the same terms as those between WFOE and Wujiang Luxiang.

Our Business

General

We have four business lines, lending, guarantee, financial leasing and P2P lending. As of the date of this prospectus, we do not have any significant financial leasing or P2P lending operations.

For our lending and guarantee services, we generally provide direct loans and guarantee services, to borrowers located within City of Wujiang, Jiangsu Province of China. In our direct loan business, we provide short-term loans to the borrowers and generate interest income.  In our guarantee business, we act as a guarantor to borrowers applying for short-term direct loans with other lenders and generate fee income.  Our clients in both the direct loan and guarantee businesses are primarily SMEs, farmers and individuals who generally use the proceeds of the loans for business related purposes.

We fund our lending and guarantee operations by using our registered capital, drawing down from the line of credit we have with state-owned or commercial banks, and using cash generated from our operations.  We currently have only one line of credit agreement with Agricultural Bank of China, the amount we are allowed to finance through debt financing is limited at 50% of our net capital. As of December 31, 2013, we have borrowed approximately $16.36 million (RMB 100 million) from Agricultural Bank of China and there is still another $8.2 million (RMB 50 million) available under the line of credit. This line of credit was granted to Wujiang Luxiang since its inception in 2008 as a provincial government's measure to support rural microcredit company's operations.  Interest rates under this line of credit vary, but have been no more than 110% of the PBOC benchmark interest rate (the "PBOC Rate").

As of December 31, 2013, we have built a $90.2 million portfolio of direct loans to 217 borrowers and a total of $59.7 million in loan guarantees for 77 borrowers.  We are not dependent on any one borrower in either our direct loan or guarantee business. For the years ended December 31, 2013 and 2012 we generated $12,541,075 and $12,586,724 of net revenue with $7,704,970 and $8,312,469 of net income, respectively

On September 5, 2013, we formed PFL to start our financial leasing business. PFL is licensed by SAIC to provide leasing services in all of the Chinese provinces. PFL plans to offer financial leases on machinery and equipment, public transportation vehicles, and medical devices to municipal government agencies, public transportation agencies, hospitals and SMEs in Jiangsu Province and other provinces.  As of the date of this prospectus, PFL has no significant operation other than initial organizational activities.

On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin and Pride Online, a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin. WFOE controls Pride Online pursuant to these contractual arrangements. Pride Online operates an online platform to match prospective borrowers with lenders. As of the date of this prospectus, Pride Online is in the beginning stages of its operation.

Our Services

Direct Loans

We provide direct loans to borrowers with terms not exceeding one year. During 2013 and 2012 the average principal loan amount we provided was approximately  $429,000 and $365,000 respectively. The interest rate we charge on a specific direct loan depends on a number of factors, including the type of borrower and whether the loan is secured or unsecured. We also take into account the quality of the collateral or guarantee given and the term of the loan.

Interest on our loans is usually payable monthly and averaged 14.50% and  15.22% for our direct loan portfolio for the twelve months ended December 31, 2013 and 2012, respectively. Under certain Jiangsu banking regulations, since August 2012, we are allowed to charge an interest rate within the range of 0.9 times and 3 times PBOC Rate. As of December 31, 2013, the PBOC Rate was set at 6% per annum for one-year term loans and 5.6% for six-month term loans. During the fiscal year ended 2013, the average interest rate we charged to SMEs was 2.5 times the PBOC Rate or 14.19% for one-year term loans and 15.26% for six-month term loans. The interest on loans to farmers is subsidized by the Jiangsu government and usually results in farmers paying a rate lower than that of loans to SME’s. A portion of the difference between the lower rate charged to farmers and the rate charged to SME’s is remitted to us annually by the government as a government incentive. It is within the provincial government's discretion as to the amount of incentive to be remitted to us. The revenue we generated from such government incentive has always been less than 5% of our gross revenue since Wujiang Luxiang's inception.

We offer both secured and unsecured direct loans. As of December 31, 2013, there were 217 direct loans outstanding, with a total aggregate outstanding balance of approximately $90.2 million and interest rates ranging from 9.6% to 18% and original terms of the loans ranging from 1 month to 12 months, none of which were unsecured loans.  The following table sets forth a summary of our direct loan portfolio as of December 31, 2013 and 2012:

	Total Outstanding Balance as of 12/31/2013	Percentage of the Total Loan Portfolio as of 12/31/2013	Total Outstanding Balance as of 12/31/2012	Percentage of the Total Loan Portfolio as of 12/31/2012
Secured Loans:
Guarantee-backed loans	81,485,918	90.3%	76,171,092	88.8%
Pledge assets-backed loans	7,326,834	8.2%	8,857,261	10.3%
Collateral-backed loans	1,390,661	1.5%	752,940	0.9%
Unsecured Loans	-		-	-
Total:	90,203,413	100%	85,781,293	100%

Secured Loans

We offer three types of secured loans:

●	loans guaranteed by a third party, referred to in China as “guarantee-backed loans”;
●	loans secured by real property, referred to in China as “collateral-backed loans”; and
●	loans secured by personal property, referred to in China as “pledge-backed loans”.

●	Guarantee-backed loans

In the case of guarantee-backed loans, the third party guarantor and the borrower are jointly and severably liable for the repayment of the loan.  The third party guarantor, whether being an individual or legal entity, must be creditworthy.  We do not require any asset from the borrower as collateral for such guarantee-backed loans.

●	Collateral-backed loans

In the case of collateral-backed loans, the borrowers provide land use rights or building ownership as collateral for the loan.

For loans secured by land use rights, the principal amount we grant is no more than 50-70% of the value of the land use rights. The percentage varies depending on the liquidity of the land use rights. For loans secured by building ownership, the principal amount we grant can be up to 100% of the value of the building. We engage independent appraisal firms to determine the value of the land use rights or the building.

Prior to funding a direct loan secured by land use rights or building ownership, we register our security interest in the collateral with the appropriate government authority.  In the event the borrower defaults, we take legal actions including legal proceedings against the default borrower and enforcement action resulting in the court’s sale of the asset through an auction.

●	Pledge-backed loans

In the case of pledge-backed loans, the borrowers pledge negotiable instruments as collateral for the loan.  The maximum principal amount of pledge-backed loans we extend is generally within 90% of the value of the pledged negotiable instrument.

We will take physical possession of the negotiable instrument at the time the loan is made and do not need to register such security interest with any government authority.  If the borrower defaults, we can acquire ownership of the negotiable instrument upon the borrower’s consent.  If the borrower refuses to settle the outstanding balance amicably by rendering ownership to the pledged instrument to us, we will then initiate legal proceedings in which the court will be required to enforce transfer of the ownership.

We require the business owners or individual shareholders of business borrowers to be jointly and severally liable for the repayment of the loan.  In addition, we also require either a guarantee from a third party or certain assets as collateral.

Unsecured Loans

Prior to beginning of 2011, we provided a very small number of loans that were not secured by any collateral or guaranteed in any manner. Such loans were extended to borrowers with good track records and strong cash positions.  We have not provided any unsecured loans since the beginning of 2011. We have no such unsecured loans in our current portfolio and do not intend to make any such loans in the forseeable future.

Guarantee Services

●	Traditional guarantee services

For a fee, we also provide guarantees to third party lenders on behalf of borrowers applying for loans with such other lenders. Our guarantee is a commitment by us to repay the loan to the lender if the borrower defaults.  We, as the third party guarantor, are jointly and severally liable with the borrower for the repayment of the full amount of the loan.  We have cooperation agreements with six state-owned and commercial banks pursuant to which we are accepted as a guarantor.

In order for us to agree to act as a guarantor, a borrower must provide a counter-guarantor to us or acceptable collateral to the third party lender such as land use rights, building ownership, or a negotiable instrument. In addition, the borrower must deposit cash with us in an amount equal to the amount we are required to deposit with the third party lender which is usually 10% to 20% of the principal amount of the loan. If the borrower defaults and we pay the lender on the borrower’s behalf, we will first recover from the cash deposit the borrower provided us and then demand the counter-guarantor make payment to us or recover the payment from the sale proceeds of the collateral asset.

In exchange for our guarantee, the borrowers pay us guarantee fees. We charge a per annum guarantee fee ranging from 1.56% to 1.80% of the principal amount of the underlying loan. The guarantee fees are payable in full when the guarantee is made. The criteria in determining the guarantee fee paid by the borrower are summarized in the following table:

Types of Security Interest	New Client	Previous or Existing Client
Land Use Rights or Building Ownership	1.68% of the principal amount of the underlying loan multiplied by the number of years of the guarantee	1.56% of the principal amount of the underlying loan multiplied by the number of years of the guarantee

Counter-Guarantor	1.80 % of the principal amount of the underlying loan multiplied by the number of years of the guarantee	1.62 % of the principal amount of the underlying loan multiplied by the number of years of the guarantee

In addition to the fee income, we earn interest on the refundable cash deposits provided to us by the borrowers.  Such cash deposits are required to be made to our bank account when we approve the guarantee application. After the expiration of the guarantee term, such cash deposits, without interest, will be refunded to the borrower once we receive a notice from the third party lender confirming termination of our guarantee obligation.

As of December 31, 2013, we have provided guarantees for a total of $59.7 million underlying loans to approximately 77 borrowers, a reduction of 30.8% compared to December 31, 2012.

●	Guarantee services through Kaixindai platform

We expect to further reduce our traditional guarantee services as we increase similar services originated through a new P2P online platform operated by Kaixindai Financing Services Jiangsu Co. Ltd (“Kaixindai”) since the service fees generated by our traditional guarantee service are significantly less than the service fees expected to be generated by the new platform.

The Kaixindai platform (www.gkkxd.com) is a joint venture of the State Development Finance Co. Ltd (a wholly owned subsidiary of State Development Bank) and Jiangsu Golden Agriculture Co. Ltd (a state owned enterprise supervised by the Finance Office of Jiangsu Province). The new platform matches borrowers with lenders and is designed to serve small and medium sized companies. The borrower, working with a qualified guarantor, posts its loan application and credit rating on the Kaixindai website which then matches the loan request with potential lenders. As a result of our AAA rating by the Finance Office of Jiangsu Province in October 2013, Wujiang Luxiang is approved to act as a qualified guarantor on the Kaixindai platform.

This new form of guarantee services is significantly different from our existing guarantee services in at least the following three aspects.  First, the lenders are different. The banks are the lenders in our existing guarantee services, while the lenders on the Kaixindai platform are high net worth individuals. Secondly, we generate more fees from the guarantees provided through the Kaixindai platform. In the guarantee services to be provided via the Kaixindai platform we will receive 4% of the loan amount as guarantee service fees from borrowers, compared to the 1.5% to 1.8% generated by our traditional guarantee services. Lastly, geographic coverage is different. We are only allowed to provide the traditional guarantee services to borrowers in the city of Wujiang, while we are permitted to provide guarantee services on the Kaixindai platform to borrowers in the entire Suzhou area.

Because of the higher service fee, we expect the guarantee services through the Kaixindai platform will have a higher margin than the traditional guarantee services.  However, due to the expected continued reduction of our traditional guarantee services, we estimate that our overall guarantee income in 2014 after launch of the guarantee services on Kaixindai will remain near the same levels as that in 2013. On the other hand, we expect that, beginning in 2015, our overall guarantee income will increase as we build up the portfolio of loans we guarantee.

●	Guarantee services through Pride Online

Wujiang Luxiang acts as a guarantor via the Pride Online platform and is subject to the standard Cooperation Agreement used by Pride Online for all its guarantors. Wujiang Luxiang’s maximum aggregate guarantee amount will be 100% of its registered capital.  The guarantee service fees to be paid by borrowers to Wujiang Luxiang are between 4% to 6% of the loan amount.

Consulting Services

During 2010, 2011 and 2012, we provided certain financing consulting services to approximately 114 individuals and companies and generated consulting fees of approximately US$693,555 (RMB 4.6 million). According to the consulting agreements we had with these parties, we agreed to provide consulting services such as advising on the applicable lending rules and regulations, making recommendations about financing plans, assisting the parties to complete and submit financing applications and providing general guidance in the capital raising process. Some of these clients were also our borrowers. We also charged additional consulting fees when the borrowers asked to expedite the review and approval process of their loan applications, as such expedited lendings require funds to be allocated from other positions at an additional cost to us.  None of these loans had interest rates higher than four times of the PBOC Benchmark Rate.

As discussed in detail in the risk factor entitled “We may be subject to administrative sanctions in the event we are found to have charged excessive interest rates on some of historical direct loans we extended.” on page 22 of this prospectus, in the event these historical consulting fees were found to be de facto interest payments, we may be found to have charged excessive rates on these loans and, as a result, we may be subject to sanctions by the competent authority, which may include return of the excessive interest to affected borrowers, confiscation of illegal gains, fine, suspension of operation and revocation of our business license.  However, management believes the likelihood of such administrative sanctions is very low. In addition, the amount of the consulting fee was not material to our net revenue in 2012. Therefore, management does not deem it necessary to accrue any liability.

We have not provided such consulting services since July 31, 2012 and management does not anticipate engaging in such consulting business in the foreseeable future.

Financial Leasing Services

 On September 5, 2013, we formed PFL, a wholly owned subsidiary, to start our financial leasing business. PFL is licensed by SAIC to provide leasing services in all of the Chinese provinces. PFL plans to offer financial leases on machinery and equipment, public transportation vehicles, and medical devices to municipal government agencies, public transportation agencies, hospitals and SMEs in Jiangsu Province and other provinces.  As of the date of this prospectus, PFL has no significant operations other than incorporation activities. It has not entered into any agreement with its potential customers nor any intellectual property related agreements.  There are currently 2 part-time employees, Mr. Qin and Mr. Long, and 6 full-time employees.

PFL has obtained all necessary governmental approval to conduct its business as planned. We plan to use the proceeds from this offering to increase the registered capital of PFL and corresponding financing leasing capacity. Currently, PFL is approved to have a registered capital of $50 million. We were required to contribute 15% of the $50 million by December 4, 2013. Our failure to contribute the initial 15% of the registered capital on time may result in monetary penalty. There is uncertainty under the current PRC laws as to whether PFL will be required to contribute the remainder of the registered capital within two years of its incorporation, or at all. In the event we are required to do so, we plan to contribute the remainder of the required registered capital of PFL from cash generated by PFL’s operations and proceeds raised from future public and/or private offerings of CCC.

Due to the short history of China’s financial leasing industry, there are certain gaps in relevant PRC law. There is no uniform equipment title registration process and system in China and each municipality adopts different procedures.  As such, our ownership interest on the leased property may be threatened.  In addition, there is no guidance on the reserve requirement for financial leasing companies. We plan to follow the same “Five-Tier Principal” in our measurement of reserve for the financial leasing business except at different reserve rates. We will have reserve rates of 1.5%, 3%, 30%, 60% and 100% for the leases categorized as “pass”, “special-mention”, “substantial”, “doubtful” and “loss”, respectively. We believe such reserve should be sufficient to cover potential loan loss in the first few years of PFL’s operations. We may adjust these rates as we roll out our operations.

P2P Lending Services

On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin and Pride Online, a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin. Pursuant to these contractual arrangements, WFOE will have the power, rights and obligations equivalent in all material respects to those it would possess if it were the sole equity holder of Pride Online, including absolute control rights and the rights to the assets, property and revenue of Pride Online and the receipt of, approximately 100% of the net income of Pride Online as a service fee to WFOE.

In April, 2014, we launched Pride Lending Club, (www.pridelendingclub.com) a peer to peer online lending platform designed to pair SME borrowers with willing lenders. We pair prospective borrowers with lenders using our proprietary credit risk assessment system. We work with qualified guarantee providers who provide guarantees to the underlying loans.

Loan/Guarantee Application, Review and Approval Process

We have a standard process with regard to how a loan or guarantee application is reviewed, processed and approved.  The same process applies to both applications for direct loans and for guarantees.

The application process starts with an inquiry from potential borrowers to our Loan Officer. The Loan Officer has the discretion whether to accept the inquirer as an applicant. If accepted, the Loan Officer assists in the preparation of an application package and implements a field visit of the applicant.

The application package usually includes the following items in order for it to be considered:

●	Summary of the desired loan/guaranty: general description of the borrower, use of proceeds, amount, term of the loan, guarantee, collateral or counter-guarantee to be provided.
●
Identity information:  if the borrower is a legal entity, we require articles of incorporation, business license, state and local tax registration certificates, copies of the personal identification cards of all the shareholders and the legal representative; if the borrower is an individual, we require copies of personal identification cards of all the borrowers.

●	Banking relationship documents: including loan application with banks or other lenders, permission to open bank accounts, and credit record.
●	Financial reports such as prior three years’ financial statements, interim financial reports, and recent tax returns.
●	Business operation documents including samples of sales contracts or customer contracts, and utility bills over the past few months.
●	Consents: if the borrower is an entity, board or shareholder consent for the loan.

The flow chart below summarizes the loan/guarantee application, review and approval process.

The reviews during steps 1, 2, 3 and 4 are deemed Level One review. The Loan Review Committee’s review is deemed Level Two review. The General Manager, Mr. Qin’s final review is the Level Three review. Typically it takes one to two weeks to complete our review.

In 2011, we processed a total of 575 applications for loans and guarantees.  45 of them were rejected during Level One review, 11 rejected during the Level Two review and 4 denied during the Level Three review.   The overall denial rate was 10.43%.

In 2012, we processed a total of 624 applications for loans and guarantees.  39 of them were rejected during the Level One review, 30 rejected during the Level Two review and 7 denied during the Level Three review.   The overall denial rate was 12.2%.

In 2013 , we processed a total of 685 applications for loans and guarantees. 53 of them were rejected during the Level One review, 35 rejected during the Level Two review and 9 denied during the Level Three review. The overall denial rate was 14.16%.

Loan Extension and Renewal

In our direct loan business, if a borrower has difficulty repaying the principal amount and/or accrued interest in full at the maturity date due to a temporary situation, the borrower may choose to either apply for an extension of the term or a renewal of the loan.  The extension or renewal applications are reviewed in accordance with the same loan application, review and approval process outlined above.  In our guarantee business, we generally do not extend the guarantee period.

Loan Extension

We will generally approve loan extensions for borrowers who have made timely interest payments, are capable of paying the balance and have loans secured by sufficient collateral or guaranteed by an acceptable guarantor. The term of the loan extensions we grant is generally no longer than the term of the original loan and we only agree to extend a loan one time. If the loan extension application is not approved prior to the original maturity date of the loan, it will be transferred to the collection department and labeled as a default loan. As of December 31, 2013 and 2012, extended loans constituted 0.18% and 0.58% of our total outstanding direct loan balance, respectively.

Loan Renewal

Many of our borrowers repay their loans and re-borrow at a later date, being referred to as a “loan renewal”. We consider a renewed loan a new loan, not a loan extension, despite our previous relationship with the borrower. Prior to the maturity date of the loan, the borrower may choose to apply to renew the loan. In order for the loan renewal application to be approved, the borrower must agree to repay the existing loan’s principal amount and accrued interest in full before the renewal application is approved.  Although we do not have a specific clean-up period policy, we do require that the period of time between repayment of the existing loan and the funding of the new loan to be 2-10 days. As of December 31, 2013 and 2012 renewed loans constituted 68.70% and 73.26% of our total outstanding direct loan balance, respectively.

Collection Procedure

We have standard collection procedures in our direct loan business. We call every borrower approximately 15 days prior to the maturity date to remind them that if we do not receive the repayment in full on the maturity date, we will send a written collection notice within 7 days after the maturity date.  The Loan Officer will frequently call and make on-site visits to a borrower upon a loan going into default.  Within 90 days after the default, our legal counsel will send warning letters to the default borrower.  If the outstanding amount cannot be collected within 180 days after the maturity date and the parties could not reach an agreement on a specific repayment plan, we will initiate legal proceedings in the court.

We apply the same collection procedure in our guarantee business.  The only difference is that we will collect from both the borrowers (including recovery from the cash deposit the borrowers deposit with us) and the counter-guarantor or pursue recovery from the collateral.

We will apply the same collection procedure in our financial leasing business.

Description of Our Financial Leasing Business

Target Customers

PFL plans to serve a diverse base of customers, including textile and other manufacturing companies, railroads, port facilities, local bus and rail companies and municipal governments. Customers will include existing clients of the Company in addition to new clients. PFL plans to initially offer leases to four primary customer categories, first in Jiangsu Province and then in other provinces in China:

(1) Municipal Governments - Municipal governments throughout China have begun to realize the benefits of leasing equipment utilized to manage and run China’s large newly developed infrastructure. PFL believes this is an opportunity for substantial growth of its leasing business, especially as a result of the Company’s strong and long-term relationship with Wujiang and other Jiangsu municipal government agencies.

(2) Public Transportation Agencies - PFL plans to lease transportation vehicles to public transportation agencies which would replace existing municipally and regionally owned buses, subway cars, and trains. For example, PFL has been engaged in discussions with a local transportation authority to provide leases for the replacement of existing buses on several city bus routes.

(3) Hospitals - The Company has existing relationships with several local hospitals that are potential customers to lease medical devices, such as x-ray equipment. Since healthcare and medical technologies are constantly improving, frequently making existing medical technology and equipment obsolete, hospitals and other healthcare facilities are increasingly interested in leasing versus purchasing more modern equipment. The switch from one-time cash purchases to leasing will allow hospitals to preserve more of their working capital for other purposes, such as building upgrades, education and training programs and/or the leasing of additional equipment and devices.

(4) SMEs - PFL plans to lease a variety of industrial equipment and machinery to local SMEs in Jiangsu Province and beyond. Potential customers include local manufacturing businesses, mining companies, farmers and individuals.  PFL will initially target the Company’s existing SME lending clients since it has a relationship with these customers and understands their operational and credit history and financing needs.

As PFL’s business develops further, we expect to provide leases to customers in other sectors as opportunities arise. PFL, although not required by government mandate, will only lease to businesses that are within the sectors encouraged by the Chinese national industry development and planning policy and environmentally friendly businesses.

Leased Equipment

PFL plans to provide leases on both new and used manufacturing equipment, medical devices, transportation vehicles and industrial equipment, purchased both domestically and from foreign suppliers to meet its customer’s needs. PFL may attempt to import technologically advanced transportation vehicles, engines, other vehicular components, industrial equipment and machinery identified by its lessees. PFL anticipates its potential customers will have strong demand for imported technologically advanced equipment and machinery and expects to lease these to its customers at a significant premium due to the real and perceived technical and superior performance and durability characteristics of these imported products.

Lease Underwriting

PFL will underwrite the leases via a 3 step process:

(1). A potential customer applies to PFL for a lease on certain equipment that the customer has already identified from a seller;

(2). PFL performs a detailed legal and credit analysis to determine the potential customer’s creditworthiness and ability to make the lease payments; and

(3). If the application is approved, PFL will purchase the asset from the seller, take ownership of such asset, and then lease it to the customer/lessee. Sometimes PFL will require a third party guarantor, who must be pre-approved by PFL, who will guaranty the monthly payment obligations of the lessee.

The underwriting process will take approximately 2 weeks.

Lease Terms

The terms and conditions of the lease will generally include following:

(1) A lease term ranging between 3 and 10 years.

(2) The lessee will be required to pay 30% of the purchase price to the seller and PFL will pay 70% of the purchase price (which will be the lease value) to the seller.

(3) The lessee will pay a deposit equal to 10% of the lease value to PFL and PFL will finance the remaining 90%.

(4) The lessee will pay a one-time servicing fee equal to 1% of the total lease value multiplied by the number of years of the lease (for example, a four-year lease requires a 4% service fee.

(5) The lessee will make amortized lease payments consisting of principal and interest (generally at the interest rate of 12%), which will be due monthly or quarterly.

(6) Lessees must (i) operate the leased equipment and perform minimum maintenance in accordance with the manufacturer’s instructions during the entire term of the lease; (ii) insure the equipment against property and casualty loss; and (iii) make all scheduled lease and interest payment regardless of the performance of the equipment.

(7) At the end of the lease term, the lessee will have the option to purchase the leased asset for its residual value. We expect to enter into our boiler plate lease contracts with lessees. Pursuant to the terms of these lease agreements, lessee shall either pay RMB 1,000 (approximately $160) to acquire or automatically acquire the title of the leased assets at the end of the lease term. The buy-back purchase price of RMB 1,000 shall be paid along with the last installment of the rent.

Collateral and Default Assumptions

Some of PFL’s initial target customers will be our direct loan customers. We are very familiar with these businesses and individuals and their growth prospects, credit worthiness, management teams, and profitability. We will take advantage of this knowledge and lease to creditworthy customers only, thereby potentially reducing defaults and bad debt expense. When evaluating potential customers with which we do not have a pre-existing relationship, we will utilize our prior experience in the risk assessment of lending clients to timely evaluate a new customer’s creditworthiness.

PFL may require a third party guarantor to reduce financial exposure in the event of a default. PFL may choose to work with a third party to assist with the repossession, storage and sale of the leased equipment in the event of lease defaults.

Description of P2P Lending Services

P2P lending is a new trend in the microcredit industry in China. As there has been a large number of internet based P2P lending platforms started in China in recent years, management believes we could take advantage of this opportunity to diversify our business by entering into this fast growing lending market.  The online platform can reach much larger numbers of borrowers and lenders than the traditional in-person business model. The expansion of our lending, guarantee and the anticipated financial leasing services are all restricted by the amount of capital we have on hand, while the P2P lending business is not restricted by our capital. Management believes such a diversified revenue stream will be beneficial to the Company’s overall long-term prospects. We believe that we have an advantage over our competitors due to our loan underwriting experience and risk assessment and risk control abilities learned through our traditional lending operations.

Loan Process

Prospective borrowers will present their loan requirements to loan guarantors. The guarantors, after evaluating the borrower’s creditworthiness, will present the borrower’s loan application to the Pride Lending Club together with a letter of intent to the borrower by the guarantor to provide the guarantee. We will apply our proprietary risk assessment approach and procedure to evaluate the loan application and the borrower’s repayment ability. Once we determine such loan passes our risk assessment threshold, we will post the loan application and the borrower’s information on our platform. Potential lenders will use our platform to review the loan application and, if interested, will initiate a subscription and bidding process to fund the loan.  At the end of the bidding process, the loan will close when the loan amount is fully subscribed by the lenders.

We will charge the borrowers a transaction management fee of 1%-2% of the principal loan amount and will charge the lenders an interest management fee of 10% of the interest income earned.

Guarantor Selection Process

We enter into a Cooperation Agreement with selected qualified guarantors in which the guarantors agree to: (1) review the borrower's financial condition, gauging the risks of the requested loan, and, if necessary, request additional collateral; (2) accept the limit we set on the maximum aggregate amount of loans they are allowed to guarantee; and (3) present prospective borrowers to us for our risk assessment review.

Qualified guarantors, which may be state-owned guarantee companies, microcredit companies, large investment firms, or high net-worth individuals, are attracted to our platform since they are aware that we apply a rigorous underwriting and risk assessment procedure to evaluate each loan application and the borrower’s repayment ability. Similarly, we put potential guarantors through a stringent selection process. For example, if the guarantor is a microcredit company, it must have assets of more than $32 million (RMB200 million) and a credit rating of “A” or above as evaluated by Finance Office of Jiangsu Province.  Also, to be approved as a guarantor, a guarantee company must have a credit rating of at least “A”.

Risks Associated with Our P2P Lending Platform

Pride Online does not use its own capital to make loans on our P2P lending platform.  Pursuant to the Loan and Guarantee Contract by and among the guarantor, the borrower, the lender and us, in the event of a borrower’s default, the lender has the choice to either collect from the borrower or the guarantor. Whether the lender chooses to collect from the borrower or the guarantor, Pride Online will not be exposed to any credit risk.  Therefore, Pride Online is not required to make any loan loss reserve as it is not involved in any lending or guarantee activities.

In certain instances, Wujiang Luxiang may act as a guarantor for loans. Wujiang Luxiang's aggregate guarantee amount will be 100% of its registered capital, which is the same limit for other guarantors who have established a long-term cooperation relationship with Pride Online.  Wujiang Luxiang will make provisions for such guarantee services in accordance with its methods for its traditional guarantee services.

Risk Management

Credit Risk

As a microcredit lender, credit risk is the most significant risk for our business. In our direct loan business, we suffer financial loss when a borrower defaults on full collection cannot be achieved. In our guarantee business, in the event the borrower defaults in its payment obligation and we pay the lender on behalf of the borrower, we suffer financial loss when we cannot recover the full amount of the payment we paid to the lender (after collection from the cash deposit provided by the borrower) from the counter guarantor or the sale proceeds of the collateral.

Risk Assessment

We apply the same risk assessment approach and procedures for direct lending, guarantee as well as financial leasing activities. We have a dedicated Risk Department which assesses and evaluates the credit risks through in-house research and analysis.  We follow the methodology and procedure outlined in our risk assessment guidelines.  According to our risk assessment guidelines, the basic principle is that the bench mark ratio multiplied by the financial risk quotient and non-financial risk quotient and the result is the comprehensive risk ratio. The financial risk quotient takes into consideration 16 factors in three categories, i.e. leverage, profitability and growth.  The non-financial risk quotient takes into consideration 12 factors in four categories, i.e. industry risk, enterprise risk, management risk and other risks.  In summary, our Risk Department assesses the credit risks based on the payment ability of the underlying obligors, transaction structure as well as the industry of borrower and the general economic condition of the market in which we operate.

Risk Control

In our direct lending business, we assess, monitor and control the credit risks both before and after the loan is extended.

As discussed above, we assess the risks through the loan application, review and approval process.  Our Risk Department quantifies the risks related to a loan application in a risk assessment report by classifying the loan into one of three categories.  A loan with a score  of less than 0.35 points is deemed to be a low-risk loan. A loan with a score of between 0.35 and 0.5 points is considered a medium-risk loan. A loan with a score higher than 0.5 points will be classified as a high-risk loan.  We have higher requirements for the collateral and require the guarantor to be of higher payment capacity for loans labeled as higher risk.

After the loan or guarantee application is approved, we continue to monitor the credit risk. Our Loan Officers collect the borrower’s financial statements at the end of each quarter and conduct periodic field trips to the borrower’s facilities to observe its operation, sales, ability to make timely repayments, etc.  Based on the Loan Officer’s report, the comprehensive risk ratio of each loan is reviewed on a quarterly basis and adjustments are made to the ratio as necessary, according to the borrower’s operational and financial position and other factors outlined above. We label each outstanding loan as “Good”, “Maintenance” or “Contraction”.  For “Good” loans, we may extend further credit. For “Maintenance” loans, we will maintain the current credit level. For “Contraction” loans, we may reduce credit to the borrower.

We will apply the same risk control procedure for the financial leasing and P2P lending businesses.

Liquidity Risk

Liquidity risk is the risk to a bank's earnings and capital arising from its inability to timely meet obligations when they come due without incurring unacceptable losses.  As a microcredit company, we are prohibited by PRC banking regulations to accept deposits from the public.  Our funding sources include our registered capital, draw-down ability from any lines of credit we have with state-owned or commercial banks as well as cash generated from our operations.  Liquidity risk in our operation is therefore limited.  We monitor the repayment of loans drawn from the line of credit with Agricultural Bank of China, the only line of credit we currently have.

Allowance for Loan Loss

Reserve for Direct Loan

In our direct loan business, we apply three loan loss reserve measurements:

●	Measurement 1- The Specific Reserve:

In determining our loan loss reserve, we follow the guidelines for the specific reserve set forth in “The Guidance on Provisioning for Loan Losses” (the “Provision Guidance”) issued by PBOC.

Specific reserves are funds set aside based on the anticipated level of loss of each loan after categorizing the loan according to the risks. Such specific reserves are to be used to cover specific losses. According to the “Five-Tier Principle” set forth in the Provision Guidance, the loans are categorized as “pass”, “special-mention”, “substantial”, “doubtful” or “loss”. The definition and provision rate for each category is set forth below.

Tier	Definition	Reserve Rate
Pass	Loans for which borrowers are expected to honor the terms of the contracts, and there is no reason to doubt their ability to repay the principal and accrued interest in full and on a timely basis.	0%
Special-mention	Loans for which borrowers are currently able to repay the principal and accrued interest in full, although the repayment of loans might be adversely affected by some factors.	2%
Substantial	Loans for which borrowers’ ability to repay the principal and accrued interest in full is apparently in question and borrowers cannot depend on the revenues generated from ordinary operations to repay the principal and accrued interest in full. Lender may suffer some losses even though the underlying obligation is guaranteed by a third party or collateralized by certain assets.	25%
Doubtful	Loans for which borrowers are unable to repay principal and accrued interest in full. Lender will suffer significant losses even though the underlying obligation is guaranteed by a third party or collateralized by certain assets.	50%
Loss	Principal and accrued interest cannot be recovered or only a small portion can be recovered after taking all possible measures and resorting to necessary legal procedures.	100%

●	Measurement 2 - The General Reserve:

General reserves are funds set aside based on certain percentage of the total outstanding balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total outstanding balance. We use 1% of total outstanding balance in our calculation for the General Reserve.

●	Measurement 3 - Special Reserve

Special reserves are funds set aside covering losses due to risks related to a particular country, region, industry or type of loans. The reserve rate could be decided based on management estimates of loan collectability. We had no Special Reserves for 2013 or 2012 due to the short-term and microcredit nature of our loans and our low loss rate.

For the fiscal years ended December 31, 2013 and 2012, our reserve measurements indicate the aggregate amount calculated based on General Reserve is higher than the amount calculated based on the Specific Reserve.  As of December 31, 2013, the Company utilized Specific Reserve in estimating the loan loss as it is higher than the amount calculated based on the General Reserve. We review the loss reserve on a quarterly basis.

As of December 31, 2013 and 2012 the total outstanding direct loan balance was $90,203,413 and $85,781,293 and the loan loss reserve  $1,375,948 and $857,813, respectively.

Reserve for the Guarantee Services.

In our guarantee business, we are required to set aside reserves consisting of no less than 1% of the total outstanding balance of loans we guaranteed at the end of fiscal year and 50% of the income generated by our guarantee business during the fiscal year to cover probable losses.  The reserve of 50% of the income is applicable only to commission income. Since it is our standard practice to receive the guarantee fee in full in advance when the guarantee is made, we don’t think we are exposed to any risk with regard to receipt of such income. Therefore we did not set aside the reserve based on the 50% of the commission income.  We set aside 1% of our total outstanding guarantee portfolio as the reserve for our guarantee business for both 2011 and 2012.

We follow the same “Five-Tier Principal” in our measurement of reserve for the guarantee business. For the fiscal years ended December 31, 2013 and 2012, our reserve measurements indicate the aggregate amount calculated based on Five-Tier Principal is lower than the amount calculated based on the statutory requirement of 1% of the total outstanding guarantee portfolio.  As such, the reserves we made for the guarantee business is 1% of the total outstanding guarantee portfolio in those periods. We review the loss reserve on a quarterly basis.

As of December 31, 2013 and 2012, the total outstanding balance we guaranteed was  $56,692,091 and $86,360,524 and the accrual for financial guarantee services was  $588,740  and $880,725, respectively.

We will apply the same methodology described above to the new guarantee business to be provide through the Kaixindai platform.

Reserve for the Financial Leasing Services

We plan to follow the same “Five-Tier Principal” in our measurement of reserve for the financial leasing business except at different reserve rates. We will have reserve rates of 1.5%, 3%, 30%, 60% and 100% for the leases categorized as “pass”, “special-mention”, “substantial”, “doubtful” and “loss”, respectively.

Reserve for the P2P Services

As Pride Online is not involved in any lending or guarantee activities itself, we believe it is not subject to any loan loss reserve requirement.

Business Strategy

We intend to implement three primary strategies to expand and grow the size of our Company: (i) increase our lending capacity through the cash generated from operations and through increases in our registered capital by additional equity and/or debt financing, (ii) implementation of our financial leasing business plan in Jiangsu province and other Chinese provinces, and (iii) potential acquisitions of similar microcredit companies in Jiangsu Province, China.

Organic growth will occur through expansion of our direct loan and guarantee services directed at SMEs and farmers. Our existing direct loan and guarantee services could also be expanded by increasing our registered capital base with proceeds of our initial public offering or future financings. The lending capacity of Wujiang Luxiang is limited to the aggregate of its registered capital, any proceeds from borrowings and profits generated from operation, subject to certain statutory reserve deductions required under the PRC laws and regulation. According to a policy named Opinions Regarding Further Pushing Forward the Reform of Rural Microcredit Companies, Su Zheng Ban Fa (2011) No. 8 (Jiangsu Document No. 8), the maximum obligation Wujiang Luxiang is allowed to provide guarantees for is three times its net capital. As of December 31, 2013, the registered capital of Wujiang Luxiang was RMB 300 million (approximately $44,063,863 using the exchange rate on October 21, 2008, the date of Wujiang Luxiang’s incorporation and the contribution of such registered capital amount). This amount has since been increased to RMB 333 million (approximately $49,449,508 reflecting the increase of the US dollar equivalent of RMB 33 million using the exchange rate as of the date of the increase). Under PRC laws, the registered capital refers to the total amount of equity investment made by the shareholders. Once the registered capital is established, it cannot be used for purposes beyond the approved business scope of that entity. Because our target market has been historically underserved by the state-owned and commercial banks in China, we believe there will be a continued high demand for our services and we will be able to attract a steady flow of borrowers.

We also plan to implement our financial leasing business plan in the near future. We intend to provide financial leasing services to a diverse base of customers, including textile and other manufacturing companies, railroads, port facilities, local bus and rail companies and municipal governments. Customers will include existing clients of Wujiang Luxiang in addition to new clients.  PFL plans to provide leases on both new and used manufacturing equipment, medical devices, transportation vehicles and industrial equipment, purchased both domestically and from foreign suppliers, to meet its customer’s needs.  We believe PFL will be able to draw upon CCC’s financial strength, client base, lending experience, risk management capabilities, local business knowledge and skills in evaluating the creditworthiness of business clients. PFL is subject to the enterprise income tax rate of 25%, which will be allocated among the central government (60%), provincial government (23.2%) and WETDZ (16.8%). PFL will receive from WETDZ a financial award equal to 100% of the portion of the enterprise income tax proceeds contributed by PFL that is reserved by the WETDZ for the first five years following the date of its establishment, and will further receive a financial award equal to 50% of the portion of the enterprise income tax proceeds contributed by PFL that is reserved by the WETDZ for the following five years. Such award was documented in an agreement between WETDZ and PFL dated September 4, 2013. In addition to the income tax, PFL is subject to business tax of 5%.  Separately, PFL will receive a science and technology financial award from the WETDZ for up to approximately $325,000 (RMB 2 million) to be paid pro rata according to the actually contributed registered capital. For example, in the event PFL contributes $15 million to its registered capital, PFL will receive a financial award of RMB 600,000, (i.e., RMB 2,000,000 multiplied by the fraction of $15 million divided by $50 million). Initially, PFL plans to secure bank loans equal to three to four times its registered capital, less than the 10 times allowed by Measures for Administration of Foreign Investment in Leasing Industry, to leverage its ability to purchase assets to be leased to the prospective customers. None of these loans will come from a related party. Currently, there is no uniform equipment title registration process and system in China, as each municipality adopts different procedures. The pending China Financial Leasing Law is expected to unify the registration procedures and protect the lessor against a “good-faith” third-party claim if the leased assets are registered in the lessor’s name.  In the absence of such central title registration system, our ownership interest on the leased equipment may be threatened.

Currently, PFL is required to have a registered capital of $50 million and 15% of which was required by December 4, 2013 as the initial contribution. We have orally obtained an extension from the relevant government authority to delay the initial contribution without any monetary penalty.  In the event the orally granted extension or the advice we received from WETDZ is reversed or found to be not valid by a relevant authority, we may be subject to administrative sanctions, including monetary penalties ranging from 5% to 15% of the portion that has not been paid on time, or from $375,000 to $1,125,000 if none was contributed at the time of the sanction. We intend to use most of the proceeds from this offering to contribute to the registered capital of PFL. Since PFL is a wholly foreign owned subsidiary of CCC HK, it is permissible under the PRC foreign exchange control law for PFL to receive capital contributions directly from CCC HK upon consummation of this offering.  We will therefore be able to immediately increase the registered capital of PFL with the proceeds from this offering. There is uncertainty under the current PRC laws as to whether PFL will be required to contribute the remainder of the registered capital within two years of its incorporation, or at all. In the event we are required to do so, we plan to contribute the remainder of the required registered capital of PFL from cash generated by PFL’s operations and proceeds raised from future public and/or private offerings of CCC.

In April 2014, we launched P2P online lending platform.  P2P lending is a new trend in the microcredit industry in China. Management believes we could take advantage of this opportunity to diversify our business by entering into this fast growing lending market.  We pair prospective borrowers with lenders using our proprietary credit risk assessment system. We work with qualified guarantee providers who provide guarantees to the underlying loans.

Also, we believe that we may have the opportunity to acquire other microcredit companies of similar size and scope in Jiangsu province, China.  As a result of such acquisitions, we may expand our geographic coverage by obtaining requisite licenses to conduct business in other cities in Jiangsu province. We intend to actively pursue acquisition opportunities as they arise, although we currently do not have any written or oral binding agreements, arrangements or understandings with any acquisition target and there can be no assurance that we will be able to locate any target or negotiate definitive agreements with them.

Competition for Our Lending and Guarantee Business

The number of microcredit companies in China is increasing rapidly.  According to data compiled by PBOC and released on its website, as of December 2013, there were approximately 7,839 microcredit companies in China. The total loan balance from microcredit companies stood at $135.1 billion (RMB 819.1 billion), and new loans issued to microcredit companies in the year of 2013 hit $37.4 billion (RMB 226.8 billion).  In Jiangsu province, there are about 573 microcredit companies with total paid-in capital of $14.76 billion (RMB 89.48 Billion) and a total outstanding balance of $18.84 billion (RMB 114.2 billion) as of December 31, 2013, according to PBOC.

In the city of Wujiang, to our knowledge, the Finance Office of Suzhou Government will not approve the establishment of any new microcredit companies in the near future, and therefore the competition among the current twelve microcredit companies for acquisition targets may be fierce.  According to the data from Central Bank of China, our major competitors in the city of Wujiang as of the end of December 31, 2013 are listed below (in million Dollars).

Entities	Direct Loan Portfolio	Guarantee Portfolio	Total Portfolio
Dongfang	145.55	116.88	262.43
Sunan	108.78	74.68	183.46
Sushang	101.38	72.09	173.47
Wujiang luxiang	90.18	59.38	149.56
Jinguo	102.89	27.99	130.88
Wuyue	102.88	22.86	125.74
Lili	104.07	0	104.07
Tenglv	80.38	5.16	85.54
Tongli	75.82	0	75.82
Fenghu	51.04	14.38	65.42
Jinxin	44.36	16.16	60.52
Kaifeng	23.76	0	23.76

Competitive Strengths for Our Lending and Guarantee Business

We believe there are several key factors that will continue to differentiate us from other microcredit companies in the city of Wujiang.

•
Experienced Management Team.   We have a senior management team that has time-tested, hands-on experience with a high degree of market knowledge and a thorough understanding of the lending industry in China. Mr. Huichun Qin, our CEO and one of the founders of Wujiang Luxiang, worked at the Suzhou Sub-Branch of PBOC from 1981 to 2008, where he served as deputy director of Accounting Finance Section from 1993 to 2006. From 2006 to 2008, Mr. Qin served as the vice president of Wujiang Sub-Branch of PBOC. Mr. Qin also served as a deputy director at the Jiangsu Branch of State Administration of Foreign Exchange (the “SAFE”) from 2006 to 2008.  Other members of our management team have an average of 25 years of previous banking, accounting or other relevant experience. We believe that our management’s significant experience in the lending industry and our efficient underwriting process allow us to more carefully determine to whom to lend to and how to structure the loans.

•
Stable Relationship with State-Owned Banks and Commercial Banks.  We have established relationships with local branches of the state-owned and provincial commercial banks.  We currently have a credit facility agreement in the amount of approximately $24.5 million (RMB 150 million), approximately $8.2 million (RMB 50 million) of which is currently available, with Agricultural Bank of China pursuant to which it extended a line of credit to us, and other state owned banks have expressed an interest in extending credit to us. We also have established guarantee cooperation relationships with China Construction Bank, Agricultural Bank of China, Bank of Communications, China CITIC Bank Agriculture Commercial Bank and Jiangsu Bank pursuant to which these banks previously have agreed to accept us as a guarantor for third party loans. Although there is no written agreement or understanding between these banks and us with regard to the referral of lending business, we believe that the reputation of our management team will enable us to maintain and develop good relationships with the local branches of these state owned and commercial banks.

•
Early Entrance and Good Reputation.  We are one of the first microcredit companies approved in the city of Wujiang region. We have strong brand recognition among the small borrowers in the city of Wujiang, which we believe should create a steady flow of business from borrowers.

•
Stable Borrower Base.  Our early entrance into the micro credit market has resulted in our creating a sizeable market share. We have been able to retain a stable borrower base with recurring borrowing needs and good repayment histories.

We believe we have the following competitive strengths compared to the local branches of state-owned banks and commercial banks which are permitted to extend credit to microcredit borrowers.

•
Fast Service.  We are able to close loans more quickly than traditional Chinese banks due to our efficient yet comprehensive underwriting process and a less bureaucratic environment, which is important to SMEs, farmers and individuals.

•
Favorable Interest Rates to Borrowers with Good Track Records.  We offer favorable interest rates to borrowers who have good repayment histories with us, especially to the borrowers who provide real property as collateral.  SMEs appear more willing to establish and maintain good relationship with us than with the local branches of the state-owned and commercial banks which may not provide the same level of services to SMEs.

•
A Greater Willingness to Lend to SMEs. We are focused on providing credit to SMEs, farmers and individuals in the city of Wujiang. With our extensive knowledge and experience working with local SMEs, farmers and individuals, we are better equipped to attract such borrowers and maintain a long-standing relationship with them.

Competition for Our Financial Leasing Business

As one of the few leasing companies in Jiangsu Province, PFL enjoys little competition in Jiangsu province at this time. In fact, very few companies have received a leasing business license, and management believes the companies that have licenses are mostly selling to a smaller and narrower customer base. However, in China, we compete with a number of international, national, regional and local banks and finance companies, financial leasing companies and equipment manufacturers that lease or finance the sale of their own products.

Due to the Company’s strong relationships with local business owners and government agencies and its expertise in evaluating the financial health of local businesses, PFL believes it is in a strong position to grow its leasing business in Jiangsu Province.

Competitive Strengths for Our Financial Leasing Business

We believe we could thrive in the financial leasing business even with future competition in Jiangsu province due to following competitive advantages:

•
Substantial experience in identifying potential lessees.  Our financial and industrial lending experience in the local Jiangsu marketplace and our relationships with local business owners will enable us to identify potential leasing customers, and knowledge of these customers will allow us to more accurately anticipate and serve their financial leasing needs.

•
An early entrant to financial leasing segment in the Jiangsu region. As one of the few leasing companies in Jiangsu province, PFL enjoys little competition and we believe that being an early entrant will enable us to develop brand recognition and customer loyalty.

•
Strong relationships with local and regional government agencies. As a result of our relationships with local and regional government agencies, PFL may be afforded access to participate in projects sponsored by those government and public transportation agencies.

•
Local government support. PFL has been afforded certain tax benefits and incentives by the government.  PFL will be exempted from Jiangsu provincial income tax for the first five years, followed by a provincial income tax rate at half of normal tax rates for the following five years. PFL will also receive a registered capital bonus payment from the Wujiang city government equivalent to 2% of the actually contributed registered capital.

•	Our status as a NASDAQ listed company. We believe we have a marketing advantage over other financial leasing companies due to our status as a NASDAQ listed company.

Competition for our P2PLending Business

We face intense competition from existing P2P platforms and financial institutions providing P2P loan services in the Chinese P2P market.  Leading P2P operators in China include Renrendai.com, CreditEase and my089.com.  Major financial institutions, such as Ping An Group, have also begun P2P loan services.

Our competitors have more financial, technical, marketing and other resources than we do, longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. For example, Renrendai.com, which was established in 2010, has extended 2 billion yuan ($330 million) of loans over the past years, with only 0.6 percent overdue.  Paipaidai, one of the earliest P2P lending businesses, has more than 200,000 registered members since its inception in 2007 and its transaction amount has consistently increased at a rate of 15%-25% of increase each month since 2010.

Competitive Strengths of Our P2P Lending Business

•
Leverage upon our existing client base.  We believe Pride online is the first P2P lending platform developed by a microcredit company.  We believe we will be able to leverage upon the existing client base from our direct lending and guarantee business.

•
Substantial experience in and high standards of credit risk assessment.  With our proprietary credit risk assessment and rating system, we believe we will be able to select borrowers with good credits. Our Risk Department will conduct post-loan monitoring and ongoing credit risk management after the loan is made to monitor and minimize credit risk.

•
No exposure to loan loss.  Pride Online does not use our own capital to make loans on our P2P lending platform.  Pursuant to the Loan and Guarantee Contract by and among the guarantor, the borrower, the lender and us, in the event of a borrower’s default, the lender has the choice to either collect from the borrower or the guarantor. Whether the lender chooses to collect from the borrower or the guarantor, Pride Online will not be exposed to any credit risk. Since Pride Online is not involved in any lending or guarantee activities, Pride Online has no exposure to loan losses.

Applicable Government Regulations

Our operations are subject to extensive and complex state, provincial and local laws, rules and regulations including but not limited:

●	PRC Company Law and its implementation rules;

●	Wholly Foreign-Owned Enterprise Law and its implementation rules;

●	Guidance on Microcredit Company Pilot (Yin Jian Fa [2008]23) (the “Circular 23”) issued by the CBRC and the PBOC on May 4, 2008 and effective on May 4, 2008;

●	Reply to Certain Issues on Microcredit Company Organization（Yin Jian Fa [2006]246）issued by the CBRC on September 20, 2006 and effective on September 20, 2006;

●	Guidance on Great Promotion to Rural Microcredit Business of the Banking Industry (Yin Jian Fa [2007] 67) issued by the CBRC on August 6, 2007 and effective on August 6 ,2007;

●
Circular on Implementing the “Accounting Rule for Financial Enterprise” to Microcredit Company (Cai Jin [2008]185) issued by Ministry of Finance on December 24, 2008 and effective on December 24, 2008;

●
Circular on Relevant Policies for Rural Bank, Loan Company, Rural Mutual Cooperative and Microcredit Company (Yin Fa [2008]137) issued by the PBOC and the CBRC on April 24, 2008 and effective on April 24, 2008;

●
Opinions on the pilot work for developing the Rural Microcredit Company (Trial) (Su Zheng Ban Fa [2007]142) (the “Jiangsu Document No. 142”) issued by General Office of Jiangsu Province Government promulgated on November 24, 2007;

●
Opinions on Promoting  Fast and Well Development of  Rural Microcredit Company  (Su Zheng Ban Fa [2009]132) (the “Jiangsu Document No. 132”) issued by General Office of Jiangsu Province Government promulgated on November 28, 2009;

●
Implementation Rules on Supervision and Regulation of Rural Microcredit Companies (Su Fu Ban [2010] 288) issued by General Office of Suzhou Government on October 26, 2010 and effective on November 1, 2010;.

●
Opinions Regarding Further Pushing Forward the Reform of Rural Microcredit Company (Su Zheng Ban Fa [2011]8) (the “Jiangsu Document No. 8”) issued by General Office of Jiangsu Province Government on January 27, 2011 and effective on January 27, 2011;

●
Interim Measures for the Administration of Financing Guarantee(Yin Jian Hui Ling [2010] 3) issued by the CBRC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Finance, MOFCOM, PBOC and State Administration for Industry and Commerce on March 8, 2010 and effective on March 8, 2010;

●	Provisional Supervision and Rating System for Rural Microcredit Companies (the “Jiangsu Document No. 53”) issued by Finance Office of Jiangsu Province Government on August 7, 2012;

●	Financial Practices of Rural Microcredit Companies issued by Finance Office of Jiangsu Province Government in 2009 and effective on January 1, 2010; and

●	The Guidance on Provisioning for Loan Losses (the “Provision Guidance”) issued by PBOC in 2002 and effective on January 1, 2002.

●	PRC Contract Law, in particular the chapters with regard to lease contracts, financial leasing contracts and loan agreements.

●	Measures for the Administration of Foreign Investment in Leasing Industry issued by the MOFCOM effective on March 5, 2005.

●
Regulations promulgated by the Ministry of Commerce and State Administration of Industry and Commerce with regard to the formation, registered capital and leverage requirement and risk control of financial leasing companies; and

●	Accounting treatment and tax regulations and policy with regard to finance lease transactions.

●	PRC Collateral Law.

●	Supreme Court judicial interpretations with regard to loan agreements.

We are supervised by many provincial and local government authorities, including Finance Office of Jiangsu Province Government, CBRC, PBOC, local tax bureaus, local government, local AIC, local Bureau of Finance, local Public Security Bureau and local rural employment department, etc.

Establishment

Wujiang Luxiang was established on October 21, 2008 pursuant to Circular No. 23, Jiangsu Document No. 142 and Jiangsu Document No. 132 which allowed for the establishment of a new type of financial vehicle that is permitted to lend to small-to-medium sized business, farmers and individuals.  PFL was established on September 5, 2013 and is permitted to provide financial leasing services in China.

Source of Funds

Pursuant to the Circular 23, the main sources of funds are capital contributions paid by its shareholders, donated funds, and debt financings from no more than two banking financial institutions.  Pursuant to Jiangsu Document No. 132, we believe the amount of debt financings we are allowed to obtain may be up to 100% of our net capital.  Pursuant to the Foreign Investment in Leasing Industry Regulations, PFL is permitted to leverage up to 10 times its registered capital to finance its leases.

Direct Loans

Pursuant to Jiangsu Document No. 8, the maximum amount of our actual liabilities (including bank loans) is limited to 100% of our net capital. Pursuant to Jiangsu Document No. 142 and Circular 23, the aggregate loan balance amount to one borrower cannot exceed 10% of our registered capital and must be less than 5% of our net assets. Pursuant to Jiangsu Document No. 132, the aggregate microcredit loan balances as a percentage of our total outstanding loan balances, must be not less than 70%. The aggregate balances of operational loans of with terms longer than three months, as a percentage of total outstanding loan balances, must exceed 70%. The aggregate balances of loans made to agricultural or rural borrowers or farmers, as a percentage of our total outstanding loan balance must be no less than 70%. A loan equal or under the amount of $725,000 (RMB 4,500,000) is deemed a microcredit loan according to Implementation Rules on Supervision and Regulation of Rural Microcredit Companies (Su Fu Ban [2010] 288).

Prior to August 7, 2012, the maximum interest rate a microcredit lender was allowed to charge on microcredit loans was four times of the PBOC’s Benchmark Rate according to PBOC’s Notice on Cracking Down on the Underground Lenders and Lending at Excessive High Interest Rate promulgated by the PBOC and Several Opinion Regarding the Trial of Cases promulgated by the Supreme Court of PRC. On August 7, 2012, the Finance Office of Jiangsu Province implemented the Jiangsu Document No. 53. Microcredit companies are assessed and ranked according to Jiangsu Document No.53 and the microcredit companies in the highest ranking will, among other things, enjoy preferential treatments and government support. As such, we have chosen to comply with the lower maximum interest rate requirement set forth in the Jiangsu Document No. 53.  In a document issued by Finance Office of Jiangsu Province on October 25, 2013 (the “Jiangsu Document No. 83”), we were rated as “AAA” and thus eligible for government subsidies and certain preferential treatment including be permitted to operate the online guarantee business as disclosed above, partly due to the fact that the maximum interest rate we charged in 2012 is no more than 3 times the Bench Mark Rate. We expect that we will continue to receive the highest ranking as we continue to adhere with our maximum interest rate protocol and other lending practices. In the event we receive less than BBB ranking, we will not be permitted to operate the online guarantee business, among other things.

In accordance with the Provision Guidance and Jiang Su Financial Practice, we are required to set aside a loan loss reserve according to the following three measurements:

●	Measurement 1- The Specific Reserve:

Specific reserves are funds set aside based on the anticipated level of loss of each loan after categorizing the loan according to the risks. Such specific reserves are to be used to cover specific losses. According to the “Five-Tier Principle” set forth in the Provision Guidance, the loans are categorized as “pass”, “special-mention”, “substantial”, “doubtful” or “loss”. The definition and provision rate for each category is set forth below.

Tier	Definition	Reserve Rate
Pass	Loans for which borrowers are expected to honor the terms of the contracts, and there is no reason to doubt their ability to repay the principal and accrued interest in full and on a timely basis.	0%
Special-mention	Loans for which borrowers are currently able to repay the principal and accrued interest in full, although the repayment of loans might be adversely affected by some factors.	2%
Substantial	Loans for which borrowers’ ability to repay the principal and accrued interest in full is apparently in question and borrowers cannot depend on the revenues generated from ordinary operations to repay the principal and accrued interest in full. Lender may suffer some losses even though the underlying obligation is guaranteed by a third party or collateralized by certain assets.	25%
Doubtful	Loans for which borrowers are unable to repay principal and accrued interest in full. Lender will suffer significant losses even though the underlying obligation is guaranteed by a third party or collateralized by certain assets.	50%
Loss	Principal and accrued interest cannot be recovered or only a small portion can be recovered after taking all possible measures and resorting to necessary legal procedures.	100%

●	Measurement 2 - The General Reserve:

General reserves are funds set aside based on certain percentage of the total outstanding balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total outstanding balance.

We believe we are required to make our loan loss reserve based on the higher of the amounts calculated based on the General Reserve and the Specific Reserve.

●	Measurement 3 - Special Reserve

Special reserves are funds set aside covering losses due to risks related to a particular country, region, industry or type of loans. The reserve rate could be decided based on management estimates of loan collectability.

Guarantee Services

Pursuant to Jiangsu Document No. 8, the aggregate amount of liabilities we are allowed to be exposed to in our guarantee business shall not exceed 300% of our net capital.  Pursuant to the Interim Measures for the Administration of Financing Guarantee, guarantees we are allowed to provide to a single borrower shall not exceed 10% of our net assets, and not exceed 15% of our net assets if the guarantee is provided to a single borrower and the person’s affiliated parties.  We are prohibited to provide guarantees to our subsidiaries and/or parent company.

For our guarantee business, pursuant to Interim Measures for the Administration of Financing Guarantee, we are required to set aside reserves not less than 1% of the aggregate outstanding balance of loans we guaranteed at end of fiscal year and 50% of the income generated by our guarantee business during the fiscal year.

Financial Leasing Services

Pursuant to the Foreign Investment in Leasing Industry Regulations, PFL is permitted to leverage up to 10 times its registered capital to finance its leases.

We believe there is no clear guidance on the reserve requirement for financial leasing companies.

P2P Lending Services

As Pride Online is not involved in any lending or guarantee activities itself, we believe it is not subject to any loan loss reserve requirement.

Summaries of Certain Key PRC Laws

Below are summaries of the material terms of Circular 23, Jiangsu Document No. 8, Jiangsu Document No. 132 and Jiangsu Document No. 142, which are essential to our business.

Circular 23

Circular 23 divides “microcredit companies” into two categories:  a “company with limited liability” or a “company limited by shares” that consists of equity interests held by private parties, including individuals, corporate entities and other organizations.  The shareholders of a microcredit company shall meet the minimum requirement set by applicable laws. A company with limited liability shall be established with capital contributions from no more than fifty (50) shareholders; while a company limited by shares shall have 2-200 promoters, more than 50% of whom shall domicile in the PRC.  The promoters are the shareholders after the incorporation of the company. The source of registered capital of a microcredit company shall be true and legal. All the registered capital shall be fully paid in cash by the capital contributors or the promoters. The registered capital of a company with limited liability shall be no less than RMB 5,000,000 and the registered capital of a company limited by shares shall be no less than RMB 10,000,000. Any single individual, corporate entity or social organization (and  their respective affiliates) shall not contribute more than 10% of the registered capital of a microcredit company.  Circular 23 also provides that the sources of funds of a microcredit company shall be limited to the capital contributions paid by its shareholders, profit from operations, monetary donations, and loans provided by no more than two (2) banking financial institutions.  Pursuant to applicable laws, administrative rules and regulations, the outstanding loans owed by a microcredit company to banking financial institutions shall not exceed 50% of its net registered capital. The interest rate and the terms for such loans shall be determined based on arms length negotiations between the company and the financial institutions and such interest rate shall be determined using the “Shanghai inter-bank borrowing interest rate” for the same period as prime rate plus basis points.  Circular 23 also states that a provincial government who is able to clearly specify an authority-in-charge (finance office or relevant government organs) to be in charge of the supervision and administration of microcredit companies and is willing to assume the liabilities for the risk management of microcredit companies, such provincial government may, within its own province, roll out the trial run for the establishment of microcredit companies. A microcredit company shall abide by all applicable laws and shall not conduct any illegal fund-raising in any form. In the event an illegal fund-raising activity is conducted within the provincial territory, it shall be handled by the local government at the provincial level. Other activities in violation of the laws or the administrative rules and regulations will be fined by local authorities or prosecuted in the event a criminal offense has been committed.

Wujiang Luxiang is a microcredit company limited by shares.  There are currently 12 shareholders all of whom are domiciled in PRC. Except one entity shareholder, none of the shareholders owns more than 10% of Wujiang Luxiang’s registered capital. Pursuant to Administrative Measures of Microcredit Companies issued by Jiangsu provincial government on November 30, 2011, major promoters are permitted to hold more than 10% of the registered capital of a microcredit company. We believe the requirement that none of the shareholders shall own more than 10% of the registered capital of a microcredit company set forth in Circular No. 23, which is a pilot program giving guidance to the provincial government, has been superseded by the later Jiangsu provincial regulations. In addition, the current equity structure of Wujiang Luxiang has been approved by the Finance Office of Jiangsu, which is the governing authority of Wujiang Luxiang. We believe such approval is evidence of the Jiangsu government authority’s acknowledgement of such equity structure.. Wujiang Luxiang’s current operations are in line with the other requirements set forth in Circular 23.

Jiangsu Document No. 8

Jiangsu Document 8 stresses the importance of encouraging the development of rural microcredit companies. The business scope of these companies approved by local authorities generally includes the following: providing loans to companies or individuals in agriculture industry located in rural areas, providing financial guarantees, and serving as agents for financial institutions. The aggregate outstanding balance of bank loans a rural microcredit company is allowed to obtain is up to 100% of the net capital of such company.

The business scope of Wujiang Luxiang is to provide small loans, guarantees, and other business approved by the provincial authority for agriculture related industry, which is in line with the Jiangsu Document No.8. As of December 31, 2013, Wujiang Luxiang’s net capital was RMB 300 million (approximately $44,063,863) and its outstanding balance of bank loans was $90.2 million, which is line with the requirement set forth in the Jiangsu Document No. 8.

Jiangsu Document No. 132

Jiangsu Document No. 132 reflects the current developing status of rural microcredit companies. It empowers various local authorities to promote development of rural microcredit companies by facilitating access to capital markets and promoting good morals. The Document encourages establishment of rural microcredit companies in Jiangsu province. In each of the counties with economic importance, a local officer has been charged with responsibility to manage and oversee the establishment of the microcredit companies, including establishing pilot programs in certain territories. The number of pilot rural microcredit companies may be increased. Local governments at county level meeting certain criteria should, at the beginning of each year, provide a plan which sets forth an estimate of the number of newly established rural microcredit companies to be approved to do business during that year. Such plan will need to be reviewed first by the financial office at the municipal level and approved by the respective finance bureaus at the provincial level.  A rural microcredit company that has been operating for more than one year, in good standing, with good financial conditions and risk management systems may be allowed to establish branch offices in various towns where there is no such rural microcredit company located in the same town as such company.  Rural microcredit companies in southern Jiangsu region with capital of more than RMB 50 million can set up one additional branch for each additional RMB 30 million in excess of RMB 50 million; rural microcredit companies in central Jiangsu region with capital of more than RMB 30 million can set up one additional branch for each additional RMB 25 million exceeding RMB 30 million; rural microcredit companies in northern Jiangsu region with capital of more than RMB 20 million can set up one additional branch for each additional RMB 15 million exceeding RMB 20 million. The amount of debt financings a rural microcredit company serving the agriculture industry, with effective operations, good risk control and reasonable interest levels is allowed to obtain may be up to 100% of its registered capital. Sources of the funds for these companies may include: 1) loans or financing funding from commercial banks; 2) approved large-amount direct loans (mainly shareholders’ loans); 3) approved transfers and lending of funds between rural microcredit companies; and 4) explore the feasibility of loans from the government funds, the PBOC re-lending loans supporting agriculture, insurance funds and other funds which desire to play a role in servicing “agriculture, farmers and rural areas” through rural microcredit companies.

As of December 31, 2013, Wujiang Luxiang’s registered capital was  RMB 300 million (approximately $44,063,863) and its total debt financing was $15,462,491, less than  100% of its registered capital. In line with the requirement set forth in Jiangsu Document No. 132, Wujiang Luxiang’s major source of financing has been loans from commercial banks.

Jiangsu Document No. 142

Jiangsu Document No. 142 provides for general rules with respect to the establishment of microcredit companies. It includes the following material terms:

1. Shareholder: In general, the shareholders of a rural microcredit organization shall be three to five individuals (excluding members or employees of the Communist Party, governmental organizations, financial organizations as well as state-owned public institutions) or enterprise legal persons. The number of shareholders shall not exceed ten. Shareholders shall comply with laws, with good credibility and have no civil or criminal record indicating violation of laws and serious discredit.  The capital contributed by shareholders for equity interest shall be legitimate self-owned capital.

Wujiang Luxiang currently has 12 shareholders, which is more than the 10 shareholders requirement set forth in Jiangsu Document No. 42. However, Circular 23 permits up to 200 shareholders in a microcredit company limited by shares. We believe we will not be subject to any penalty by the Finance Office of Jiangsu Province, which is the governing authority of Wujiang Luxiang and the government body implementing the Jiangsu Document No. 42, since it approved the establishment of Wujiang Luxiang and its current shareholder structure.

2. Capital: The paid-up registered capital of a rural microcredit organization shall be no less than RMB 50 million for southern Jiangsu area, RMB 30 million for central Jiangsu area, and RMB 20 million for northern Jiangsu area. The registered capital shall be paid in cash.

As of December 31, 2013, Wujiang Luxiang’s registered capital was RMB 300 million (approximately $44,063,863), which is more than the RMB 50 million required for Wujiang Luxiang as a microcredit company in the Southern Jiangsu area.

3. Offices: A rural microcredit organization shall have fixed operating premises which comply with the safety standards required by the public security department and other departments and is situated below township levels (including township).

4. Employees: A rural microcredit organization shall have no fewer than five main employees, who shall comply with laws, with good credibility and have no civil or criminal record. Among them, the chief person in charge shall be less than 65 years old with at least Technical Secondary School and have been engaged in financial industry for more than 4 years or economic industry for more than 8 years (with at least 2 years working experience in the financial area); the person in charge of credit shall have been engaged in financial industry for more than 3 years or economic industry (with a focus on agriculture) for more than 5 years; each accounting staff shall hold an Accounting Certificate and have been engaged in accounting and financial industry for more than 3 years; other personnel shall have been engaged in other related economic industry for more than 3 years. All key employees shall participate in a professional training program held by the Provincial Financial Office. Qualified trainees will be issued a qualification certificate which is required for their employment.

Wujiang Luxiang’s General Manager, Mr. Huichun Qin, who is the person in charge of credit, has more than 30 years of experience in the financial industry and holds a bachelors degree from Southwest Tech University in Mianyang, China. We also believe our accounting staff and other personnel meet the requirements set forth in the Jiangsu Document No. 142.

5. Articles of Association: Rural microcredit organizations shall adopt Articles of Association of the organizations in accordance with the Company Law of the People’s Republic of China and the provisions of these provisions in the Jiangsu Document No. 142, and carry out business and operating activities according to their Articles of Association.

Wujiang Luxiang has carried out its business and operations according to its Articles of Associations, as amended.

6. Markit Exit:  When a rural microcredit organization has any of the following activities, in addition to investigation and fine by law enforcement authorities, the provincial Rural Microcredit Organization Pilot Program Management Group may terminate its pilot program, report it to the local AIC to revoke its business license, or impose other punitive measures:

1)	Violating the provisions in the Jiangsu Document No. 142 with respect of business scope and provision of loans;
2)	Illegally solicit funding from the general public directly or indirectly;
3)	Issuing loans with excessive interest rates in violation of relevant national provisions to make exorbitant profits;
4)
Other behaviors deemed by the provincial and local Rural Microcredit Organization Pilot Program Management Groups as material violation of relevant laws and regulations and these provisions in the Jiangsu Document No. 142.

We believe we were not involved in any of the prohibited activities set forth in the sections above.

Employees

We currently have 26 full time employees as of the date of this prospectus. We have employment contracts with all of our employees in accordance with PRC Labor Law and Labor Contract Law.  The contracts comply with the PRC laws. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We have made employee benefit contributions in accordance with relevant Chinese regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the general administration expenses when incurred.

Intellectual Property

We do not own or have any significant intellectual property rights.

Legal Proceedings

We have not been involved in any material legal proceedings, other than the ordinary litigation incidental to our business.

There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder of more than five percent of our voting securities, is an adverse party or has a material interest adverse to our interest.

Facilities

Our principal executive offices are located at No. 1688 Yunli Road, Tongli, Wujiang, Jiangsu Province, China, where we lease approximately 18,040 square foot of office space.  The lease agreement we have with Wujiang Economic Zone Development Corporation was renewed and has a five-year term starting from October 1, 2013.  The average rent for the lease is approximately $21,000 per month. We do not own any real property or have any land use rights.

We believe that our current facility is adequate for our operations and that suitable additional or substitute space will be available to accommodate the foreseeable expansion of our operations.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers, Key Employees and Directors

The following table sets forth certain information concerning our executive officers, key employees, and directors:

Name	Age	Position
Huichun Qin	48	Chairman of the Board of Directors, Chief Executive Officer
Long Yi	36	Chief Financial Officer and Secretary
Jianmin Yin	63	Director
Jingeng Ling	48	Director
Xiangdong Xiao	66	Director
John F. Levy	58	Director

Mr. Huichun Qin is one of founders of Wujiang Luxiang and has served as Chairman of our Board of Directors (the "Board") and the Chief Executive Officer of CCC since August 7, 2012. From 1981 to 2008, Mr. Huichun Qin worked at PBOC, where he served as deputy director of accounting and finance section from 2002 to 2006. From 2006 to 2008 Mr. Qin was the vice president of Wujiang Brach of PBOC, and at the same time he also served as a deputy director of Wujian State Administration of Foreign Exchange, where he was responsible for implementing a program relating to anti-money laundering management, in charge of management and monitoring local and foreign currency; foreign currency reserve and exchange, investigation, statistics, analysis and monitoring other financial institution in Wujiang area.  He received a bachelor degree from Southwest Tech University in Mianyang, China.  Mr. Qin’s extensive experience in the banking industry, his acute vision and outstanding leadership capability, as well as his commitment to the Company since its inception make him well-qualified in the Board’s opinion to serve as our CEO and Chairman of the Board.

Mr. Long Yi was appointed as the Chief Financial Officer and Secretary of CCC on January 1, 2013. Prior to joining CCC, Mr. Yi was the senior financial manager in Sutor Technology Group Ltd. (Nasdaq: SUTR) since 2008. He served as an accounting manager at Forterra Inc. in Canada from 2006 to 2008.  He is a Certified Public Accountant in the State of Illinois.  Mr. Yi has a Bachelor’s degree in Accounting from Northeastern University and a Master’s degree in Accounting and Finance from University of Rotterdam. He also obtained a graduate diploma in accounting from McGill University.

Mr. Jianmin Yin has served as a director of CCC since the consummation of our initial public offering on August 12, 2013. Mr. Yin has forty years of work experience in tax, treasury, and finance. From 2009 to 2012, Mr. Yin served as the branch chief of Wujiang sub-branch of PBOC. From 1989 to 2009, he served as a president of the PBOC Wuxian City Branch and the city of Wujiang Branch. Mr. Qi brings a wealth of local banking knowledge to our Board of Directors.

Mr. Jingeng Ling has served as a director of CCC since the consummation of our initial public offering on August 12, 2013. From 2003 to 2012, he served as a chairman of the board of directors of Suzhou Dingli Real Estate Co. Ltd., one of the largest real estate development companies in the city of Wujiang. Mr. Liang’s business aptitude and strong analytical skills, qualify him for his position as one of our directors.

Mr. Xiangdong Xiao has served as a director of CCC since the consummation of our initial public offering on August 12, 2013.  Mr. Xiao has over forty years of work experience in PBOC, and has long been engaged in the financial industry management work. Since 2010, he has served as the Secretary-General of Suzhou Rural Microcredit Association since he retired from Jiangsu Yun Dong International Consultation and Assessment Company Suzhou Branch where he served as a general manager from 2000 to 2006. From 1998 to 2000, he served as a team leader of the loan department, section chief of the financial management department with PBOC’s Suzhou Branch.  Mr. Xiao graduated from Nanjing Jiangsu Fiscal and Finance College, majoring in Banking.  Mr. Xiao’s  substantial institutional knowledge of banking business and micro-lending industry makes him well positioned for his role as one of our directors.

Mr. John F. Levy has served as a director of CCC since the consummation of our initial public offering on August 12, 2013. Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  Mr. Levy currently serves on the board of directors of three public companies including China Commercial Credit, Inc. Mr. Levy has been a director of Applied Minerals, Inc. (AMNL) a publicly traded exploration stage natural resource and mining company since January 2008, and has served as chairman since August 2009.  Mr. Levy has been a director, an audit committee member and chairman of the nominating and corporate governance committee of Applied Energetics, Inc. (AERG), a publicly traded company that specializes in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies, since June 2009. From October 2006 to October 2013, Mr. Levy served as a director, and chair of the audit committee of Gilman Ciocia, Inc. (GTAX), a publicly traded financial planning and tax preparation firm.  From September 2010 to October 2012, he served as director of Brightpoint, Inc. (CELL), a publicly traded company that provides supply chain solutions to leading stakeholders in the wireless industry. From November 2008 through June 2010, he served as a director of Applied Natural Gas Fuels, Inc. (formerly PNG Ventures, Inc.). From March 2006 to April 2010, Mr. Levy served as a director and Audit Committee chairman of Take Two Interactive Software, Inc., a public company which is a global developer and publisher of video games best known for the Grand Theft Auto franchise. Mr. Levy served as Interim Chief Financial Officer from November 2005 to March 2006 for Universal Food &Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton. Mr. Levy is a frequent speaker on the roles and responsibilities of Board members and audit committee members. He has authored The 21st Century Director: Ethical and Legal Responsibilities of Board Members, Acquisitions to Grow the Business: Structure, Due Diligence, and Financing, Creating the Best Projections You Can: Insights and Techniques and Ethics and Sustainability: A 4-way Path to Success.  All four courses have initially been presented to various state accounting societies.  Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph’s University in Philadelphia.  Mr. Levy brings to our board vast financial experiences as a Certified Public Accountant, former Chief Financial Officer of several companies and as Chief Executive Officer of a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. In addition, Mr. Levy brings to our board, substantial experience with complex accounting and reporting issues, financial strategies, SEC filings, corporate governance and corporate transactions.

Director Independence

Our Board reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, it is determined that Jianmin Yin, Jingeng Ling, Xiangdong Xiao and John F. Levy are “independent directors” as defined by NASDAQ.

Mr. Levy shall receive $36,000 in cash per year and 6,000 restricted shares of the Company’s common stock per year, which shall vest in 4 equal quarterly installments. Mr. Levy also shall receive an additional $14,000 per year for acting as Chairman of the Audit Committee. Mr. Yin, Mr. Ling and Mr. Xiao shall receive $20,000 in cash per year for serving on the Board.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and governance committee. Each of the committees of the Board has the composition and responsibilities described below.

Audit Committee

Mr. Levy, Mr. Xiao and Mr. Yin are members of our Audit Committee, where Mr. John F. Levy serves as the chairman. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

●	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

●	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●
reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviews and approves in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

●
provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board, including Sarbanes-Oxley Act implementation, and makes recommendations to the Board regarding corporate governance issues and policy decisions.

It is determined that Mr. Levy possesses accounting or related financial management experience that qualifies him as an "audit committee financial expert" as defined by the rules and regulations of the SEC.

Compensation Committee

Mr. Levy, Mr. Ling and Mr. Yin are members of our Compensation Committee and Mr. Yin is the chairman.  All members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ.  We have adopted a charter for the Compensation Committee In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and making recommendations to the Board regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Governance Committee

Mr. Ling, Mr. Xiao and Mr. Yin are the members of our Nominating and Governance Committee where Mr. Ling shall serves as the chairman. All members of our Nominating and Governance Committee are qualified as independent under the current definition promulgated by NASDAQ.  Our Board adopted and approved a charter for the Nominating and Governance Committee. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Corporate Governance Committee is responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and NASDAQ rules.

Significant Employees

We have no significant employees other than the executive officers described above.

Section 16 Compliance

Section 16(a) of the Exchange Act, requires our directors, officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us, as of the date of this prospectus, all Section 16(a) filings applicable to officers, directors and greater than 10% shareholders were made.

Family Relationships

There are no family relationships by between or among the members of the Board or other executive officers of the Company.

 Legal Proceedings Involving Officers and Directors

Unless otherwise indicated in this prospectus, to the knowledge of the Company after reasonable inquiry, during the past ten years, no current director, executive officer of the Company or any promoter who was a promoter at any time during the past five fiscal years, has (1) been subject to a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; (2) been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws; (4) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity; (5) been was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; (6) been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; (7) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (8) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material pending legal proceedings to which any of the individuals listed above is party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

The following table provides disclosure concerning all compensation paid for services to CCC and Wujiang Luxiang in all capacities for our fiscal years ended 2013 and 2012 provided by (i) each person serving as our principal executive officer (“PEO”), (ii) each person serving as our principal financial officer (“PFO”) and (iii) our two most highly compensated executive officers other than our PEO and PFO whose total compensation exceeded $100,000 (collectively with the PEO, referred to as the “named executive officers” in this Executive Compensation section).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)

Qin Huichun (1) (CEO)	2012 2013	50,863 54,243	91,570 71,437	- -	- -	- -	142,433 125,680

Long Yi (2) (CFO)	2012 2013	- 46,494	- 32,546	-	-	- -	- 79,040

(1)    Mr. Huichun Qin was appointed as the CEO of CCC on August 7, 2012 and has been the CEO of Wujiang Luxiang since its inception in 2008. Mr. Qin was entitled to an annual base salary of $75,000 pursuant to the employment agreement he had with the company. Mr. Qin agreed to waive the difference between the amount he was entitled to pursuant to his employment agreement and the actual amount he was paid by the Company during fiscal year ended December 31, 2013.

(2)    Mr. Long Yi was appointed as the CFO of CCC on January 1, 2013. Mr. Yi was entitled to an annual base salary of $50,000 pursuant to the employment agreement he had with the company. Mr. Yi agreed to waive the difference between the amount he was entitled to pursuant to his employment agreement and the actual amount he was paid by the Company during fiscal year ended December 31, 2013.

Grants of Plan Based Awards in the Fiscal Year Ended December 31, 2013

No option grants were awarded to named executive officers for the fiscal year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

No individual grants of stock options or other equity incentive awards have been made to our officers and directors since our inception; accordingly, none were outstanding as of December 31, 2013.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

As of August 7, 2012, CCC entered into an employment agreement with our CEO, Mr. Huichun Qin, pursuant to which he receives an annual base salary of $75,000.  Prior to then he had an employment agreement with Wujiang Luxiang. Under his current employment agreement, Mr. Qin is employed as our CEO for a term of five years, which automatically renews for additional one year terms unless previously terminated on three months written notice by either party. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.  In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer's base salary.

As of January 1, 2013, CCC entered into an employment agreement with our CFO, Mr. Long Yi, pursuant to which he shall receive an annual base salary of $50,000.  Under his employment agreement, Mr. Yi is employed as our CFO for a term of two years, which automatically renews for additional one year terms unless previously terminated on three months written notice by either party. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.  In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 3 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer's base salary.

Each executive officer has agreed to hold, both during and after the termination of his employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment, any of our confidential information or proprietary information of any third party received by us and for which we have confidential obligations.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for one year following termination of the employment.

Director Compensation

The following table represents compensation earned by our non-executive directors in 2013.

Name	Fees earned in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
John L Levy	$18,750	$-	-	-	$18,750.00
Jianmin Yin	$7,500	-	-	-	$7,500.00
Jingen Ling	$7,500	-	-	-	$7,500.00
Xiangdong Xiao	$7,500	-	-	-	$7,500.00

Mr. Levy shall receive $36,000 in cash per year and 6,000 restricted shares of the Company’s common stock per year, which shall vest in four equal quarterly installments. Mr. Levy agreed that he will not receive any stock compensation until the issuance of such stock has been approved by the Company’s stockholders in accordance with the NASDAQ Listing Rules. Mr. Levy also shall receive an additional $14,000 per year for acting as Chairman of the Audit Committee. Mr. Yin, Mr. Ling and Mr. Xiao shall receive $20,000 in cash per year for serving on the Board.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Compensation Committee of our board of directors, or other committee serving an equivalent function. None of the members of our Compensation Committee has ever been our employee or one of our officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Loan Agreements

A loan of $232,055 (RMB 1,500,000) was made to Mr. Xinlin Yao, a vice general manager of Wujiang Luxiang with an annual interest rate of 10.80% for a term of twelve months from February 15, 2011 to February 15, 2012. The loan was repaid on February 15, 2012.

There is currently no outstanding balance with any related party.  Future loans made to related parties will be made on terms comparable to those made with persons not related to us. Upon establishment of an audit committee at the closing of this offering, we will have the audit committee review and approve in advance all related party transactions in compliance with the Sarbanes-Oxley Act.

Share Exchange Agreements

On August 7, 2012, CCC entered into certain share exchange agreements with 16 individuals, each of whom is the sole shareholder of a BVI company, and the 16 BVI entities. These 16 individuals are or represent the ultimate owners of the Wujiang Shareholders, although none of the 16 BVI entities have any equity interest or economic interest in Wujiang Luxiang.  Each of the 16 individuals, through their respective BVI entities, received such number of shares of common stock of CCC as shown in the below chart.  Upon consummation of the Share Exchange, the 16 individuals, through their respective BVI entities, collectively owned an aggregate of 7,270,920 shares of common stock of CCC. The chart below shows the number of shares each of these CCC stockholders owned upon consummation of the Share Exchange.  The CCC stockholders who beneficially own more than 5% of the total issued and outstanding shares of CCC common stock as of the date of this prospectus may be deemed related parties of CCC.

No.	Name of CCC Stockholders	Name of Beneficial Owners	Number of CCC Shares of Common Stock Owned upon Consummation of the Share Exchange	Percentage of Total Issued and Outstanding as of the date of this prospectus
1.	Ke Da Investment Ltd.	Ling, Jingen	875,700	8.264%
2.	Kai Tong International Ltd.	Cui, Genliang	608,040	5.738%
3.	Bao Lin Financial International Ltd.	Song, Qidi	558,000	5.266%
4.	Yun Tong International Investment Ltd.	Wu, Jianlin	567,720	5.358%
5.	Ding Hui Ltd.	Mo, Lingen	608,040	5.738%
6.	Wei Hua International Investment Ltd.	Xu, Weihua	567,720	5.358%
7.	Xin Shen International Investment Ltd.	Li, Senlin	608,040	5.738%
8.	Tong Ding Ltd.	Shen, Xiaoping	608,040	5.738%
9.	Zhong Hui International Investment Ltd	Ling, Jinming	613,260	5.787%
10.	Candid Finance Ltd.	Jiang, Xueming	558,000	5.266%
11.	Heng Ya International Investment Ltd.	Shen Longgen	218,610	2.063%
12.	Yu Ji Investment Ltd.	Qin, Huichun	190,170	1.795%
13.	Shun Chang Ltd	Pan, Meihua	76,590	0.723%
14.	Run Da International Investment Ltd	Ling, Jianferg	340,470	3.213%
15.	FuAo Ltd	Ma, Minghua	178,830	1.688%
16.	Da Wei Ltd	Wu, Weifang	93,690	0.884%
	Total:		7,270,920	68.62%

Contractual Arrangements between WFOE and Pride Online

On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin, Pride Online, a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin. Pursuant to these contractual arrangements, WFOE shall have the power, rights and obligations equivalent in all material respects to those it would possess if it were the sole equity holder of Pride Online, including absolute control rights and the rights to the assets, property and revenue of Pride Online and the receipt of, approximately 100% of the net income of Pride Online as a service fee to WFOE. Mr. Qin did not receive any consideration in exchange for his agreement to give up his control over Pride Online. The contractual arrangements between WFOE, Pride Online and its sole shareholder, Mr. Huichun Qin, have substantially the same terms as those between WFOE and Wujiang Luxiang.

Review, approval or ratification of transactions with related persons.

Our Audit Committee consisting of independent directors, is charged with reviewing and approving all agreements and transactions which had been entered into with related parties, as well as reviewing and approving all future related party transactions.

Transaction with Promoter

Regeneration Capital Group LLC ("Regeneration"), our initial shareholder, may be deemed to be a promoter of the Company pursuant to Rule 405 under the Securities Act, since it was involved in the founding and organizing of the Company.  In addition to certain principals of Regeneration being our officers and directors prior to the Share Exchanges, and their being reimbursed for certain out-of-pocket expenses, Regeneration received 540,000 shares of our common stock in consideration of the incorporation services provided.  Neither Regeneration nor any of its principals have been involved in any legal proceeding that would require disclosure pursuant to Item 401 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus for our officers, directors and 5% or greater beneficial owners of common stock. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage ownership information shown in the table below assume that (i) there are 10,596,426 shares of common stock outstanding as of the date of this prospectus, and (ii) 12,246,812 shares of common stock outstanding immediately after the closing of this offering, assuming the underwriters do not exercise their option to purchase additional shares.

Name of Beneficial Owners	Common Stock Beneficially Owned Prior to This Offering		Common Stock Beneficially Owned After This Offering
	Number	%	Number %	%
5% stockholders:
Cui, Gengliang	608,040	5.7%	608,040	4.9%
Song, Qidi	558,000	5.2%	558,000	4.5%
Wu, Jianlin	567,720	5.3%	567,720	4.5%
Mo, Lingen	608,040	5.7%	608,040	4.9%
Xu, Weihua	567,720	5.3%	567,720	4.5%
Li, Senlin	608,040	5.7%	608,040	4.9%
Shen, Xiaoping	608,040	5.7%	608,040	4.9%
Ling, Jingen	875,700	8.2%	875,700	7.1%
Ling, Jinming	613,260	5.7%	613,260	5.0%
Jiang, Xueming	558,000	5.2%	558,000	4.5%

Directors and Executive Officers:
Huichun Qin (1)	190,170	1.8%	190,170	1.5%
Long Yi	0	-	0	-
Jian Min Yin	0	-	0	-
Jingen Ling	0	-	0	-
Xiang Dong Xiao	0	-	0	-
John F. Levy	0	-	0	-
All officers and directors as a group (6 persons)	190,170	1.8%	190,170	1.5%

(1) Mr. Qin is the sole shareholder of Yu Ji Investment Ltd., which owns 190,170 shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock:

●	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;
●	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
●	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
●	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our board of directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy.

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

As of the date of this prospectus there were 10,430,657 shares of our common stock issued and outstanding.

Preferred Stock

Out of the 10,000,000 shares of preferred stock authorized, we had designated 1,000,000 shares as Series A Convertible Preferred Stock and 5,000,000 as Series B Convertible Preferred Stock. There is no preferred stock outstanding as of the date of this prospectus.

Options, Warrants and Rights

Except for (i) the 875,000 warrants issued in this offering, (ii) the warrant to be issued to Axiom Capital Management, Inc. to purchase that number of shares of our common stock equal to 7% of the aggregate number of shares to be sold in this offering and (iii) the warrants to purchase an aggregate of  95,900 shares of common stock issued to the underwriters for our initial public offering consummated in August 2013, and their affiliates, there are no outstanding options, warrants, or similar rights to purchase any of our securities.

The IPO underwriters’ warrants are exercisable at any time, and from time to time, in whole or in part, during the three-year period from February 10, 2014. The warrants are initially exercisable at a per share price of $6.50. The warrants are also exercisable on a cashless basis. The holders will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities prior to February 10, 2014. In addition, the warrants provide for piggy-back registration rights upon request in certain cases, which will not be greater than seven years from August 12, 2013 in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Warrants Issued in this Offering

The warrants issued in this offering entitle the holder to purchase one-half of one share of our common stock at a price equal to 140% of the price per whole share of common stock sold in this offering, subject to adjustment as discussed below, at any time commencing upon consummation of this offering and terminating at 5:00 p.m., New York City time, on the third anniversary of the date of this prospectus.

The material provisions of the warrants are set forth herein. Please review the form of warrant filed as an exhibit to the registration statement of which this prospectus forms a part for more detailed information.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the warrant agent, with the warrant exercise form completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant, we have agreed to use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. During any period we fail to have maintained an effective registration statement covering the shares underlying the warrants, the warrant holder may exercise the warrants on a cashless basis. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We may redeem the outstanding warrants without the consent of any third party or the representatives of the underwriters:

•	in whole and not in part;
•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $[  ], which is 150% of the exercise price, per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of common stock to be issued to the warrant holder. If multiple warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the warrants.

Even though the warrant coverage offered by the Company makes the offering by the selling shareholders more attractive, we will not be compensated by the selling shareholders for the incidental benefits they receive from the warrants.

Representative’s Warrants

We have agreed to issue to the representative of the underwriters in this offering, warrants to purchase that number of shares of our common stock equal to seven percent (7%) of the aggregate number of shares of common stock sold in this offering (excluding shares underlying the warrants sold).  Such representative’s warrants shall have an exercise price equal to 120% of the offering price, or $____ per share, terminate three years from the effective date of the offering, have a cashless exercise provision and otherwise have the same terms as the warrants sold in this offering, except that they will not be subject to redemption by the Company.  Such underwriters’ warrants will be subject to FINRA Rule 5110(g)(1), except as otherwise permitted by FINRA rules, in that for a period of 180 days following the effectiveness of the registration statement, of which this prospectus forms a part, neither the underwriters’ warrants nor any warrant shares issued upon exercise of the underwriters’ warrants shall be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person.  See “Underwriting – Representative’s Warrants” on page 93 for more information.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC. Their telephone number is (212) 828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CCCR”. A liquid trading market for our shares of common stock presently exists but may not be sustained after this offering.Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.  Further, since a large number of shares of our common stock will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our common stock in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming the issuance by the Company of 1,650,386 shares of common stock and 875,000 warrants offered hereby, but no exercise of the issued warrants or the over-allotment option, we will have an aggregate of 12,246,812 shares of common stock outstanding. The 1,750,000 shares sold in this offering and the 875,000 shares underlying the warrants sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to certain limitations and restrictions described below.

As of the date of this prospectus, 8,641,861 shares of common stock held by existing stockholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. All of the 8,641,861 shares are eligible for resale under Rule 144; however, 8,100,000 of such shares are subject to certain lock-up agreements which shall expire on August 11, 2014.

Rule 144

In general, under Rule 144, a person may sell our shares of common stock acquired from without regard to volume limitations or the availability of public information about us, if:

•	the person is not our affiliate and has not been our affiliate at any time during the preceding three months; and
•	the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•	1% of the number of shares of our shares of common stock then outstanding, which will equal approximately 122,468 shares immediately after this offering; or
•	the average weekly trading volume in our shares of common stock on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

We, our directors and executive officers and existing stockholders who own in the aggregate 8,100,000 shares of our common stock, are subject to certain lock-up agreements with the underwriters of our initial public offering (the “IPO Underwriters”) pursuant to which each of these persons or entities, without the prior written consent of the IPO Underwriters, shall not, prior to August 11, 2014, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or acquired on or prior to the closing date of this offering (including any shares of common stock acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, except for certain exceptions and limitations.

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the selling stockholders’ beneficial ownership of our common stock as of the date of this prospectus. A portion of these shares were received at the time of our initial public offering on August 16, 2013 in exchange for shares of our series B preferred stock that were purchased by them between October 12, 2012 and May 8, 2013 and the remainder of the shares were shares received by Regeneration on December 19, 2011 and distributed on August 22, 2013. Although there was no agreement between the Company and these shareholders to register these shares, the Company believes the registration of these shares is beneficial to the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock they beneficially own, subject to applicable community property laws. Based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The percentage ownership information shown in the table below assumes that (i) there are 10,596,426 shares of common stock outstanding as of the date of this prospectus, and (ii) 12,246,812 shares of common stock outstanding immediately after the closing of this offering, assuming no exercise of the warrants issued in this offering and that the underwriters do not exercise their option to purchase additional shares and warrants to cover over-allotments, if any. None of the selling security holders has had any material relationship with the Company within the past three years, except that Regeneration Capital Group was a founding stockholder of the Company and provides certain advisory services to the Company.

Name	Shares of Common Stock Beneficially Owned Before the Offering	Percentage of Common Stock Beneficially Owned Before Offering	Shares of Common Stock Registered in this Offering	Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
Jia Lung Yu	3,077	*	3,077	0	0%
Holly Hui Yu	3,077	*	3,077	0	0%
Ren Zhang	6,154	*	6,154	0	0%
Yan Ling Yuen	3,077	*	3,077	0	0%
Christopher J. Calise	7,692	*	7,692	0	0%
Perry Lerner	15,384	*	15,384	0	0%
John Mark Hemmann	15,384	*	15,384	0	0%
Shaoying Zhang	30,769	*	30,769	0	0%
Regeneration Capital Group LLC (1)	15,000	*	15,000	0	0%

*less than 1%

(1)	Richard Kaufman, who is the Chief Executive Officer and a principal of Regeneration Capital Group LLC, has the voting and investment control over these shares.

UNDERWRITING

Axiom Capital Management, Inc. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated             , 2014 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, from us and the selling stockholders at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock (and accompanying warrants) listed next to its name in the following table:

Name	Number of Shares

Axiom Capital Management, Inc.
ViewTrade
Total:	1,750,000

The underwriters are committed to purchase all the shares of common stock (and accompanying warrants), other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We and the selling stockholders have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters propose to offer the shares of common stock (and accompanying warrants) to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares (and accompanying warrants) to other securities dealers at the public offering price less a concession not to exceed $       per share. If all of the securities are not sold at the offering price, the representative may change the public offering price and other selling terms. Investors must pay for any shares purchased on or before          2014.

            Discounts, Commissions and Expense Reimbursement.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts (7%) paid by us	$	$	$
Underwriting discounts (7%) paid by selling stockholders	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to selling stockholders	$	$	$

We have paid an expense deposit of $50,000 to the representative for out-of-pocket-accountable expenses, including those set forth below. The underwriting agreement, however, provides that in the event the offering is terminated, the $50,000 expense deposit paid to the representative to date will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) reasonable travel and out-of-pocket expenses in connection with this offering; and (b) legal fees incurred by the underwriters’ U.S. and PRC legal counsels, not to exceed $200,000, inclusive of the $50,000 expense deposit outlined in the immediately preceding paragraph.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $    .

Overallotment Option.  We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an additional  262,500 shares (15% of the shares sold in this offering) (and accompanying warrants) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares (and accompanying warrants) covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $     and the total net proceeds, before expenses, to us will be $    . To the extent such option is exercised, each underwriter must purchase a number of additional shares (and accompanying warrants) approximately proportionate to that underwriter’s initial purchase commitment.

Discretionary Accounts.  The underwriters have informed us that they do not intend to make sales to any accounts over which they have discretionary authority.

Representative's Warrants.  We have agreed to issue to the representative and to register herein warrants to purchase up to a total of 122,500 shares of common stock (7% of the shares of common stock sold in this offering, excluding the over-allotment) and to also register herein such underlying shares. The warrants will be exercisable at any time, and from time to time, in whole or in part, commencing 180 days from the effective date of the offering and expiring three years from the effective date of the offering. The warrants are exercisable at a per share price equal to 120% of the public offering price per share in the offering. The warrant are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than five (5) years commencing 180 days from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Electronic Offer, Sale and Distribution of Securities.  A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●
Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●
Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.  In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market or on the OTC QB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest.   The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business address of Axiom Capital Management, Inc. is 780 Third Avenue, New York, NY 10017.

Offering Restrictions Outside the United States.   Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, an offer of securities may not be made to the public in that Member State, other than:

(a) to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if that Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

(c) in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive; provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in that Member State), and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571 Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the PRC, and shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.  For the purpose of this paragraph, PRC does not include Taiwan, and the special administrative regions of Hong Kong and Macau.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

EXPERTS

The audited financial statements for fiscal years ended December 31, 2013 and December 31, 2012 included in this prospectus and the registration statement were audited by Marcum Bernstein & Pinchuk LLP, located at 7 Penn Plaza Suite 830, New York, NY 10001, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, with the address at 1345 Avenue of the Americas, New York, NY 10105, in its capacity as counsel for the Company.  Certain legal matters as to PRC law will be passed upon for the Company by Dacheng Law offices and for the underwriters by Guantao Law Firm. Certain legal matters in connection with this offering will be passed upon for the underwriters by  Reed Smith LLP, with the address at 599 Lexington Avenue, 22nd  Floor, New York, NY 10022.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

ENFORCEMENT OF JUDGMENTS

Our operation and principle assets are located in PRC, and majority of our officers and directors are non-residents of the United States. Therefore, it may be difficult to effect service of process on such persons in the United States, and it may be difficult to enforce any judgments rendered against us or our officers and/or directors. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely within the United States.

Dacheng Law Firm, our counsel as to PRC law, have advised us there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against our officers or directors or the experts named in this prospectus based on the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the PRC against our officers or directors or the experts named in this prospectus based on the securities laws of the United States or any state in the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website at www.chinacommercialcredit.com as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders of
China Commercial Credit, Inc.

We have audited the accompanying consolidated balance sheets of China Commercial Credit, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Commercial Credit, Inc. and its subsidiaries, as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum Bernstein and Pinchuk llp
New York, New York

March 31, 2014

CHINA COMMERCIAL CREDIT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31
	2013	2012

ASSETS
Cash	$9,405,865	$1,588,061
Restricted cash	10,784,960	11,595,489
Loans receivable, net of allowance for loan losses $1,375,948 and $857,813 for December 31, 2013 and 2012, respectively	88,827,465	84,923,480
Interest receivable	1,124,734	905,454
Tax receivable, net	820,526	-
Property and equipment, net	254,795	302,626
Other assets	1,785,103	689,709
Total Assets	$113,003,448	$100,004,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Short-term bank loans	$16,360,721	$20,606,791
Deposits payable	9,659,362	9,428,061
Unearned income from financial guarantee services	482,029	773,402
Accrual for financial guarantee services	588,740	880,725
Tax payable, net	-	20,449
Other current liabilities	629,073	742,745
Deferred tax liability	333,617	303,567
Total Liabilities	28,053,542	32,755,740
Shareholders' Equity
Series A Preferred Stock (par value $0.001 per share, 1,000,000 shares authorized at December 31, 2013 and 2012, respectively; nil and 645 shares issued and outstanding at December 31, 2013 and 2012, respectively)	$-	$1
Series B Preferred Stock (par value $0.001 per share, 5,000,000 shares authorized at December 31, 2013 and 2012, respectively; nil and 640 shares issued and outstanding at December 31, 2013 and 2012, respectively)	-	1
Common stock (par value $0.001 per share, 100,000,000 shares authorized; 10,430,657 and 9,000,000 shares issued and outstanding at December 31, 2013 and 2012, respectively)	10,431	9,000
Subscription receivable	(1,062)	(11,062)
Additional paid-in capital	52,704,107	44,247,397
Statutory reserve	5,442,150	4,232,164
Retained earnings	20,300,689	14,558,205
Accumulated other comprehensive income	6,493,591	4,213,373
Total Shareholders’ Equity	84,949,906	67,249,079
Total Liabilities and Shareholders’ Equity	$113,003,448	$100,004,819

See notes to the consolidated financial statements

CHINA COMMERCIAL CREDIT, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended
	2013	2012
Interest income
Interests and fees on loans	$12,223,803	$12,003,158
Interests and fees on loans-related party	-	13,119
Interests on deposits with banks	220,820	272,782
Total interest and fees income	12,444,623	12,289,059

Interest expense
Interest expense on short-term bank loans	(1,143,217)	(1,298,081)
Net interest income	11,301,406	10,990,978

Provision for loan losses	(484,069)	(85,035)
Net interest income after provision for loan losses	10,817,337	10,905,943

Commissions and fees on financial guarantee services	1,407,699	1,667,067
Over provision on financial guarantee services	316,039	13,714
Commission and fees on guarantee services, net	1,723,738	1,680,781

Net Revenue	12,541,075	12,586,724

Non-interest income
Government incentive	143,051	188,146
Other non-interest income	25,830	135,831
Total non-interest income	168,881	323,977

Non-interest expense
Salaries and employee surcharge	(1,047,589)	(1,052,199)
Rental expenses	(259,748)	(254,921)
Business taxes and surcharge	(499,075)	(472,216)
Other operating expenses	(1,818,302)	(1,111,930)
Total non-interest expense	(3,624,714)	(2,891,266)

Income Before Taxes	9,085,242	10,019,435
Income tax expense	(1,380,272)	(1,706,966)
Net Income	7,704,970	8,312,469

Amortization of beneficial conversion feature relating to convertible Series A Preferred Stocks	(372,500)	-
Amortization of beneficial conversion feature relating to convertible Series B Preferred Stocks	(380,000)	-
Net income attributable to Common Stock shareholders	$6,952,470	$8,312,469

Earnings per Share- Basic and Diluted	$0.808	$1.044

Weighted Average Shares Outstanding-Basic and Diluted	9,535,161	7,960,662

Net Income	7,704,970	8,312,469
Other comprehensive income
Foreign currency translation adjustment	2,280,218	471,501
Comprehensive Income	$9,985,188	$8,783,970

See notes to the consolidated financial statements

CHINA COMMERCIAL CREDIT, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Preferred A		Preferred B		Common Stock		Additional Paid-in	Subscription	Statutory	Retained	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	receivable	reserve	earnings	income	Total

Balance as of December 31, 2011	-	$-	-	$-	900,000	$900	$44,062,963	$-	$2,967,237	$8,353,217	$3,741,872	$59,126,189
Issuance of Series A Preferred Stocks	645	1	-	-	-	-	241,874	-	-	-	-	241,875
Issuance of Series B Preferred Stocks	-	-	640	1	-	-	239,999	(10,000)	-	-	-	230,000
Common Stocks issued to other individual shareholders	-	-	-	-	829,080	829	233	(1,062)	-	-	-	-
Shares exchange with 16 BVIs for reverse acquisition	-	-	-	-	7,270,920	7,271	(7,271)	-	-	-	-	-
Cash payment in reverse acquisition	-	-	-	-	-	-	(245,401)	-	-	-	-	(245,401)
Common Stock issuance costs	-	-	-	-	-	-	(45,000)	-	-	-	-	(45,000)
Net income for the year	-	-	-	-	-	-	-	-	-	8,312,469	-	8,312,469
Transfer to statutory reserve	-	-	-	-	-	-	-	-	1,264,927	(1,264,927)	-	-
Dividends to owners	-	-	-	-	-	-	-	-	-	(842,554)	-	(842,554)
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	471,501	471,501
Balance as of December 31, 2012	645	$1	640	$1	9,000,000	$9,000	$44,247,397	$(11,062)	$4,232,164	$14,558,205	$4,213,373	$67,249,079

Issuance of Series A Preferred Stocks	100	-	-	-	-	-	37,500	-	-	-	-	37,500
Issuance of Series B Preferred Stocks	-	-	120	-	-	-	45,000	10,000	-	-	-	55,000
Conversion of Series A Preferred Stocks into Common Stocks	(745)	(1)	-	-	-	-	1	-	-	-	-	-
Conversion of Series B Preferred Stocks into Common Stocks	-	-	(760)	(1)	-	-	1	-	-	-	-	-
Issuance of Common Stocks pursuant to initial public offering	-	-	-	-	1,370,000	1,370	8,903,630	-	-	-	-	8,905,000
Issuance of Common Stocks pursuant to underwriter overallotment	-	-	-	-	45,657	46	296,842	-	-	-	-	296,888
Issuance of Common Stocks pursuant to two consultants	-	-	-	-	15,000	15	(15)	-	-	-	-	-
Direct offering cost	-	-	-	-	-	-	(1,578,749)	-	-	-	-	(1,578,749)
Net income for the year	-	-	-	-	-	-	-	-	-	7,704,970	-	7,704,970
Transfer to statutory reserve	-	-	-	-	-	-	-	-	1,209,986	(1,209,986)	-	-
Amortization of beneficial conversion feature relating to convertible Series A and Series B Preferred shares	-	-	-	-	-	-	752,500	-	-	(752,500)	-	-
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	2,280,218	2,280,218
Balance as of December 31, 2013	-	$-	-	$-	10,430,657	$10,431	$52,704,107	$(1,062)	$5,442,150	$20,300,689	$6,493,591	$84,949,906

See notes to the consolidated financial statements

CHINA COMMERCIAL CREDIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2013	2012
Cash Flows from Operating Activities:
Net income	$7,704,970	$8,312,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	112,201	66,323
Provision for loan losses	484,069	85,035
Provision on financial guarantee services	(316,039)	(13,714)
Deferred tax expense	20,027	37,420
Changes in operating assets and liabilities:
Interest receivable	(187,665)	(233,150)
Tax receivable/(tax payable), net	(830,477)	583,872
Other assets	23,421	(420,261)
Unearned income from guarantee services	(312,033)	(189,107)
Other current liabilities	(92,930)	67,051
Net Cash Provided by Operating Activities	6,605,544	8,295,938

Cash Flows from Investing Activities:
Originated loans disbursement to third parties	(223,564,971)	(211,973,357)
Loans collection from third parties	221,921,293	203,593,105
Loans collection from related parties	-	237,564
Payment of loans on behalf of guarantees	(5,346,712)	-
Collection from guarantees for loan paid on behalf of customers	4,278,573	526,653
Deposit released from banks for financial guarantee services	8,865,155	5,080,706
Deposit paid to banks for financial guarantee services	(7,768,412)	(3,652,041)
Purchases of property and equipment	(75,927)	(305,032)
Net Cash Used in Investing Activities	(1,691,001)	(6,492,402)

Cash Flows From Financing Activities:
Proceeds from short-term bank borrowings	16,307,898	23,812,727
Repayment of short-term bank borrowings	(21,175,622)	(26,927,528)
Issuance of Series A Preferred Stocks	50,000	322,500
Issuance of Series B Preferred Stocks	70,000	310,000
Issuance cost of Series A and Series B Preferred Stocks	(64,596)	(123,529)
Proceeds from initial public offering	8,905,000	-
Proceeds from exercise of underwriter over-allotment	296,888	-
Initial public offering cost	(1,578,749)	(45,000)
Cash payment in reverse acquisition	-	(245,401)
Payments of dividends	-	(842,554)
Net Cash Provided by/(Used in) Financing Activities	2,810,819	(3,738,785)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	92,442	(26,334)

Net Increase/(Decrease) In Cash and Cash Equivalents	7,817,804	(1,961,583)
Cash and Cash Equivalents at Beginning of Year	1,588,061	3,549,644
Cash and Cash Equivalents at End of Year	$9,405,865	$1,588,061

Supplemental Cash Flow Information
Cash paid for interest expense	$1,262,495	$1,309,047
Cash paid for income tax	$2,191,329	$1,091,816

See notes to the consolidated financial statements

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTITIVIES

China Commercial Credit, Inc. (“CCC” or “the Company”) is a holding company that was incorporated under the laws of the State of Delaware on December 19, 2011.

Wujiang Luxiang Rural Microcredit Co., Ltd (“Wujiang Luxiang”) is a company established under the laws of the PRC on October 21, 2008 and its shareholders consists of 11 companies established under the laws of the People's Republic of China (“PRC”) and 1 PRC individual, Mr. Qin Huichun, the Company's CEO (collectively, the "Wujiang Luxiang Shareholders"). The Company is a microcredit company primarily engaged in providing direct loans and financial guarantee services to small-to-medium sized enterprises (“SMEs”), farmers and individuals in Wujiang City, Jiangsu Province, PRC.

On August 7, 2012 CCC entered into certain share exchange agreements with 16 PRC individuals, each of whom is the sole shareholder of a British Virgin Island company (collectively “16 BVI entities”) and the 16 BVI entities. These 16 PRC individuals represent the ultimate owners of the Wujiang Luxiang Shareholders.

Upon completion of the share exchange, the 16 PRC individuals, through their respective BVI entities, acquired 7,270,920  shares of Common Stock, par value $0.001 per share (the "Common Stock") of CCC in exchange for their agreement to cause the Wujiang Luxiang Shareholders to enter into the VIE Agreements. As a result of the share exchange, the 16 BVI entities became CCC shareholders, who collectively owned approximately 90% of CCC’s total issued and outstanding shares of Common Stock at the time of the share exchange.

Since at the time of the share exchange neither CCC nor the 16 BVI entities had any operations and only a minor amount of net assets, the share exchange shall be considered as capital transaction in substance, rather than a business combination.

The share exchange is recorded as a “reverse recapitalization” equivalent to the issuance of stock to the 16 BVI entities for the net monetary assets of CCC. The accounting for the transaction is identical to a reverse acquisition, except that no goodwill is recorded.

Management of the Company looked through the 16 BVI entities and treated the share exchange as a reverse merger between CCC and Wujiang Luxiang for accounting purposes, even though the share exchange was between CCC and the 16 BVI entities, because of the following reasons: (i) neither CCC nor the 16 BVI entities had any operations and only a minor amount of net assets; (ii) the 16 PRC individual, who are the owners of the 16 BVI entities, are the ultimate owners of Wujiang Luxiang, and (iii) the sole purpose of the share exchange was to issue approximately 90%  of pre-public offering CCC shares to the ultimate owners of Wujiang Luxiang Shareholders.

VIE AGREEMENTS

Subsequent to the share exchange, on September 26, 2012, the Company through its indirectly wholly owned subsidiary, Wujiang Luxiang Information Technology Consulting Co. Ltd. (“WFOE”), entered into a series of VIE Agreements with Wujiang Luxiang and the Wujiang Luxiang Shareholders. The purpose of the VIE Agreements is solely to give WFOE the exclusive control over Wujiang Luxiang’s management and operations.

The significant terms of the VIE Agreements are summarized below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Wujiang Luxiang and WFOE, WFOE provides Wujiang Luxiang with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Wujiang Luxiang grants an irrevocable and exclusive option to WFOE to purchase from Wujiang Luxiang any or all of its assets at the lowest purchase price permietted under PRC laws. For services rendered to Wujiang Luxiang by WFOE under the Agreement, the service fee Wujiang Luxiang is obligated to pay shall be calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of Wujiang Luxiang.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless it is terminated by WFOE with 30-day prior notice. Wujiang Luxiang does not have the right to terminate the agreement unilaterally. WFOE may unilaterally extend the term of this agreement with prior written notice.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Share Pledge Agreement

Under the Share Pledge Agreement between the Wujiang Shareholders and WFOE, the 12 Wujiang Shareholders pledged all of their equity interests in Wujiang Luxiang to WFOE to guarantee the performance of Wujiang Luxiang’s obligations under the Exclusive Business Cooperation Agreement.  Under the terms of the agreement, in the event that Wujiang Luxiang or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests.  The Wujiang Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws.  The Wujiang Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Wujiang Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Wujiang Luxiang.  The option price is equal to the capital paid in by the Wujiang Shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations.

Power of Attorney

Under the Power of Attorney, the Wujiang Shareholders authorize WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to:  (a) attending shareholders' meetings; (b) exercising all the shareholder's rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Wujiang Luxiang. The Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution, so long as Wujiang Shareholder is a shareholder of the Company.

Timely Reporting Agreement

To ensure Wujiang Luxiang promptly provides all of the information that WFOE and the Company need to file various reports with the SEC, a Timely Reporting Agreement was entered between Wujiang Luxiang and the Company.

Under the Timely Reporting Agreement, Wujiang Luxiang agrees that it is obligated to make its officers and directors available to the Company and promptly provide all information required by the Company so that the Company can file all necessary SEC and other regulatory reports as required.

On September 5, 2013, CCC HK established Pride Financial Leasing (Suzhou) Co. Ltd. (“PFL”) in Jiangsu Province, China.  PFL is expected to offer financial leasing of machinery and equipment, transportation vehicles, and medical devices to municipal government agencies, hospitals and SMEs in Jiangsu Province and beyond.  As of December 31, 2013, PFL did not have any significant operations except for initial organizational activities.

On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin and Suzhou Pride Information Technology Co. Ltd. (“Pride Information”), a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin.   Pursuant to these contractual arrangements, WFOE will have the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Pride Information, including absolute control rights and the rights to the assets, property and revenue of Pride Information and as a result, approximately 100% of the net income of Pride Information will be paid as a service fee to WFOE.

Pride Information will be operating an online portal (www. pridelendingclub.com) to match prospective borrowers with lenders. As of the date of the Company's annual report, Pride Information is in the beginning stage of testing the online portal and preparing for the launch of the portal and has not generated any revenue yet.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Reverse stock split

On May 20, 2013, the Company completed a 0.7812 to 1 reverse split of its Common Stock. All Common Stock and per share of Common Stock amounts in the consolidated financial statements and footnotes have been adjusted retroactively for all periods presented to reflect the effects of this action.

(b) Basis of presentation and principle of consolidation

The accompanying consolidated financial statements of China Commercial Credit Inc., and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

All significant inter-company accounts and transactions have been eliminated in consolidation.

(c) Operating segments

ASC 280, Segment Reporting requires companies to report financial and descriptive information about their reportable operating segments, including segment profit or loss, certain specific revenue and expense items, and segment assets. The Company has no reportable segments. All of the Company's activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Company supports the others. For example, lending is dependent upon the ability of the Company to fund itself with registered capital and other borrowings and manage interest rate and credit risk.

The Company has only one reportable segment, which is to provide financial services in the PRC domesctic market, primariy in Wujiang City, Jiangsu Province. The Company’s chief operating decision-maker (“CODM”) has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for both the direct lending and guarantee business and the anticipated financial leasing business. The Company’s net revenues are all generated from customers in the PRC. Hence, the Company operates and manages its business without segments. For the years ended December 31, 2013 and 2012, there was no one customer that accounted for more than 10% of the Company's revenue.

(d) Cash

Cash consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use The Company maintains accounts at banks and has not experienced any losses from such concentrations.

(e) Restricted cash

Restricted cash represents cash pledged with banks as guarantor deposit for the guarantee business customers. The banks providing loans to the Company’s guarantee service customers generally require the Company, as the guarantor of the loans, to pledge a cash deposit of 10% to 20% of the guaranteed amount to an escrow account and is restricted from use. The deposits are released after the guaranteed bank loans are paid off and the Company’s guarantee obligation expires which is usually within 12 months.

(f) Loans receivable, net

Loans receivable primarily represent loan amount due from customers. The management has the intent and ability to hold for the foreseeable future or until maturity or payoff. Loans receivable are recorded at unpaid principal balances, net of unearned income and allowance that reflects the Company’s best estimate of the amounts that will not be collected. Loan origination and commitment fees and certain direct loan origination costs collected from customers are directly recorded in current year interests and fees on loans. The loans receivable portfolio consists of corporate loans and personal loans (Note 6). The Company does not charge loan origination and commitment fees.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(g) Allowance for loan losses

The allowance for loan losses is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off. The increase in allowance for loan losses is the netting effect of “reversal” and “provision” for both business and personal loans. If the ending balance of the allowance for loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the allowance for loan loss. The netting amount of the “reversal” and the “provision” is presented in the consolidated statements of income and comprehensive income

The Company recognizes a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent borrower for more than six months or when the court rules against the Company to seize the collateral asset of the delinquent debt from either the guarantor or borrower. The Company has not recorded a charge-off to date.

The allowance for loan losses is maintained at a level believed to be reasonable by management to absorb probable losses inherent in the portfolio as of each balance sheet date. The allowance is based on factors such as the size and current risk characteristics of the portfolio, an assessment of individual loan and actual loss, delinquency, and/or risk rating record within the portfolio (Note 7). The Company evaluates its allowance for loan losses on a quarterly basis or more often as necessary.

(h) Interest receivable

Interest on loans receivable is accrued and credited to income as earned. The Company determines a loan past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 90 days. Additionally, any previously accrued but uncollected interest is reversed. Subsequent recognition of income occurs only to the extent payment is received, subject to management’s assessment of the collectability of the remaining interest and principal. Loans are generally restored to an accrual status when it is no longer delinquent and collectability of interest and principal is no longer in doubt and past due interest is recognized at that time.

The interest reversed due to the above reason was $210,136 and $121,837 as of December 31, 2013 and 2012, respectively.

(i) Property and equipment

The property and equipment are stated at cost less accumulated depreciation. The depreciation is computed on a straight-line method over the estimated useful lives of the assets with 5% salvage value. Estimated useful lives of property and equipment are stated in Note 10.

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

(j) Impairment of long-lived assets

The Company applies the provisions of ASC No. 360 Sub topic 10, "Impairment or Disposal of Long-Lived Assets"(ASC 360- 10) issued by the Financial Accounting Standards Board ("FASB"). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property and equipment and finite lived intangible assets, for impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There were no impairment losses in the years ended December 31, 2013 and 2012.

(k) Fair values of financial instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

As of December 31, 2013 and 2012, financial instruments of the Company primarily comprise of cash, restricted cash, accrued interest receivable, other receivable, short-term bank loans, deposits payable and accrued expenses, which were carried at cost on the consolidated balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

(l) Foreign currency translation

The reporting currency of the Company is United States Dollars (“US$”), which is also the Company’s functional currency. The PRC subsidiaries maintain their books and records in its local currency, the Renminbi Yuan (“RMB”), which is their functional currencies as being the primary currency of the economic environment in which these entities operate.

For financial reporting purposes, the financial statements of the Company prepared using RMB, are translated into the Company’s reporting currency, United States Dollars (“U.S. dollars”), at the exchange rates quoted by www.oanda.com. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in shareholders’ equity.

	December 31, 2013	December 31, 2012
Balance sheet items, except for equity accounts	6.1122	6.3086

	For the year ended December 31,
	2013	2012
Items in the statements of income and comprehensive income, and statements of cash flows	6.1943	6.3116

(m) Use of estimates

The preparation of consolidated financial statements in conformity with U.S.GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful debts; (ii) estimates of losses on unexpired loan contracts and guarantee service contracts (ii) accrual of estimated liabilities; and (iii) contingencies and litigation.

(n) Revenue recognition

Revenue is recognized when there are probable economic benefits to the Company and when the revenue can be measured reliably, on the following:

•
Interest income on loans. Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalty from customers.

•
Commission on guarantee service. The Company receives the commissions from guarantee services in full at inception and records as unearned income before amortizing it throughout the period of guarantee.

•
Non-interest income. Non-interest income mainly includes government incentive and rental income from the sub-leasing of certain of the Company’s leased office space to third parties. Government incentive is provided by Jiangsu Provincial government on a yearly basis to promote the development of micro credit agencies in Jiangsu Province.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(o) Financial guarantee service contract

Financial guarantee contracts provides guarantee which protects the holder of a debt obligation against non-payment when due. Pursuant to such guarantee, the Company makes payments if the obligor responsible for making payments fails to do so when scheduled.

The contract amounts reflect the extent of involvement the Company has in the guarantee transaction and also represents the Company’s maximum exposure to credit loss.

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. Financial instruments representing credit risk are as follows:

	December 31, 2013	December 31, 2012
Guarantee	$59,692,091	$86,360,524

A provision for possible loss to be absorbed by the Company for the financial guarantee it provides is recorded as an accrued liability when the guarantees are made and recorded as “Accrual for financial guarantee services” on the consolidated balance sheet. This liability represents probable losses and is increased or decreased by accruing an “Over provision on financial guarantee services” against the income of commissions and fees on guarantee services reserve.

This is done throughout the life of the guarantee, as necessary when additional relevant information becomes available. The methodology used to estimate the liability for possible guarantee loss considers the guarantee contract amount and a variety of factors, which include, depending on the counterparty, latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collaterals or guarantees the costumers or third parties offered, and other economic conditions such as the economy trend of the area and the country. The estimates are based upon currently available information.

Based on the past experience, the Company estimates the probable loss to be 1% of contract amount and made a provision for possible credit risk of its guarantee in the amount of $588,740 and $880,725 as of December 31, 2013 and December 31, 2012, respectively. The Company reviews the provision on a quarterly basis.

(p) Non-interest expenses

Non-interest expenses primarily consist of salary and benefits for employees, traveling cost, entertainment expenses, depreciation of equipment, office rental expenses, professional service fee, office supply, etc.

(q) Income tax

Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

(r) Comprehensive income

Comprehensive income includes net income and foreign currency adjustments. Comprehensive income is reported in the statements of operations and comprehensive income.

Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

(s) Operating leases

The Company leases its principal office under a lease agreement that qualifies as an operating lease. The Company records the rental under the lease agreement in the operating expense when incurred.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(t) Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(u) Recently issued accounting standards

The FASB has issued ASU, No. 2014-02, Intangibles - Goodwill and Other (Topic 350): Accounting for Goodwill. This ASU permits a private company to subsequently amortize goodwill on a straight-line basis over a period of ten years, or less if the company demonstrates that another useful life is more appropriate. It also permits a private company to apply a simplified impairment model to goodwill. This ASU, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and to new goodwill recognized in annual periods beginning after December 15, 2014, and in interim periods within annual periods beginning after December 15, 2015. Early application is permitted, including application to any period for which the entity’s annual or interim financial statements have not been made available for issuance. The adoption of this standard is not expected to have any impact on the Company’s financial position.

The FASB has issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force). The amendments in this ASU state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this standard is not expected to have any impact on the Company’s financial position.

3.	VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS

On September 26, 2012, the Company, through WFOE, entered into a series of contractual arrangements, also known as “VIE Agreements” with Wujiang Luxiang and the Wujiang Luxiang Shareholders.

The significant terms of the VIE Agreements are summarized in Note 1.

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. WFOE is deemed to have a controlling financial interest and be the primary beneficiary of the entities mentioned in Note 1 above, because it has both of the following characteristics:

1.	power to direct activities of a VIE that most significantly impact the entity’s economic performance, and

2.	obligation to absorb losses of the entity that could potentially be significant to the VIE or right to receive benefits from the entity that could potentially be significant to the VIE.

In addition, as all of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these contractual arrangements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these contractual arrangements, it may not be able to exert effective control over the Wujiang Luxiang, and its ability to conduct its business may be materially and adversely affected.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

All of the Company’s main current operations are conducted through Wujiang Luxiang. Current regulations in China permit Wujiang Luxiang to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with their articles of association and PRC accounting standards and regulations. The ability of Wujiang Luxiang to make dividends and other payments to the Company may be restricted by factors that include changes in applicable foreign exchange and other laws and regulations.

The following financial statement amounts and balances of the VIEs were included in the accompanying consolidated financial statements as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Total assets	$105,477,241	$99,886,176
Total liabilities	28,053,542	32,698,195

	For the years ended December 31,
	2013	2012
Revenue	$13,843,973	$13,956,126
Net income	(8,066,575)	8,432,845

All of the Company’s current revenue is generated in RMB. Any future restrictions on currency exchanges may limit our ability to use net revenues generated in RMB to make dividends or other payments in US$ or fund possible business activities outside China.

Foreign currency exchange regulation in China is primarily governed by the following rules:

•	Foreign Exchange Administration Rules (1996), as amended in August 2008, or the Exchange Rules;

•	Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Under the Administration Rules, RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the State Administration of Foreign Exchange (“SAFE”) is obtained and prior registration with the SAFE is made. Foreign-invested enterprises like WFOE that need foreign exchange for the distribution of profits to their shareholders may affect payment from their foreign exchange accounts or purchase and pay foreign exchange rates at the designated foreign exchange banks to their foreign shareholders by producing board resolutions for such profit distribution. Based on their needs, foreign invested enterprises are permitted to open foreign exchange settlement accounts for current account receipts and payments of foreign exchange along with specialized accounts for capital account receipts and payments of foreign exchange at certain designated foreign exchange banks.

4.	RISKS

(a) Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities and financial guarantee activities which is an off-balance sheet financial instrument.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize credit risk, the Company requires collateral in the form of rights to cash, securities or property and equipment.

The Company identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

1.1 Lending activities

In measuring the credit risk of lending loans to corporate customers, the Company mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development. For individual customers, the Company uses standard approval procedures to manage credit risk for personal loans.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company measures and manages the credit quality of loans to corporate and personal customers based on the “Guideline for Loan Credit Risk Classification” (the “Guideline”) issued by the China Banking Regulatory Commission, which requires commercial banks and micro-credit institutions to classify their corporate and personal loans into five categories: (1) pass, (2) special-mention, (3) substandard, (4) doubtful and (5) loss, among which loans classified in the substandard, doubtful and loss categories are regarded as non-performing loans. The Guideline also determines the percentage of each category of non-performing loans as allowances, which are 2% on special-mention loan, 25% on substandard loans, 50% on doubtful loans and 100% on loss loans.

The five categories are defined as follows:

(1)	Pass: loans for which borrowers can honor the terms of the contracts, and there is no reason to doubt their ability to repay principal and interest of loans in full and on a timely basis.

(2)	Special-mention: loans for which borrowers are still able to service the loans currently, although the repayment of loans might be adversely affected by some factors.

(3)
Substandard: loans for which borrowers’ ability to service loans is apparently in question and borrowers cannot depend on their normal business revenues to pay back the principal and interest of loans. Certain losses might be incurred by the Company even when guarantees are executed.

(4)	Doubtful: loans for which borrowers cannot pay back principal and interest of loans in full and significant losses will be incurred by the Company even when guarantees are executed.

(5)	Loss: principal and interest of loans cannot be recovered or only a small portion can be recovered after taking all possible measures and resorting to necessary legal procedures.

Five-category loan classifications are re-examined on a quarterly basis. Adjustments are made to these classifications as necessary according to customers’ operational and financial position.

The Guideline stipulates that micro-credit companies, which are limited to provide short-term loans and financial guarantee services to only small to medium size businesses, should choose a reasonable methodology to provide allowance for the probable loss from the credit risk, and the allowance should not be less than the allowance amount derived from the five-category analysis. The Company continuously performs the analysis and believes that the allowance amount it provided is consistently more than the allowance amount derived from the five-category analysis.

(a) Credit risk (continued)

1.2 Guarantee activities

The off-balance sheet commitments arising from guarantee activities carry similar credit risk to loans and the Company takes a similar approach on risk management.

Off-balance sheet commitments with credit exposures are also assessed and categorized with reference to the Guideline.

(b) Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

(c)   Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers' invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	RESTRICTED CASH

Restricted cash represents cash pledged with banks as guarantor deposit for the Company's guarantee service customers, amounting to $10.8 million and $11.6 million as of December 31, 2013 and 2012, respectively. The banks providing loans to the Company’s guarantee service customers generally require the Company, as the guarantor of the loans, to pledge a cash deposit usually in the range of 10% to 20% of the guaranteed amount. The deposits are released after the guaranteed bank loans are paid off and the Company’s guarantee obligation expires which is usually within 12 months.

At the same time, the Company requires the guarantee service customers to make a deposit to the Company of the same amount as the deposit the Company pledged to the banks for their loans. The Company recorded the deposit received as “deposits payable” on the unaudited consolidated balance sheet. The deposit is returned to the customer after the customer repays the bank loan and the Company’s guarantee obligation expires.

6.	LOANS RECEIVABLE, NET

The interest rates on loan issued ranged between 9.6%~ 18% and 9.6% ~ 21.6% for the year ended December 31, 2013 and 2012, respectively.

6.1  Loans receivable consist of the following:

	December 31, 2013	December 31, 2012

Business loans	$56,620,893	$63,847,080
Personal loans	33,582,520	21,934,213
Total Loans receivable	90,203,413	85,781,293
Allowance for impairment losses
Collectively assessed	(1,375,948)	(857,813)
Individually assessed	-	-
Allowance for loan losses	(1,375,948)	(857,813)
Loans receivable, net	$88,827,465	$84,923,480

The Company originates loans to customers located primarily in Wujiang City, Jiangsu Province. This geographic concentration of credit exposes the Company to a higher degree of risk associated with this economic region.

All loans are short-term loans that the Company has made to either business or individual customers. As of December 31, 2013 and 2012, the Company had 105 and 109 business loan customers, and 112 and 139 personal loan customers, respectively. Most loans are either guaranteed by a third party whose financial strength is assessed by the Company to be sufficient or secured by collateral. Allowance on loan losses are estimated on quarterly basis in accordance with “The Guidance on Provision for Loan Losses” published by PBOC (Note 7).

For the year ended December 31, 2013 and 2012, a provision of $484,069 and $85,035 were charged to the consolidated statement of income, respectively. No write-offs against allowances have occurred for these years.

Interest on loans receivable is accrued and credited to income as earned. The Company determines a loan's past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 90 days.

The following table presents nonaccrual loans with aging over 90 days by classes of loan portfolio as of December 31, 2013 and 2012, respectively:

	December 31, 2013	December 31, 2012

Business loans	$1,866,436	$1,363,998
Personal loans	948,922	339,881
	$2,815,358	$1,703,879

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table represents the aging of loans as of December 31, 2013 by type of loan:

	1-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans

Business loans	$2,039,559	$1,866,436	$3,905,995	$52,714,898	$56,620,893
Personal loans	312,993	948,922	1,261,915	32,320,605	33,582,520
	$2,352,552	$2,815,358	$5,167,910	$85,035,503	$90,203,413

The following table represents the aging of loans as of December 31, 2012 by type of loan:

	1-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans

Business loans	$1,344,320	$1,363,998	$2,708,318	$61,138,762	$63,847,080
Personal loans	-	339,881	339,881	21,594,332	21,934,213
	$1,344,320	$1,703,879	$3,048,199	$82,733,094	$85,781,293

6.2 Analysis of loans by credit quality indicator

The following table summarizes the Company’s loan portfolio by credit quality indicator as of December 31, 2013 and 2012, respectively:

Five Categories	December 31, 2013%		December 31, 2012%

Pass	$85,035,503	94.2%	$82,733,094	96.4%
Special mention	2,207,565	2.4%	1,344,320	1.6%
Substandard	867,118	1.0%	117,826	0.1%
Doubtful	1,948,240	2.2%	1,586,053	1.9%
Loss	144,987	0.2%	-	0.0%
Total	$90,203,413	100%	$85,781,293	100%

6.3 Analysis of loans by collateral

The following table summarizes the Company’s loan portfolio by collateral as of December 31, 2013:

	December 31, 2013
	Business Loans	Personal Loans	Total
Guarantee backed loans	$51,909,006	$29,576,912	$81,485,918
Pledged assets backed loans	3,321,226	4,005,608	7,326,834
Collateral backed loans	1,390,661	-	1,390,661
	$56,620,893	$33,582,520	$90,203,413

The following table summarizes the Company’s loan portfolio by collateral as of December 31, 2012:

	December 31, 2012
	Business Loans	Personal Loans	Total
Guarantee backed loans	$58,758,788	$17,412,304	$76,171,092
Pledged assets backed loans	4,374,980	4,482,281	8,857,261
Collateral backed loans	713,312	39,628	752,940
	$63,847,080	$21,934,213	$85,781,293

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Collateral Backed Loans

A collateral loan is a loan in which the borrower puts up an asset under their ownership, possession or control, as collateral for the loan. An asset usually is land use rights, inventory, equipment or buildings. The loan is secured against the collateral and we do not take physical possession of the collateral at the time the loan is made.  We will verify ownership of the collateral and then register the collateral with the appropriate government entities to complete the secured transaction.  In the event that the borrower defaults, we can then take possession of the collateral asset and sell it to recover the outstanding balance owed. If the sale proceed of the collateral asset is not sufficient to pay off the debt, we will file a lawsuit against the borrower and seek judgment for the remaining balance.

Pledged Asset Backed Loans

Pledged loans are loans with pledged assets. The pledged assets are usually certificates of deposit. Lenders take physical possession of the pledged assets at the time the loan is made and do not need to register them with government entities to secure the loan.  If the borrower defaults, we can sell the assets to recover the outstanding balance owed.

Both collateral loans and pledged loans are considered secured loans. The amount of a loan that lenders provide depends on the value of the collateral pledged.  Beginning 2011, the Company does not provide unsecured loans.

Guarantee Backed Loans

A guaranteed loan is a loan guaranteed by a third party who is usually a corporation or high net worth individual.  As of December 31, 2013 and 2012, guaranteed loans make up 90.3% and 88.8% of our direct loan portfolio, respectively.

7.	ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at portfolio-level since our loans portfolio is typically of smaller balance homogenous loans and is collectively evaluated for impairment.

For the purpose of calculating portfolio-level reserves, we have grouped our loans into two portfolio segments: Corporate and Personal. The allowance consists of the combination of a quantitative assessment component based on statistical models, a retrospective evaluation of actual loss information to loss forecasts, value of collaterals and could include a qualitative component based on management judgment.

In estimating the probable loss of the loan portfolio, the Company also considers qualitative factors such as current economic conditions and/or events in specific industries and geographical areas, including unemployment levels, trends in real estate values, peer comparisons, and other pertinent factors such as regulatory guidance. Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

In addition, the Company also calculates the provision amount in accordance with PRC regulation “The Guidance for Loan Losses” (“The Provision Guidance”) issued by PBOC and is applied to all financial institutes as below:

1.
General Reserve - is based on total loan receivable balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total loan receivable balance.

2.
Specific Reserve - is based on the level of loss of each loan after categorizing the loan according to their risk.  According to the so-called “Five-Tier Principle” set forth in the Provision Guidance, the loans are categorized as “pass”, “special-mention”, “substandard”, “doubtful” or “loss”. Normally, the provision rate is 2% for “special-mention”, 25% for “substandard”, 50% for “doubtful” and 100% for “loss”.

3.
Special Reserve - is fund set aside covering losses due to risks related to a particular country, region, industry or type of loans. The reserve rate could be decided based on management estimate of loan collectability.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

To the extent the general loan loss reserve rate of 1% as required by PBOC differs from management’s estimates, the management elects to use the higher rate. As of December 31, 2013, the Company utilized Specific Reserve in estimating the loan loss as it is higher than the amount calculated based on the General Reserve.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

The following tables present the activity in the allowance for loan losses and related recorded investment in loans receivable by classes of the loans individually and collectively evaluated for impairment as of and for the year ended December 31, 2013 and 2012:

For the year ended Dec 31, 2013
	Business Loans	Personal Loans	Total
Beginning balance	$638,471	$219,342	$857,813
Charge-offs	-	-	-
Provisions	411,365	106,770	518,135
Ending balance	1,049,836	326,112	1,375,948
Ending balance: individually evaluated for impairment	-	-	-
Ending balance: collectively evaluated for impairment	$1,049,836	$326,112	$1,375,948

For the year ended Dec 31, 2012
	Business Loans	Personal Loans	Total
Beginning balance	$663,867	$102,806	$766,673
Charge-offs	-	-	-
Provisions/(reversal)	(25,396)	116,536	91,140
Ending balance	638,471	219,342	857,813
Ending balance: individually evaluated for impairment	-	-	-
Ending balance: collectively evaluated for impairment	$638,471	$219,342	$857,813

The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Company's internal risk rating system as of December 31, 2013:

	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Business loans	$52,714,898	$1,894,572	$130,886	$1,735,550	$144,987	$56,620,893
Personal loans	32,320,605	312,993	736,232	212,690	-	33,582,520
	$85,035,503	$2,207,565	$867,118	$1,948,240	$144,987	$90,203,413

The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Company's internal risk rating system as of December 31, 2012:

	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Business loans	$61,138,762	$1,344,320	$79,257	$1,284,741	$-	$63,847,080
Personal loans	21,594,332	-	38,569	301,312	-	21,934,213
	$82,733,094	$1,344,320	$117,826	$1,586,053	$-	$85,781,293

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	LOAN IMPAIRMENT

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for corporate and personal loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. Currently, estimated fair values of substantially all of the Company’s impaired loans are measured based on the estimated fair value of the loan’s collateral which approximates to the carrying value due to the short term nature of the loans.

Loans with modified terms are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary below market rate reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

Even though the Company allows a one-time loan extension with a period up to the original loan period, which is usually twelve months. Such extension is not considered to be a troubled debt restructuring because the Company does not grant a concession to borrowers. The principal of the loan remains the same and the interest rate is fixed at the current interest rate at the time of extension. Therefore, there were no troubled debt restructurings during the year ended December 31, 2013 and 2012, respectively.

9.	OTHER ASSETS

Other assets as of December 31, 2013 and 2012 consisted of:

	December 31, 2013	December 31, 2012
Guarantee paid on behalf of guarantee service customers	$1,082,486	$-
Prepaid bank service charges	181,641	320,068
Prepaid interest expense to bank	80,554	-
Other prepaid expense	283,800	63,762
Other receivables	156,622	305,879
	$1,785,103	$689,709

Payments on behalf of guarantee service customers represents payment made by the Company to banks on behalf of four of its guarantee service customers who defaulted on their loan repayments to the banks. Management is of the opinion that payment on behalf of its guarantee service customers is collectible as of December 31, 2013.

Prepaid interest expense to banks represents prepaid borrowing costs for its short-term bank borrowings. The balance is amortized over the period of the bank borrowings which is within 12 months.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	PROPERTY AND EQUIPMENT

The Company’s property and equipment used to conduct day-to-day business are recorded at cost less accumulated depreciation. Depreciation expenses are calculated using straight-line method over the estimated useful life below:

Property and equipment consist of the following:

	Useful Life (years)	December 31, 2013	December 31, 2012
Furniture and fixtures	5	$23,201	$22,479
Vehicles	4	244,220	236,617
Electronic equipment	3	126,026	120,454
Leasehold improvement	3	181,410	123,006
Less: accumulated depreciation		(320,062)	(199,930)
Property and equipment, net		$254,795	$302,626

Depreciation expense totaled $112,201 and $66,323 for the year ended December 31, 2013 and 2012, respectively.

11.	SHORT-TERM BANK LOANS

Bank Name	Interest rate	Term	December 31, 2013	December 31, 2012
Agricultural Bank Of China	Fixed annual rate of 5.82%	From September 18, 2012 to September 17, 2013	$-	$5,547,982
Agricultural Bank Of China	Fixed annual rate of 5.87%	From November 8, 2012 to November 7, 2013	-	6,340,551
Agricultural Bank Of China	Fixed annual rate of 6.00%	From November 22, 2012 to November 21, 2013	-	5,547,982
Agricultural Bank Of China	Fixed annual rate of 6.04%	From December 13, 2012 to December 12, 2013	-	3,170,276
Agricultural Bank Of China	Fixed annual rate of 6.00%	From September 26, 2013 to September 25, 2014	4,908,216	-
Agricultural Bank Of China	Fixed annual rate of 6.00%,	From October 15, 2013 to October 14, 2014	4,908,216	-
Agricultural Bank Of China	Fixed annual rate of 6.00%,	From October 18, 2013 to October 17, 2014	6,544,289	-
			$16,360,721	$20,606,791

As of December 31, 2013 and 2012, the short-term bank loans have maturity terms within 1 year. Interest expense incurred on short-term loans for the year ended December 31, 2013 and 2012 was $1,143,217 and $1,298,081, respectively.

12.	DEPOSITS PAYABLE

Deposits payable are security deposit required from customers in order to obtain loans and guarantees from the Company. The deposits are refundable to the customers when the customers fulfill their obligations under loan and guarantee contracts.

13.	UNEARNED INCOME FROM GUARANTEE SERVICES

The Company receives guarantee commissions in full at the inception and records unearned income before amortizing it throughout the guarantee service life. Unearned income from guarantee services was $482,029 and $773,402 as of December 31, 2013 and 2012, respectively.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.	OTHER CURRENT LIABILITIES

Other current liabilities as of December 31, 2013 and 2012 consisted of:

	December 31, 2013	December 31, 2012
Accrued payroll	$459,623	$486,906
Other tax payable	157,507	151,034
Accrued expense	-	39,071
Issuance cost of preferred stocks	-	37,096
Other payable	11,943	28,638
	$629,073	$742,745

15.	OTHER OPERATING EXPENSE

Other operating expense for the year ended December 31, 2013 and 2012 consisted of:

	For the year ended December 31,
	2013	2012
Depreciation	$112,201	$66,323
Travel expenses	167,782	27,412
Entertainment expenses	65,688	66,685
Promotion expenses	91,532	25,433
Car expenses	92,501	83,805
Legal and consulting expenses	354,045	239,948
Bank charges	391,882	266,140
Audit-related expense	200,015	205,554
Other expenses	342,656	130,630
Total	$1,818,302	$1,111,930

16.	EMPLOYEE RETIREMENT BENEFIT

The Company has made employee benefit contribution in accordance with Chinese relevant regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Company were $88,356 and $80,996 for the year ended December 31, 2013 and 2012, respectively.

17.	DISTRIBUTION OF PROFIT

The Company distributed dividend of nil and $842,554 to its shareholders for the year ended December 31, 2013 and 2012, respectively.

18.	CAPITAL TRANSACTION

Initial Public Offering

On August 16, 2013, the Company closed an initial public offering (“IPO”) of 1,370,000 shares of Common Stock. On August 26, 2013, the Company sold additional 45,657 shares of Common Stock from the exercise of the overallotment option of shares granted to representative of the underwriters. The public offering price of the shares sold in the initial public offering was $6.50 per share. The total gross proceeds from the offering were $9.2 million. After deducting underwriting discounts and commissions and offering expenses payable by the Company, the aggregate net proceeds received by the Company totaled approximately $7.6 million.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Upon the consummation of the Company’s IPO on August 16, 2013, the Series A Stock and the Series B Stock (defined below) were automatically converted into shares of Common Stock.

Common Stock

The Company is authorized to issue up to 100,000,000 shares of Common Stock.

As of December 31, 2012, there were 9,000,000 shares of Common Stock issued and outstanding.

On August 16, 2013, the Company closed an initial public offering (“IPO”) of 1,370,000 shares of Common Stock.

On August 26, 2013, the Company sold additional 45,657 shares of Common Stock from the exercise of the overallotment option of shares granted to representative of the underwriters.

On August 30, 2013, the Company issued an aggregate of 15,000 shares of Common Stock to 2 individuals who are providers of certain investor relations services to the Company, at a par value of $0.001 and recorded it as additional paid in capital.

As of December 31, 2013, there were 10,430,657 shares of Common Stock issued and outstanding.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares are designated as Series A Convertible Preferred Stock (the “Series A Stock”) and 5,000,000 shares are designated as Series B Convertible Preferred Stock (the “Series B Stock”).

The Series A Stock ranked (i) prior to the Common Stock and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series A Stock, and (ii) junior to any class or series of equity securities which by its terms ranked senior to the Series A Stock. The Series A Stocks were subordinate to and ranked junior to all indebtedness of the Company. Each share of the Series A Stock was on the day on which the Company consummated its initial public offering, automatically and without any action on the part of the holder thereof convert into issued and outstanding shares of Common Stock beneficially owned by a consultant who received the shares on December 19, 2011. The number of shares of Common Stock issued upon conversion of the Series A Stock was the purchase price of the Series A Stock divided by a per share conversion price equal to 50% of the price of the initial public offering. No new shares were issued by the Company at the conversion. In addition, the holders were not permitted to convert their preferred stock prior to consummation of the initial public offering.

The Series B Preferred Stock ranked (i) prior to the Common Stock and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series B Preferred Stock and (ii) junior to any class or series of equity securities which by its terms ranked senior to the Series B Preferred Stock. The Series B Stocks were subordinate to and rank junior to all indebtedness of the Company. Each share of the Series B Stock was on the day on which the Company consummated its initial public offering, automatically and without any action on the part of the holder thereof convert into issued and outstanding shares of Common Stock beneficially owned by a consultant who received the shares on December 19, 2011. The number of shares of Common Stock issued upon conversion of the Series B Stock was the purchase price of the Series B Stock divided by a per share conversion price equal to 25% of the price of the initial public offering. No new shares were issued by the Company at the conversion. In addition, the holders were not permitted to convert their preferred stock prior to consummation of the initial public offering.

Between January 1, 2012 and April 1, 2013, the Company issued a total of 745 shares of Series A Stock to an aggregate of 11 investors pursuant to certain subscription agreements. We received gross proceeds of $372,500 and incurred costs associated with this private placement of $93,125.

Between October 12, 2012 and May 8, 2013, the Company issued a total of 760 shares of Series B Stock to an aggregate of 44 investors pursuant to certain subscription agreements. We received gross proceeds of $380,000 and incurred costs associated with this private placement of $95,000.

On August 16, 2013 when the Company closed its IPO, all outstanding shares of the Series A Stock and Series B Stock were converted into an aggregate of 348,462 shares of already issued and outstanding Common Stock beneficially owned by a consultant who received our shares on December 19, 2011, automatically and without any action on the part of the holder thereof. The per share conversion price of Series A Stock and Series B Stock was equal to $3.25 and $1.63, respectively.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The discount on the Series A and B Stock was accounted for as a beneficial conversion feature upon conversion. The total amount of discount was $752,500, which was accounted for as a reduction to retained earnings and an offsetting increase to additional paid in capital in the Company's financial statements.

19.      STATUTORY RESERVE

In accordance with the PRC Regulations on Enterprises with Foreign Investment and the articles of association of the Company’s PRC subsidiaries, a foreign-invested enterprise established in the PRC is required to provide statutory reserve, which is appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A foreign-invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The Company allocate 15% of its annual after-tax profit to the statutory reserve. The statutory reserve can only be used for specific purposes and are not distributable as cash dividends. WOFE was established as foreign-invested enterprise and, therefore, is subject to the above mandated restrictions on distributable profits.

20.      EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per common share for the year ended December 31, 2013 and 2012, respectively:

	For The Years Ended December 31,
	2013	2012

Net income attributable to the common shareholders	$7,704,970	8,312,469

Basic weighted-average common shares outstanding	9,535,161	7,960,662
Effect of dilutive securities	-	-
Diluted weighted-average common shares outstanding	9,535,161	7,960,662

Earnings per share:
Basic	$0.808	$1.044
Diluted	$0.808	$1.044

As of December 31, 2013 and 2012, the Company did not have dilutive securities outstanding.

21.	INCOME TAXES AND TAX RECEIVABLE

Effective January 1, 2008, the New Taxation Law of PRC stipulates that domestically owned enterprises and foreign invested enterprises (the “FIEs”) are subject to a uniform tax rate of 25%. While the New Tax Law equalizes the tax rates for FIEs and domestically owned enterprises, preferential tax treatment may continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, regardless of whether these are domestically-owned enterprises or FIEs. In November 2009, the Jiangsu Province Government issued Su Zheng Ban Fa [2009] No. 132 which  stipulates that Micro-credit companies in Jiangsu Province is subject to preferential tax rate of 12.5%. As a result, the Company is subject to the preferential tax rate of 12.5% for the periods presented. The taxation practice implemented by the tax authority governing the Company is that the Company pays enterprise income taxes at rate of 25% on a quarterly basis, and upon annual tax settlement done by the Company and the tax authority in five (5) months after December 31 the tax authority will refund the Company the excess enterprise income taxes it paid beyond the rate of 12.5%.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions., For the years ended December 31, 2013 and 2012,  the Company had no unrecognized tax benefits.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. The Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income tax receivable/ (payable) is comprised of:

	As of December 31,
	2013	2012

Income tax payable	$(164,806)	$(1,068,050)
Income tax receivable	985,332	1,047,601
Total income tax receivable /(payable), net	$820,526	(20,449)

Income tax payables represented enterprise income tax at a rate of 25% the Company accrued but not paid as of December 31, 2012. And income tax receivable represented the income tax refund the Company will receive from the tax authority in the annual income tax settlement.

Income tax expense is comprised of:

	For The Year Ended December 31,
	2013	2012

Current income tax	$1,360,245	$1,669,546
Deferred income tax	20,027	37,420
Total provision for income taxes	$1,380,272	$1,706,966

The effective tax rate for the years ended December 31, 2013 and 2012 are 15.19% and 17.10%, respectively.

The reconciliation between the effective income tax rate and the PRC statutory income tax rate of 25% is as follows:

	For The Year Ended December 31,
	2013	2012
PRC statutory tax rate	25.00%	25.00%
Effect of preferential income tax rate on loan business	-10.85%	-10.56%
Effect of income tax rate difference in other jurisdiction	1.00%	0.27%
Effect of non-deductible expenses	0.04%	0.14%
Effect of tax policy change *	-	2.25%
Effective tax rate	15.19%	17.10%

*In April 2012 Wujiang Luxiang received a notice from local tax authority, informing us that only income generated from Wujiang Luxiang’s direct loan business was qualified to enjoy a preferential income tax rate of 12.5% under the Jiangsu Document No. 132, but its taxable income arising from Wujiang’s other business such as the guarantee business was still subject to a standard tax rate of 25% for income tax. The local tax authority required Wujiang Luxiang to implement the above-mentioned policy starting with the tax filing for 2011 which was filed in April 2012, and the policy applies to all years thereafter.  The impact of the changed policy on the income tax provision on the issued financial statements of 2011 was $225,445.  However, the underpayment was comparatively minimal as it only accounted for less than 3% of net income of 2011, thus the underpayment of $225,445 was recorded in the financial statements for financial year of 2012. There was no underpayment penalty assessed.

Deferred tax liability arises from government incentive for the purpose of covering the Company’s actual loan losses and ruled that the income tax will be imposed on the subsidy if the purpose is not fulfilled within 5 years after the Company receives the subsidy.  As of December 31, 2013 and 2012, the deferred tax liability amounted to $333,617 and $303,567, respectively.

As of December 31, 2013 and December 31, 2012, the Company intends to permanently reinvest the undistributed earnings from its foreign subsidiaries to fund future operations. The amount of unrecognized deferred tax liabilities for temporary differences related to investments in foreign subsidiaries is not determined because such a determination is not practicable.

22.	RELATED PARTY TRANSACTIONS AND BALANCES

1)  Nature of relationships with related parties

Name	Relationships with the Company
Mr.Xinglin Yao	General Manager of Wujiang Luxiang
Suzhou Dingli Real Estate Co., Ltd.*	A non-controlling shareholder

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A. Loans - Loans repaid from related parties consist of the following:

	For The Year Ended December 31,
	2013	2012
Mr. Xinglin Yao	$-	$237,774

The loans due from Mr. Xinglin Yao carried an annual interest rate of 10.80% and were fully repaid in February 2012.

Interest income derived from above loans to related parties are $nil and $13,199 for the years ended December 31, 2013 and 2012, respectively.

B. Loan guarantee - Loan guarantees provided by related parties

As of December 31, 2012, the amount of short-term bank borrowing of $20,606,791 was guaranteed by Suzhou Dingli Real Estate Co., Ltd, a non-controlling shareholder of the Company.. The related party did not charge commission on the guarantee service.

As of December 31, 2013, the amount of short-term bank borrowing of $16,360,721 was not guaranteed by any guarantors. The guarantee agreement was still under negotiation with the Bank.

23.	CONCENTRATION AND CREDIT RISKS

As of December 31, 2013 and December 31, 2012, the Company held cash of $9,405,865 and $1,588,061, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

No customer accounted for more than 10% of total loan balance as of December 31, 2013 and 2012.

24.	COMMITMENTS AND CONTINGENCIES

1)	Lease Commitments

The Company extended its lease agreement of its principal office for a 5-year period from October 1, 2013 to September 30, 2018.  The following table sets forth the Company’s contractual obligations as of December 31, 2013 in future periods:

Rental payments

2014	$263,237
2015	263,237
2016	263,237
2017	263,237
2018	197,428
Total	1,250,376

2)	Guarantee Commitments

The guarantees will terminate upon payment and/or cancellation of the obligation; however, payments by the Company would be triggered by failure of the guaranteed party to fulfill its obligation covered by the guarantee. Generally, the average guarantee expiration terms ranged within 6 to 12 months and the average percentage of the guarantee amount as security deposit is 10% ~ 20%.

CHINA COMMERCIAL CREDIT, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3)	Contingencies

The Company is involved in various legal actions arising in the ordinary course of its business. As of December 31, 2013, the Company was involved in 25 lawsuits, among which 23 were related to its loan business and 2 were related to guarantee business. The Company brought these lawsuits for the recovery of delinquent balances 15 of these cases with an aggregated claim of $4.6 million have been adjudicated by the court in favor of the Company and these cases are settled or in the process of enforcement. The remaining 10 cases with an aggregated claim of $6.1 million have not been adjudicated by the court yet as of December 31, 2013.

25.	SUBSEQUENT EVENT

Contingencies

During the period from January 1, 2014 to the date of the Company's annual report, the Company brought in two new lawsuits against borrowers, both of which are related to the guarantee business. These two cases with an aggregate claim amount of $0.38 million have not been adjudicated by the court.

As of the date of the Company's annual report, 6 additional cases with an aggregated claim of $3.7 million have been adjudicated by the Court in favor of the Company and these cases are in the process of enforcement. Therefore, currently, there are 6 cases with an aggregate claim of $2.74 million that have not been adjudicated by the court.

Establishment of Pride Information Technology Co., Ltd.

On February 19, 2014, WFOE entered into certain contractual arrangements with Mr. Huichun Qin and Suzhou Pride Information Technology Co. Ltd. (“Pride Online”), a domestic entity established on February 19, 2014 and 100% owned by Mr. Qin.   Pursuant to these contractual arrangements, WFOE will have the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Pride Online, including absolute control rights and the rights to the assets, property and revenue of Pride Online and as a result, approximately 100% of the net income of Pride Online will be paid as a service fee to WFOE.

Pride Online will be operating an online portal (www. pridelendingclub.com) to match prospective borrowers with lenders. As of the date of the Company's annual report, Pride Online is in the beginning stage of testing the online portal and preparing for the launch of the portal and has not generated any revenue yet.

Capital Contribution to Wujiang Luxiang

On February 27, 2014, approximately $5.6 million of the net proceeds raised in the initial public offering (“IPO”) have been approved by local authority to be recognized as an increase of the registered capital of Wujiang Luxiang.

1,750,000 SHARES OF COMMON STOCK
WARRANTS TO PURCHASE 875,000 SHARES OF COMMON STOCK

China Commercial Credit, Inc.

Until           , 2014 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ___, 2014

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$5,075.55
Legal, accounting fees and expenses (1)	$303,000.00
Edgar Filing, printing and engraving fees (1)	$14,000.00
Transfer Agent Fees and Expenses (1)	$1,000.00
Miscellaneous (1)	$76,924.45
Total	$400,000.00

(1) Estimated

ITEM 14.  Indemnification of Directors and Officers

We are a Delaware corporation.  Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent to another corporation or enterprise.

Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its certificate of incorporation or an amendment thereto eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.  Our certificate of incorporation generally provides that we will eliminate or limit the personal liability of our directors to the fullest extent permitted by law.

ITEM 15.  Recent Sales of Unregistered Securities

On December 19, 2011, we issued a total of 540,000 shares of our Common Stock to Regeneration, our initial shareholders, in consideration of the incorporation and advisory services rendered.

On December 19, 2011, we issued a total of 360,000 shares of our Common Stock to Cawston, in consideration of certain advisory services rendered which include preparation for due diligence in connection with this offering and assistance with selection and coordination with legal counsel and auditors in the preparation of this prospectus.

On August 7, 2012, CCC, 16 PRC individuals, each of whom is the sole shareholder of a BVI company and the 16 BVI entities entered into Share Exchange Agreements, as amended. The 16 PRC individuals are the ultimate owners of the Wujiang Shareholders.  Upon consummation of the Share Exchange, these 16 BVI entities received an aggregate of 7,270,920 shares of common stock of CCC.

On August 7, 2012, we issued a total of 829,080 shares of our Common Stock to an aggregate of 13 investors at the purchase price of $0.00128 per share.  We received gross and net proceeds of $1,061 from the private placement.

Between January 1, 2012 and April 1, 2013, we issued a total of 745 shares of Series A preferred stock to an aggregate of 11 investors. We received gross and net proceeds of $372,500 and $279,375, respectively, from this private placement.  All of the Series A preferred stock were converted to shares of common stock upon closing of the company’s initial pubic offering.

Between October 12, 2012 and May 8, 2013, we issued a total of 760 shares of Series B preferred stock to an aggregate of 44 investors. We received gross and net proceeds of $380,000 and $277,500, respectively, from this private placement. All of the Series A preferred stock were converted to shares of common stock upon closing of the company’s initial pubic offering.

In March 2014, we issued a total of 15,769 shares of our Common Stock to Perceptive Programs, LLC in consideration of certain investor relations services rendered.

In April 2014, we issued a total of 150,000 shares of our Common Stock to Beyond Century Overseas Ltd in consideration of certain management consulting and advisory services to be rendered.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) thereof, Regulation D and/or Regulation S promulgated hereunder as a transaction by the Company not involving any public offering, the purchasers met the “accredited investor” criteria and had adequate information about the Company as required by the rules and regulations promulgated under the Securities Act.   These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

ITEM 16.  Exhibits and Financial Statement Schedules

(a). Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit	Description

1.1	Form of Underwriting Agreement**
2.1	Form of Share Exchange Agreement, incorporated herein by reference to Exhibit 2.1 of the draft registration statement on Form DRS filed on February 14, 2013
2.2	Form of Amended Share Exchange Agreement, incorporated herein by reference to Exhibit 2.2 of the registration statement on Form S-1 filed on June 7, 2013
3.1	Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 of the draft registration statement on Form DRS filed on February 14, 2013
3.2	Bylaws of Registrant, incorporated herein by reference to Exhibit 3.2 of the draft registration statement on Form DRS filed on February 14, 2013
3.3	Articles of Association of Wujiang Luxiang Rural Microcredit Co. Ltd., incorporated herein by reference to Exhibit 3.3 of the registration statement on Form S-1/A filed on June 27, 2013
3.4	Certificate of Approval of Wujiang Luxiang Rural Microcredit Co. Ltd., incorporated herein by reference to Exhibit 3.4 of the registration statement on Form S-1 filed on June 7, 2013
3.5	Certificate of Amendment of the Certificate of Incorporation of Registrant , incorporated herein by reference to Exhibit 3.5 of the registration statement on Form S-1/A filed on July 16, 2013
4.1	Form of Representative’s Warrant**
4.2	Form of Investors' Warrant (attached as an exhibit to the form of Warrant Agreement)
4.3	Form of Warrant Agreement*
5.1	Legal Opinion of Ellenoff Grossman & Schole LLP **
10.1
Employment Agreement between China Commercial Credit, Inc. and Huichun Qin dated  August 1, 2012, incorporated herein by reference to Exhibit 10.1 of the registration statement on Form S-1 filed on June 7, 2013

10.2	Form of Exclusive Business Cooperation Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.2 of the draft registration statement on Form DRS filed on February 14, 2013
10.3	Form of Share Pledge Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.3 of the draft registration statement on Form DRS filed on February 14, 2013
10.4	Form of Exclusive Option Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.4 of the draft registration statement on Form DRS filed on February 14, 2013
10.5	Form of Power of Attorney dated September 26, 2012, incorporated herein by reference to Exhibit 10.5 of the draft registration statement on Form DRS filed on February 14, 2013
10.6	Form of Timely Reporting Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.6 of the draft registration statement on Form DRS filed on February 14, 2013
10.7
Form of Subscription Agreement between  China Commercial Credit, Inc. and 13 investors dated August 7, 2012 , incorporated herein by reference to Exhibit 10.7 of the draft registration statement on Form DRS/A filed on April 22, 2013

10.8
Finance Agreement between Wujiang Luxiang Rural Microcredit Co. Ltd. and Agriculture Bank of China , incorporated herein by reference to Exhibit 10.8 of the draft registration statement on Form DRS/A filed on April 22, 2013

10.9	Employment Agreement between China Commercial Credit, Inc. and Long Yi, incorporated herein by reference to Exhibit 10.10 of the registration statement on Form S-1 filed on June 7, 2013
10.10	Form of Lock-up Agreement, incorporated by reference to Exhibit 10.13 of the registration statement on Form S-1/A filed on June 27, 2013
10.11	Exclusive Business Cooperation Agreement dated February 19, 2014, between WFOE and Pride Online*
10.12	Share Pledge Agreement dated February 19, 2014, between WFOE, Huichun Qin and Pride Online*
10.13	Exclusive Option Agreement dated February 19, 2014, between WFOE, Huichun Qin and Pride Online*
10.14	Power of Attorney dated February 19, 2014, between WFOE, Huichun Qin and Pride Online*
10.15	Timely Reporting Agreement dated February 19, 2014, between CCC and Pride Online*
10.16	Form of Cooperation Agreement between Pride Online and the guarantor*
10.17	Form of Loan and Guarantee Contract by and among the guarantor, the borrower, the lender and Pride Online*

Exhibit	Description

21.1	Subsidiaries*
23.1	Consent of Marcum Bernstein & Pinchuk LLP**
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**
23.3	Consent of Dacheng Law offices (included in Exhibit 99.1)**
24.1	Power of Attorney *
99.1	Form of Legal Opinion of Dacheng Law Offices **
99.2
Unofficial English translation of Guidance on  Microcredit Company Pilot (Yin Jian Fa [2008]23)  (the “Circular 23”) issued by the CBRC and the PBOC on May 4, 2008 and effective on May 4, 2008, incorporated herein by reference to Exhibit 99.2 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.3
Unofficial English translation of Opinions on the pilot work for developing the Rural Microcredit Company (Trial) (Su Zheng Ban Fa [2007]142) (the “Jiangsu Document No. 142”) issued by General Office of Jiangsu Province Government promulgated on November 24, 2007, incorporated herein by reference to Exhibit 99.3 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.4
Unofficial English translation of Opinions on Promoting  Fast and Well Development of  Rural Microcredit Company  (Su Zheng Ban Fa [2009]132) (the “Jiangsu Document No. 132”) issued by General Office of Jiangsu Province Government promulgated on November 28, 2009, incorporated herein by reference to Exhibit 99.4 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.5
Unofficial English translation of Opinions Regarding Further Pushing Forward the Reform of Rural Microcredit Company (Su Zheng Ban Fa [2011]8) (the “Jiangsu Document No. 8”) issued by General Office of Jiangsu Province Government on January 27, 2011 and effective on January 27, 2011, incorporated herein by reference to Exhibit 99.5 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.6	Unofficial English translation of Certificate of Approval and Business License of Pride Financial Leasing (Suzhou) Co. Ltd*
99.7	Unofficial English translation of Measures of Administration of Foreign Investment in Financial Leasing Industry*
99.8	Unofficial English translation of Business License of Suzhou Pride Information Technology Co. Ltd*
101.INS ***	XBRL Instance Document
101.SCH ***	XBRL Taxonomy Extension Schema Document
101.CAL ***	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF ***	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB ***	XBRL Taxonomy Extension Label Linkbase Document XBRL
101.PRE ***	Taxonomy Extension Presentation Linkbase Document

*            Previously filed
**          Filed herewith
***       XBRL (Extensible Business Reporting Language) information, which was included in previous filing, is furnished and not filed herewith, is not a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

ITEM 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wujiang, Jiangsu Province, China, on May 7, 2014

CHINA COMMERCIAL CREDIT, INC.

By:	/s/ Huichun Qin
Name:	Huichun Qin
Title:	Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huichun Qin	Chief Executive Officer and Director	May 7, 2014
Huichun Qin	(Principal executive officer)

/s/ Long Yi	Chief Financial Officer	May 7, 2014
Long Yi	(Principal financial officer and principal accounting officer)

*	Director	May 7, 2014
Jianmin Yin

*	Director	May 7, 2014
Jingeng Ling

*	Director	May 7, 2014
Xiangdong Xiao

*	Director	May 7, 2014
John F. Levy

* Signed by Huichun Qin, as attorney-in-fact

INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

1.1	Form of Underwriting Agreement**
2.1	Form of Share Exchange Agreement, incorporated herein by reference to Exhibit 2.1 of the draft registration statement on Form DRS filed on February 14, 2013
2.2	Form of Amended Share Exchange Agreement, incorporated herein by reference to Exhibit 2.2 of the registration statement on Form S-1 filed on June 7, 2013
3.1	Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 of the draft registration statement on Form DRS filed on February 14, 2013
3.2	Bylaws of Registrant, incorporated herein by reference to Exhibit 3.2 of the draft registration statement on Form DRS filed on February 14, 2013
3.3	Articles of Association of Wujiang Luxiang Rural Microcredit Co. Ltd., incorporated herein by reference to Exhibit 3.3 of the registration statement on Form S-1/A filed on June 27, 2013
3.4	Certificate of Approval of Wujiang Luxiang Rural Microcredit Co. Ltd., incorporated herein by reference to Exhibit 3.4 of the registration statement on Form S-1 filed on June 7, 2013
3.5	Certificate of Amendment of the Certificate of Incorporation of Registrant , incorporated herein by reference to Exhibit 3.5 of the registration statement on Form S-1/A filed on July 16, 2013
4.1	Form of Representative’s Warrant**
4.2	Form of Investors' Warrant (attached as an exhibit to the form of Warrant Agreement)
4.3	Form of Warrant Agreement*
5.1	Legal Opinion of Ellenoff Grossman & Schole LLP **
10.1
Employment Agreement between China Commercial Credit, Inc. and Huichun Qin dated  August 1, 2012, incorporated herein by reference to Exhibit 10.1 of the registration statement on Form S-1 filed on June 7, 2013

10.2	Form of Exclusive Business Cooperation Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.2 of the draft registration statement on Form DRS filed on February 14, 2013
10.3	Form of Share Pledge Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.3 of the draft registration statement on Form DRS filed on February 14, 2013
10.4	Form of Exclusive Option Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.4 of the draft registration statement on Form DRS filed on February 14, 2013
10.5	Form of Power of Attorney dated September 26, 2012, incorporated herein by reference to Exhibit 10.5 of the draft registration statement on Form DRS filed on February 14, 2013
10.6	Form of Timely Reporting Agreement dated September 26, 2012, incorporated herein by reference to Exhibit 10.6 of the draft registration statement on Form DRS filed on February 14, 2013
10.7
Form of Subscription Agreement between  China Commercial Credit, Inc. and 13 investors dated August 7, 2012 , incorporated herein by reference to Exhibit 10.7 of the draft registration statement on Form DRS/A filed on April 22, 2013

10.8
Finance Agreement between Wujiang Luxiang Rural Microcredit Co. Ltd. and Agriculture Bank of China , incorporated herein by reference to Exhibit 10.8 of the draft registration statement on Form DRS/A filed on April 22, 2013

10.9	Employment Agreement between China Commercial Credit, Inc. and Long Yi, incorporated herein by reference to Exhibit 10.10 of the registration statement on Form S-1 filed on June 7, 2013
10.10	Form of Lock-up Agreement, incorporated by reference to Exhibit 10.13 of the registration statement on Form S-1/A filed on June 27, 2013
10.11	Exclusive Business Cooperation Agreement dated February 19, 2014, between WFOE and Pride Online*
10.12	Share Pledge Agreement dated February 19, 2014, between WFOE, Huichun Qin and Pride Online*
10.13	Exclusive Option Agreement dated February 19, 2014, between WFOE, Huichun Qin and Pride Online*
10.14	Power of Attorney dated February 19, 2014, between WFOE, Huichun Qin and Pride Online*
10.15	Timely Reporting Agreement dated February 19, 2014, between CCC and Pride Online*
10.16	Form of Cooperation Agreement between Pride Online and the guarantor*
10.17	Form of Loan and Guarantee Contract by and among the guarantor, the borrower, the lender and Pride Online*

Exhibit	Description

21.1	Subsidiaries*
23.1	Consent of Marcum Bernstein & Pinchuk LLP**
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**
23.3	Consent of Dacheng Law offices (included in Exhibit 99.1)**
24.1	Power of Attorney *
99.1	Form of Legal Opinion of Dacheng Law Offices **
99.2
Unofficial English translation of Guidance on  Microcredit Company Pilot (Yin Jian Fa [2008]23)  (the “Circular 23”) issued by the CBRC and the PBOC on May 4, 2008 and effective on May 4, 2008, incorporated herein by reference to Exhibit 99.2 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.3
Unofficial English translation of Opinions on the pilot work for developing the Rural Microcredit Company (Trial) (Su Zheng Ban Fa [2007]142) (the “Jiangsu Document No. 142”) issued by General Office of Jiangsu Province Government promulgated on November 24, 2007, incorporated herein by reference to Exhibit 99.3 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.4
Unofficial English translation of Opinions on Promoting  Fast and Well Development of  Rural Microcredit Company  (Su Zheng Ban Fa [2009]132) (the “Jiangsu Document No. 132”) issued by General Office of Jiangsu Province Government promulgated on November 28, 2009, incorporated herein by reference to Exhibit 99.4 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.5
Unofficial English translation of Opinions Regarding Further Pushing Forward the Reform of Rural Microcredit Company (Su Zheng Ban Fa [2011]8) (the “Jiangsu Document No. 8”) issued by General Office of Jiangsu Province Government on January 27, 2011 and effective on January 27, 2011, incorporated herein by reference to Exhibit 99.5 of the draft registration statement on Form DRS/A filed on April 22, 2013

99.6	Unofficial English translation of Certificate of Approval and Business License of Pride Financial Leasing (Suzhou) Co. Ltd*
99.7	Unofficial English translation of Measures of Administration of Foreign Investment in Financial Leasing Industry*
99.8	Unofficial English translation of Business License of Suzhou Pride Information Technology Co. Ltd*
101.INS ***	XBRL Instance Document
101.SCH ***	XBRL Taxonomy Extension Schema Document
101.CAL ***	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF ***	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB ***	XBRL Taxonomy Extension Label Linkbase Document XBRL
101.PRE ***	Taxonomy Extension Presentation Linkbase Document

*            Previously filed
**          Filed herewith
***       XBRL (Extensible Business Reporting Language) information, which was included in previous filing, is furnished and not filed herewith, is not a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.